Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-219206

GS Finance Corp. $694,000 GS Momentum Builder® Multi-Asset 5 ER Index-Linked Notes due 2025 guaranteed by
The Goldman Sachs Group, Inc.
The notes do not bear interest. The amount that you will be paid on your notes on the stated maturity date (July 28, 2025) is based on the performance of the GS Momentum Builder® Multi-Asset 5 ER Index as measured from the trade date (July 21, 2017) to and including the determination date (July 21, 2025). The return on your notes will be positive if the index level on the determination date is greater than the initial level of the index. If the final index level is less than the initial index level, you will receive the face amount of your notes.
The index measures the extent to which the performance of the selected underlying assets (up to 14 exchange traded funds and a money market position, which provide exposure to equities, fixed income, emerging markets, alternatives, commodities, inflation, and cash equivalent asset classes) outperform the sum of 3-month USD LIBOR plus a daily index fee of 0.50% per annum. The money market position reflects the returns accruing at a rate equal to the federal funds effective rate on a hypothetical investment in a notional overnight money account denominated in U.S. dollars. The index rebalances monthly (and sometimes daily) from among the 15 underlying assets. Each month the index is rebalanced by calculating the combination of underlying assets with the highest return during the prior six months, subject to a (a) limit of 5% on portfolio realized volatility over look-back periods of six months, three months and one month, and (b) maximum weight for each underlying asset and each asset class. Realized volatility is the degree of variation in the daily closing prices or levels of the aggregate of the underlying assets over the applicable look-back period. This results in a portfolio for each of the three look-back periods. The weight of each underlying asset for each monthly rebalancing will equal the average of the weight, if any, of such underlying asset in the three portfolios. During the term of your notes, as a result of monthly rebalancing, the index may include as few as four underlying assets (as few as three ETFs) and may never include some of the underlying assets or asset classes. Because the index measures the performance of the selected underlying assets less the sum of 3-mo-LIBOR plus the fee of 0.50% per annum, the selected underlying assets must outperform 3-mo-LIBOR plus the fee of 0.50% per annum for the index level to increase.
On each index business day the realized volatility of the index for the prior month is calculated and, if it exceeds 6%, the index will be rebalanced for that day (but not for any subsequent index business day) by ratably reallocating a portion of the exposure to the ETFs in the index to the money market position sufficient to reduce the prior month realized volatility to 6%. As a result of a daily rebalancing, the index may not include any ETFs and may allocate its entire exposure to the money market position, the return on which might not exceed 3-mo-LIBOR. Historically, a significant portion of the index exposure has been to the money market position, the return on which has been below 3-mo-LIBOR.
To determine your payment at maturity, we will calculate the index return, which is the percentage increase or decrease in the final index level from the initial index level of 118.10. At maturity, for each $1,000 face amount of your notes you will receive an amount in cash equal to:
●	if the index return is positive (the final index level is greater than the initial index level), the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) 3.40 times (c) the index return; or
•	if the index return is zero or negative (the final index level is equal to or less than the initial index level), $1,000.
You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page S-15.
The estimated value of your notes at the time the terms of your notes are set on the trade date is equal to approximately $963 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your notes, if it makes a market in the notes, see the following page.
Original issue date:	July 28, 2017	Original issue price:	100% of the face amount
Underwriting discount:	3.90% of the face amount[1]	Net proceeds to the issuer:	96.10% of the face amount
1 In addition to the 3.90%, the underwriting discount paid by us also includes a structuring fee of 0.48% of the face amount. See page S-167.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
Goldman Sachs & Co. LLC
Prospectus Supplement No. 1,772 dated July 21, 2017.

The issue price, underwriting discount and net proceeds listed above relate to the notes we sell initially. We may decide to sell additional notes after the date of this prospectus supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in notes will depend in part on the issue price you pay for such notes.
GS Finance Corp. may use this prospectus in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Notes
The estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $963 per $1,000 face amount, which is less than the original issue price.  The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell notes (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your notes at the time of pricing, plus an additional amount (initially equal to $1 per $1,000 face amount).
Prior to July 21, 2018, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through July 20, 2018). On and after July 21, 2018, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models.

About Your Prospectus
The notes are part of the Medium-Term Notes, Series E program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this prospectus supplement and the accompanying documents listed below. This prospectus supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:
•            Prospectus supplement dated July 10, 2017
•            Prospectus dated July 10, 2017
The information in this prospectus supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your notes.

The following is a list of the eligible underlying assets for the index, including the related asset classes, asset class maximum weights and underlying asset maximum weights. The index is more fully described beginning on page S-45 herein.
ASSET CLASS	ASSET CLASS MINIMUM WEIGHT	ASSET CLASS MAXIMUM WEIGHT	ELIGIBLE UNDERLYING ASSET	TICKER	UNDERLYING ASSET MINIMUM WEIGHT	UNDERLYING ASSET MAXIMUM WEIGHT
Equities	0%	50%	SPDR® S&P 500® ETF Trust	SPY	0%	20%
			iShares® MSCI EAFE ETF	EFA	0%	20%
			iShares® MSCI Japan ETF	EWJ	0%	10%
Fixed Income	0%	50%	iShares® 20+ Year Treasury Bond ETF	TLT	0%	20%
			iShares® iBoxx $ Investment Grade Corporate Bond ETF	LQD	0%	20%
			iShares® iBoxx $ High Yield Corporate Bond ETF	HYG	0%	20%
Emerging Markets	0%	25%	iShares® MSCI Emerging Markets ETF	EEM	0%	20%
			iShares® J.P. Morgan USD Emerging Markets Bond ETF	EMB	0%	20%
Alternatives	0%	25%	iShares® U.S. Real Estate ETF	IYR	0%	20%
			Alerian MLP ETF	AMLP	0%	10%
			PowerShares® Senior Loan Portfolio	BKLN	0%	10%
Commodities	0%	25%	PowerShares® DB Commodity Index Tracking Fund	DBC	0%	20%
			SPDR® Gold Trust	GLD	0%	20%
Inflation	0%	25%	iShares® TIPS Bond ETF	TIP	0%	25%
Cash Equivalent	0%	50%*	Money Market Position	N/A	0%	50%*
* With respect to the money market position, the related asset class maximum weight and underlying asset maximum weight limitations do not apply to daily rebalancing and, therefore, as a result of daily rebalancing, the index may allocate its entire exposure to the money market position.

Transaction Summary
GS Momentum Builder® Multi-Asset 5 ER Index-Linked Notes due 2025
The below is only a brief summary of the terms of your notes. You should read the detailed description thereof in “Summary Information” on page S-10 and in “Specific Terms of Your Notes” on page S-39 as well as the accompanying prospectus supplement and accompanying prospectus.
INVESTMENT THESIS

For investors who:
•
seek the opportunity to achieve a return at maturity based on the performance of an index that attempts to track the positive price momentum in certain eligible underlying assets by varying exposure to those eligible underlying assets, subject to limitations on volatility and a maximum weight for each underlying asset and each asset class.

•	understand that the eligible underlying assets provide exposure to equities, fixed income, emerging markets, alternatives, commodities, inflation, and cash equivalent asset classes.
•	seek to have their principal returned after a period of 96 months.
•	believe the index will increase during the period from the trade date to the determination date.
•	are willing to receive only their principal back at maturity if the index return is less than or equal to zero.
The index may include as few as four underlying assets (as few as three ETFs) and may not include some of the underlying assets or assets classes during the entire term of your notes. Historically, a significant portion of the index exposure has been to the money market position, the return of which has been below 3-month USD LIBOR.
PAYOUT DESCRIPTION

At maturity, for each $1,000 face amount of your notes, you will receive an amount in cash equal to:
•	if the index return is positive (the final index level is greater than the initial index level), the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) 3.40 times (c) the index return; or
•	if the index return is zero or negative (the final index level is equal to or less than the initial index level), $1,000.

Transaction Summary
GS Momentum Builder® Multi-Asset 5 ER Index-Linked Notes due 2025
THE INDEX

The GS Momentum Builder® Multi-Asset 5 ER Index (the index) measures the extent to which the performance of the exchange traded funds and money market position included in the index outperform the notional interest rate, which is a rate equal to 3-month USD LIBOR, plus a daily index maintenance fee of 0.50% per annum. The money market position reflects the returns accruing to a hypothetical investor from an investment in a notional overnight money account denominated in U.S. dollars that accrues interest at a rate equal to the federal funds effective rate. The index rebalances monthly (and sometimes daily) from among 15 underlying assets that provide exposure to assets that have been categorized in the following asset classes: equities; fixed income; emerging markets; alternatives; commodities; inflation; and cash equivalent. The index attempts to track the positive price momentum in the underlying assets, subject to limitations on volatility and a maximum weight for each underlying asset and each asset class, each as described below.
Features of the index include:
•	monthly rebalancing based on the combination of underlying assets that would have provided the highest historical return during a return look-back period comprised of the prior six months, subject to:
o
a limit of 5% on the degree of variation in the daily closing prices or closing level, as applicable, of the aggregate of such underlying assets over three different realized volatility look-back periods (the prior six months, three months and one month); and

o	a maximum weight for each underlying asset and each asset class; and
•
the potential for daily rebalancing into the money market position, based on whether the realized volatility of the underlying assets comprising the index exceeds the volatility cap of 6% for the applicable volatility cap period (the prior one month).

Analyzing realized volatility over three look-back periods results in a portfolio for each look-back period and the weight of each underlying asset for each monthly rebalancing will equal the average of the weights of such underlying asset in the three portfolios. Monthly rebalancing will be implemented over a base index rebalancing period comprised of five base index rebalancing days, which are the first five index business days of each calendar month beginning on, and including, the base index observation day (the first index business day of each month), subject to adjustment.
The value of the index is calculated on each index business day by reference to the performance of the total return index value net of the sum of the return on the notional interest rate in effect at that time plus the daily index maintenance fee of 0.50% per annum. Any cash dividend paid on an index ETF is deemed to be reinvested in such index ETF and subject to subsequent changes in the value of the index ETF. In addition, any interest accrued on the money market position is similarly deemed to be reinvested on a daily basis in such money market position and subject to subsequent changes in the federal funds effective rate. The total return index value on each index business day is calculated by reference to the weighted performance of:
•
the base index, which is the weighted combination of underlying assets that comprise the index at the applicable time as a result of the most recent monthly base index rebalancing (whether partially or fully implemented); and

•	any additional exposure to the money market position resulting from any daily total return index rebalancing that day.
The underlying assets that comprise the base index as the result of the most recent monthly base index rebalancing may include a combination of ETFs and the money market position, or solely ETFs. A daily total return index rebalancing will occur on a daily total return index rebalancing day, which is any index business day, if the realized volatility of the base index exceeds the volatility cap of 6% for the volatility cap period applicable to such daily total return index rebalancing day. As a result of a daily total return index rebalancing, the index will have exposure to the money market position even if the base index has no such exposure resulting from its most recent monthly base index rebalancing.
For the purpose of this prospectus supplement:
•	an “eligible underlying asset” is one of the ETFs or the money market position that is eligible for inclusion in the index on a monthly base index observation day;
•
an “eligible ETF” is one of the ETFs that is eligible for inclusion in the index on a monthly base index observation day (when we refer to an “ETF” we mean an exchange traded fund, which for purposes of this prospectus supplement includes the following exchange traded products:  SPDR® S&P 500® ETF Trust, PowerShares® DB Commodity Index Tracking Fund and SPDR® Gold Trust);

•	an “index underlying asset” is an eligible underlying asset with a non-zero weighting on any index business day;
•	an “index ETF” is an ETF that is an eligible ETF with a non-zero weighting on any index business day; and
•	an “index business day” is a day on which the New York Stock Exchange is open for its regular trading session on such day.
TERMS

Issuer	GS Finance Corp.
Guarantor	The Goldman Sachs Group, Inc.
Index	GS Momentum Builder® Multi-Asset 5 ER Index
Face Amount	$694,000 in the aggregate; each note will have a face amount of $1,000
Trade Date	July 21, 2017
Settlement Date	July 28, 2017
Determination Date	July 21, 2025
Stated Maturity Date	July 28, 2025
Initial Index Level	118.10
Final Index Level	The closing level of the index on the determination date
Upside Participation Rate	340.00%
Index Return	The quotient of (i) the final index level minus the initial index level divided by (ii) the initial index level, expressed as a percentage
CUSIP / ISIN	40054LKV5 / US40054LKV52

Transaction Summary
GS Momentum Builder® Multi-Asset 5 ER Index-Linked Notes due 2025
HYPOTHETICAL EXAMPLES

The following table is provided for purposes of illustration only. It should not be taken as an indication or prediction of future investment results and is intended merely to illustrate the impact that various hypothetical closing levels of the index on the determination date could have on the payment at maturity assuming all other variables remain constant. The actual performance of the index over the life of your notes, particularly on the determination date, as well as the amount payable on the stated maturity date, may bear little relation to the hypothetical examples shown below or on page S-12 or to the historical levels of the index shown elsewhere in this prospectus supplement. You should also refer to the historical index performance information and hypothetical performance data beginning on page S-55 of this prospectus supplement.
Hypothetical Final Index Level (as a Percentage of the Initial Index Level)	Hypothetical Cash Settlement Amount (as a Percentage of Face Amount)
175.00%	355.00%
150.00%	270.00%
140.00%	236.00%
130.00%	202.00%
120.00%	168.00%
110.00%	134.00%
100.00%	100.00%
90.00%	100.00%
75.00%	100.00%
50.00%	100.00%
25.00%	100.00%
0.00%	100.00%

Transaction Summary GS Momentum Builder® Multi-Asset 5 ER Index-Linked Notes due 2025
REBALANCING

Transaction Summary
GS Momentum Builder® Multi-Asset 5 ER Index-Linked Notes due 2025
Historical Information and Hypothetical Data

The following chart and table provide a comparison between the index (using historical information and hypothetical data, as explained below) and certain asset classes (in each case, represented by a benchmark ETF or a benchmark index) from December 3, 2007 to July 21, 2017. Benchmark ETF data and benchmark index data is based on the historical levels of the benchmark ETFs and benchmark indices, respectively. The historical index information from December 17, 2013 (the index launch date) to July 21, 2017 reflects the actual performance of the index. (In the chart, this historical index information can be found to the right of the vertical solid line marker.)  The hypothetical index data from March 3, 2011 to December 16, 2013 is based on the historical levels of the eligible underlying assets using the same methodology that is used to calculate the index. Hypothetical index data for the period from December 3, 2007 through March 2, 2011 was calculated using the same methodology that is used to calculate the index, provided that a proxy was used for the following eligible ETFs, in each case for the period of time that such eligible ETF was not in existence:  iShares® J.P. Morgan USD Emerging Markets Bond ETF (not in existence prior to December 19, 2007), Alerian MLP ETF (not in existence prior to August 25, 2010) and PowerShares® Senior Loan Portfolio (not in existence prior to March 3, 2011). As a result, due to the varying weights of the eligible ETFs and proxies, at any time during this period as much as 100% of the hypothetical index performance data was derived from proxy data. Please note that the benchmark ETFs and benchmark indices that are used to represent asset classes for purposes of the following table and chart may not be eligible underlying assets for purposes of the index and in some cases differ from the eligible underlying assets that are used to represent asset classes with the same or similar titles for purposes of the index. You should not take the historical index information, hypothetical index data or historical benchmark ETF and benchmark index data as an indication of the future performance of the index.
Performance Since December 2007
As of 7/21/2017	GS Momentum Builder® Multi Asset 5 ER Index (GSMBMA5)	US Bonds (AGG)	Global Equities (MSCI ACWI Excess Return Index)	Commodities (S&P GSCI Excess Return Index)	US Real Estate (IYR)
Effective Performance (1 Month)	1.92%	0.06%	2.45%	5.50%	0.43%
Effective Performance (6 Month)	4.91%	2.24%	11.56%	-10.01%	4.57%
Annualized* Performance (since December 2007)	5.27%	3.47%	3.44%	-11.92%	5.58%
Annualized* Realized Volatility (since December 2007)**	5.23%	5.20%	17.49%	23.88%	33.45%
Return over Risk (since December 2007)***	1.01	0.67	0.20	-0.50	0.17
Maximum Peak-to-Trough Drawdown****	-11.05%	-13.19%	-58.27%	-83.19%	-68.32%
*           Calculated on a per annum percentage basis.
**         Calculated on the same basis as realized volatility used in calculating the index.
***      Calculated by dividing the annualized performance by the annualized realized volatility since December 3, 2007.
****     The largest percentage decline experienced in the relevant measure from a previously occurring maximum level.

Transaction Summary

GS Momentum Builder® Multi-Asset 5 ER Index-Linked Notes due 2025
The following chart, which is based on historical information and hypothetical data, sets forth the monthly allocation on each base index observation day between each asset class from December 3, 2007 to July 3, 2017, with each bar representing a month. The historical index information from December 17, 2013 (the index launch date) to July 3, 2017 reflects the actual performance of the index. (In the chart, this historical information can be found to the right of the vertical solid line marker.)  The hypothetical index data from March 3, 2011 to December 16, 2013 is based on the historical levels of the eligible underlying assets using the same methodology that is used to calculate the index. Hypothetical index data for the period from December 3, 2007 through March 2, 2011 was calculated using the same methodology that is used to calculate the index, provided that a proxy was used for the following eligible ETFs, in each case for the period of time that such eligible underlying asset was not in existence:  iShares® J.P. Morgan USD Emerging Markets Bond ETF (not in existence prior to December 19, 2007), Alerian MLP ETF (not in existence prior to August 25, 2010) and PowerShares® Senior Loan Portfolio (not in existence prior to March 3, 2011). As a result, due to the varying weights of the eligible underlying assets and proxies, at any time during this period as much as 100% of the hypothetical index performance data was derived from proxy data. You should not take the historical index information or hypothetical index data as an indication of the future performance of the index.

RISKS

Please read the section entitled “Additional Risk Factors Specific to Your Notes” beginning on page S-15 of this prospectus supplement as well as the risks and considerations described in the accompanying prospectus dated July 10, 2017 and the accompanying prospectus supplement dated July 10, 2017.

SUMMARY INFORMATION

We refer to the notes we are offering by this prospectus supplement as the “offered notes” or the “notes”. Each of the offered notes has the terms described below and under “Specific Terms of Your Notes” on page S-39. Please note that in this prospectus supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated July 10, 2017, and  references to the “accompanying prospectus supplement” mean the accompanying prospectus supplement, dated July 10, 2017, for Medium-Term Notes, Series E, in each case of GS Finance Corp. and The Goldman Sachs Group, Inc. References to the “indenture” in this prospectus supplement mean the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

Key Terms
Issuer: GS Finance Corp.
Guarantor: The Goldman Sachs Group, Inc.
Index:  GS Momentum Builder® Multi-Asset 5 ER Index (Bloomberg symbol, “GSMBMA5 Index”), as published by the index sponsor (including any index calculation agent acting on the index sponsor’s behalf); see “The Index” on page S-45. Additional information about the index, including the index methodology, which may be amended from time to time, is available at the following website: solactive.com/indexing-en/indices/complex/. We are not incorporating by reference the website or any material it includes in this prospectus supplement
Index calculation agent:  Solactive AG
Index sponsor: Goldman Sachs & Co. LLC (“GS&Co.”)
Specified currency: U.S. dollars (“$”)
Face amount:  each note will have a face amount of $1,000; $694,000 in the aggregate for all the offered notes; the aggregate face amount of the offered notes may be increased if the issuer, at its sole option, decides to sell an additional amount of the offered notes on a date subsequent to the date of this prospectus supplement
Denominations:  $1,000 and integral multiples of $1,000 in excess thereof
Purchase at amount other than face amount:  the amount we will pay you at the stated maturity date for your notes will not be adjusted based on the issue price you pay for your notes, so if you acquire notes at a premium (or discount) to face amount and hold them to the stated maturity date, it could affect your investment in a number of ways. The return on your investment in such notes will be lower (or higher) than it would have been had you purchased the notes at face amount. See “Additional Risk Factors Specific to Your Notes — If You Purchase Your Notes at a Premium to Face Amount, the Return on Your Investment Will Be Lower Than the Return on Notes Purchased at Face Amount and the Impact of Certain Key Terms of the Notes Will Be Negatively Affected” on page S-17 of this prospectus supplement
Supplemental discussion of U.S. federal income tax consequences: the notes will be treated as debt instruments subject to the special rules governing contingent payment debt instruments for U.S. federal income tax purposes. Under this treatment, it is the opinion of Sidley Austin llp that if you are a U.S. individual or taxable entity, you generally should be required to pay taxes on ordinary income from the notes over their term based on the comparable yield for the notes. In addition, any gain you may recognize on the sale, exchange or maturity of the notes will be taxed as ordinary interest income.
Cash settlement amount (on the stated maturity date):  for each $1,000 face amount of notes, we will pay you on the stated maturity date an amount in cash equal to:
•	if the index return is positive, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the upside participation rate times (c) the index return; or
•	if the index return is zero or negative, $1,000.
Initial index level:  118.10
Final index level: the closing level of the index on the determination date, except in the limited circumstances described under “Specific Terms of Your Notes — Payment of Principal on Stated Maturity Date — Consequences of a Non-Trading

Day” on page S-40 and subject to adjustment as provided under “Specific Terms of Your Notes — Payment of Principal on Stated Maturity Date — Discontinuance or Modification of the Index” on page S-41
Closing level of the index: the official closing level of the index or any successor index published by the index sponsor (including any index calculation agent acting on the index sponsor’s behalf) on any trading day for the index
Index return: the quotient of (i) the final index level minus the initial index level divided by (ii) the initial index level, expressed as a positive or negative percentage
Upside participation rate:  340.00%
Trade date:  July 21, 2017
Original issue date (settlement date):  July 28, 2017
Stated maturity date:  July 28, 2025, subject to postponement as described under “Specific Terms of Your Notes — Payment of Principal on Stated Maturity Date — Stated Maturity Date” on page S-40
Determination date:  July 21, 2025, subject to adjustment as described under “Specific Terms of Your Notes — Payment of Principal on Stated Maturity Date — Determination Date” on page S-40
No interest:  the notes do not bear interest
No listing:  the notes will not be listed on any securities exchange or interdealer market quotation system
No redemption:  the notes will not be subject to redemption right or price dependent redemption right
Note calculation agent:  GS&Co.
Business day:  as described under “Specific Terms of Your Notes — Special Calculation Provisions — Business Day” on page S-42
Trading day:  as described under “Specific Terms of Your Notes — Special Calculation Provisions — Trading Day” on page S-42
CUSIP no.:  40054LKV5

ISIN no.: US40054LKV52
FDIC: the notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank

HYPOTHETICAL EXAMPLES
The following table, examples and chart are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that the various hypothetical index levels on the determination date could have on the cash settlement amount at maturity assuming all other variables remain constant.
The examples below are based on a range of index levels that are entirely hypothetical; no one can predict what the index level will be on any day throughout the life of your notes, and no one can predict what the final index level will be on the determination date. The index has been highly volatile in the past — meaning that the index level has changed considerably in relatively short periods — and its performance cannot be predicted for any future period.
The information in the following examples reflects hypothetical rates of return on the offered notes assuming that they are purchased on the original issue date at the face amount and held to the stated maturity date. If you sell your notes in a secondary market prior to the maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples shown below such as the volatility of the index, the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. In addition, the estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by GS&Co.) is less than the original issue price of your notes. For more information on the estimated value of your notes, see “Additional Risk Factors Specific to Your Notes — The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes” on page S-15 of this prospectus supplement. The information in the examples also reflects the key terms and assumptions in the box below.
Key Terms and Assumptions
Face amount	$1,000
Upside participation rate	340.00%
No non-trading day occurs on the originally scheduled determination date
No change in or affecting any of the eligible underlying assets or the method by which the index sponsor calculates the index
Notes purchased on original issue date and held to the stated maturity date
For these reasons, the actual performance of the index over the life of your notes, as well as the amount payable at maturity may bear little relation to the hypothetical examples shown below or to the historical index performance information or hypothetical performance data shown elsewhere in this prospectus supplement. For information about the historical index performance levels and hypothetical performance data of the index during recent periods, see “The Index — Daily Closing Levels of the Index” on page S-56. Before investing in the offered notes, you should consult publicly available information to determine the level of the index between the date of this prospectus supplement and the date of your purchase of the offered notes.
Any rate of return you may earn on an investment in the notes may be lower than that which you could earn on a comparable investment in the index underlying assets.
Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the index ETFs.
The levels in the left column of the table below represent hypothetical final index levels and are expressed as percentages of the initial index level. The amounts in the right column represent the hypothetical cash settlement amounts, based on the corresponding hypothetical final index level (expressed as a percentage of the initial index level), and are expressed as percentages of the face amount of a note (rounded to the nearest one-hundredth of a percent). Thus, a hypothetical cash settlement amount of 100.00% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding face amount of the offered notes on the stated maturity date would equal 100.00% of the face amount of a note, based on the corresponding hypothetical final index level (expressed as a percentage of the initial index level) and the assumptions noted above.

Hypothetical Final Index Level (as Percentage of Initial Index Level)	Hypothetical Cash Settlement Amount (as Percentage of Face Amount)
175.00%	355.00%
150.00%	270.00%
140.00%	236.00%
130.00%	202.00%
120.00%	168.00%
110.00%	134.00%
100.00%	100.00%
90.00%	100.00%
75.00%	100.00%
50.00%	100.00%
25.00%	100.00%
0.00%	100.00%

If, for example, the final index level were determined to be 25.00% of the initial index level, the cash settlement amount that we would deliver on your notes at maturity would be 100.00% of the face amount of your notes, as shown in the table above. As a result, if you purchased your notes on the original issue date and held them to the stated maturity date, you would receive no return on your investment.
The following chart also shows a graphical illustration of the hypothetical cash settlement amounts (expressed as a percentage of the face amount of your notes) that we would pay on your notes on the stated maturity date, if the final index level (expressed as a percentage of the initial index level) were any of the hypothetical levels shown on the horizontal axis. The chart shows that any hypothetical final index level (expressed as a percentage of the initial index level) of less than 100.00% (the section left of the 100.00% marker on the horizontal axis) would result in a hypothetical cash settlement amount of 100.00% of the face amount of your notes.

The cash settlement amounts shown above are entirely hypothetical; they are based on closing levels of the index that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your notes on the stated maturity date or at any other time, including any time you may wish to sell your notes, may bear little relation to the hypothetical cash settlement amounts shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered notes. The hypothetical cash settlement amounts on notes held to the stated maturity date in the examples above assume you purchased your notes at their face amount and have not been adjusted to reflect the actual issue price you pay for your notes. The return on your investment (whether positive or negative) in your notes will be affected by the amount you pay for your notes. If you purchase your notes for a price other than the face amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Additional Risk Factors Specific to Your Notes — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” on page S-17.
Payments on the notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the notes are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the notes or the U.S. federal income tax treatment of the notes, as described elsewhere in this prospectus supplement.

We cannot predict the actual final index level or what the market value of your notes will be on any particular trading day, nor can we predict the relationship between the index level and the market value of your notes at any time prior to the stated maturity date. The actual amount that you will receive at maturity and the rate of return on the offered notes will depend on the actual final index level as determined by the note calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your notes on the stated maturity date may be very different from the information reflected in the examples above.

ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

An investment in your notes is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus and in the accompanying prospectus supplement. You should carefully review these risks and considerations as well as the terms of the notes described herein and in the accompanying prospectus and the accompanying prospectus supplement.  Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in any eligible underlying asset or the assets held by any eligible ETF or in notes that bear interest at the notional interest rate or the federal funds effective rate. You should carefully consider whether the offered notes are suited to your particular circumstances.
Although we have classified the risks described below into three categories (general risks, risks related to the index and risks related to the eligible ETFs), the order in which these categories are presented is not intended to signify any decreasing (or increasing) significance of these risks. You should read all of the risks described below and in the accompanying prospectus supplement and the accompanying prospectus.

General Risks
The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes
The original issue price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the trade date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date is set forth above under “Estimated Value of Your Notes”; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Notes”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Notes”. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.
In estimating the value of your notes as of the time the terms of your notes are set on the trade date, as disclosed above under “Estimated Value of Your Notes”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.
The difference between the estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.
In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).
Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “— Your Notes May Not Have an Active Trading Market” below.
The Underwriting Discount and Commissions, Including the Structuring Fee, and Other Expenses, Result in Less Favorable Economic Terms of the Notes and Could Adversely Affect Any Secondary Market Price for the Notes
The economic terms of the notes, as well as the difference between the estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price, take into consideration, among other expenses, the underwriting discount and commissions, including the structuring fee, paid in connection with the notes. Therefore, the economic terms of the notes are less favorable to you than they would have been if these expenses had not been paid or had been lower. Further, the price, if any, at which GS&Co. will buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do) at any time will reflect, among other things, the economic terms of the notes. Therefore, the secondary market price for the notes could also be adversely affected by the underwriting discount and commissions, including the structuring fee, and other expenses paid in connection with the notes. See “The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes” above.
The Notes Are Subject to the Credit Risk of the Issuer and the Guarantor
Although the return on the notes will be based on the performance of the index, the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the notes. The notes are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series E Program — How the Notes Rank Against Other Debt” on page S-4 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 42 of the accompanying prospectus.
You May Receive Only the Face Amount of Your Notes at Maturity
If the index return is zero or negative on the determination date, the return on your notes will be limited to the face amount.
Even if the amount paid on your notes at maturity exceeds the face amount of your notes, the overall return you earn on your notes may be less than you would have earned by investing in a note with the same stated maturity that bears interest at the prevailing market rate.
The Amount Payable on Your Notes Is Not Linked to the Level of the Index at Any Time Other than the Determination Date
The final index level will be based on the closing level of the index on the determination date (subject to adjustment as described elsewhere in this prospectus supplement). Therefore, if the closing level of the index dropped precipitously on the determination date, the cash settlement amount for your notes may be significantly less than it would have been had the cash settlement amount been linked to the closing level of the index prior to such drop in the level of the index. Although the actual level of the index on the stated maturity date or at other times during the life of your notes may be higher than the final index level, you will not benefit from the closing level of the index at any time other than on the determination date.
Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.
Your Notes Do Not Bear Interest
You will not receive any interest payments on your notes. As a result, even if the cash settlement amount payable on your notes on the stated maturity date exceeds the face amount of your notes, the overall return you earn on your notes may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors
When we refer to the market value of your notes, we mean the value that you could receive for your notes if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your notes, including:
•	the level of the index, including the initial index level;
•
the volatility — i.e., the frequency and magnitude of changes — in the level of the index (even though the index attempts to limit volatility with monthly and potentially daily rebalancing), the eligible underlying assets and the assets that comprise the eligible ETFs;

•	the market prices of the eligible ETFs;
•	3-month USD LIBOR;
•	the federal funds effective rate;
•	economic, financial, regulatory, political, military and other events that affect markets generally and the assets held by the eligible ETFs, and which may affect the closing levels of the index;
•	other interest rates and yield rates in the market;
•	the time remaining until your notes mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc., or changes in other credit measures.

These factors, and many other factors, will influence the price you will receive if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes before maturity, you may receive less than the face amount of your notes.
You cannot predict the future performance of the index based on its historical performance or on any hypothetical performance data. The actual performance of the index over the life of the notes, as well as the cash settlement amount payable on the stated maturity date, may bear little or no relation to the historical index performance information, hypothetical performance data or hypothetical return examples shown elsewhere in this prospectus supplement.
If You Purchase Your Notes at a Premium to Face Amount, the Return on Your Investment Will Be Lower Than the Return on Notes Purchased at Face Amount and the Impact of Certain Key Terms of the Notes Will Be Negatively Affected
The cash settlement amount will not be adjusted based on the issue price you pay for the notes. If you purchase notes at a price that differs from the face amount of the notes, then the return on your investment in such notes held to the stated maturity date will differ from, and may be substantially less than, the return on notes purchased at face amount. If you purchase your notes at a premium to face amount and hold them to the stated maturity date, the return on your investment in the notes will be lower than it would have been had you purchased the notes at face amount or a discount to face amount.
Anticipated Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Notes and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes
Goldman Sachs expects to hedge our obligations under the notes by purchasing listed or over-the-counter options, futures and/or other instruments linked to the index and the eligible underlying assets. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the index, the eligible underlying assets, 3-month USD LIBOR or assets held by the eligible ETFs, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your notes. Alternatively, Goldman Sachs may hedge all or part of our obligations under the notes with unaffiliated distributors of the notes which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other index-linked notes whose returns are linked to the index, the eligible underlying assets, 3-month USD LIBOR or assets held by the eligible ETFs.
In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the notes or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the notes; hedging the exposure of Goldman Sachs to the notes including any interest in the notes that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the notes.
Any of these hedging or other activities may adversely affect the levels of the index — directly or indirectly by affecting the price of the eligible underlying assets — and therefore the market value of your notes and the amount we will pay on your notes, if any, at maturity. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the notes. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the notes, and may receive substantial returns on hedging or other activities while the value of your notes declines. In addition, if the distributor from which you purchase notes is to conduct hedging activities in connection with the notes, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the notes to you in addition to the compensation they would receive for the sale of the notes.
Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Notes
Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your notes, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the notes.
Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your notes, or similar or linked to the index or the eligible underlying assets. Investors in the notes should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the notes for liquidity, research coverage or otherwise.
Goldman Sachs’ Market-Making Activities Could Negatively Impact Investors in the Notes
Goldman Sachs actively makes markets in and trades financial instruments for its own account (primarily as a market maker) and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. Goldman Sachs’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which Goldman Sachs takes positions, or expects to take positions, include securities and instruments of the index or the eligible underlying assets, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated. Market making is an activity where Goldman Sachs buys and sells on behalf of customers, or for its own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that Goldman Sachs will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the notes.
If Goldman Sachs becomes a holder of any eligible underlying asset in its capacity as a market-maker or otherwise, any actions that it takes in its capacity as securityholder, including voting or provision of consents, will not necessarily be aligned with, and may be inconsistent with, the interests of investors in the notes.
You Should Expect That Goldman Sachs Personnel Will Take Research Positions, or Otherwise Make Recommendations, Provide Investment Advice or Market Color or Encourage Trading Strategies That Might Negatively Impact Investors in the Notes
Goldman Sachs and its personnel, including its sales and trading, investment research and investment management personnel, regularly make investment recommendations, provide market color or trading ideas, or publish or express independent views in respect of a wide range of markets, issuers, securities and instruments. They regularly implement, or recommend to clients that they implement, various investment strategies relating to these markets, issuers, securities and instruments. These strategies include, for example, buying or selling credit protection against a default or other event involving an issuer or financial instrument. Any of these recommendations and views may be negative with respect to the index or the eligible underlying assets or other securities or instruments similar to or linked to the foregoing or result in trading strategies that have a negative impact on the market for any such securities or instruments, particularly in illiquid markets. In addition, you should expect that personnel in the trading and investing businesses of Goldman Sachs will have or develop independent views of the index or the eligible underlying assets, the relevant industry or other market trends, which may not be aligned with the views and objectives of investors in the notes.
Goldman Sachs Regularly Provides Services to, or Otherwise Has Business Relationships with, a Broad Client Base, Which May Include the Sponsors of the Index or the Eligible ETFs or Other Entities That Are Involved in the Transaction
Goldman Sachs regularly provides financial advisory, investment advisory and transactional services to a substantial and diversified client base, and you should assume that Goldman Sachs will, at present or in the future, provide such services or otherwise engage in transactions with, among others, the sponsors of the index or the eligible ETFs, or transact in securities or instruments or with parties that are directly or indirectly related to the foregoing. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. You should expect that Goldman Sachs, in providing such services, engaging in such transactions, or acting for its own account, may take actions that have direct or indirect effects on the index or the eligible ETFs, as applicable, and that such actions could be adverse to the interests of investors in the notes. In addition, in connection with these activities, certain Goldman Sachs personnel may have access to confidential material non-public information about these parties that would not be disclosed to Goldman Sachs employees that were not working on such transactions as Goldman Sachs has established internal information barriers that are designed to preserve the confidentiality of non-public information. Therefore, any such confidential material non-public information would not be shared with Goldman Sachs employees involved in structuring, selling or making markets in the notes or with investors in the notes.
In this offering, as well as in all other circumstances in which Goldman Sachs receives any fees or other compensation in any form relating to services provided to or transactions with any other party, no accounting, offset or payment in respect of the notes will be required or made; Goldman Sachs will be entitled to retain all such fees and other amounts, and no fees or other compensation payable by any party or indirectly by holders of the notes will be reduced by reason of receipt by Goldman Sachs of any such other fees or other amounts.
The Offering of the Notes May Reduce an Existing Exposure of Goldman Sachs or Facilitate a Transaction or Position That Serves the Objectives of Goldman Sachs or Other Parties
A completed offering may reduce Goldman Sachs’ existing exposure to the index or the eligible underlying assets, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated, including exposure gained through hedging transactions in anticipation of this offering. An offering of notes will effectively transfer a portion of Goldman Sachs’ exposure (and indirectly transfer the exposure of Goldman Sachs’ hedging or other counterparties) to investors in the notes.
The terms of the offering (including the selection of the index or the eligible underlying assets, and the establishment of other transaction terms) may have been selected in order to serve the investment or other objectives of Goldman Sachs or another client or counterparty of Goldman Sachs. In such a case, Goldman Sachs would typically receive the input of other parties that are involved in or otherwise have an interest in the offering, transactions hedged by the offering, or related transactions. The incentives of these other parties would normally differ from and in many cases be contrary to those of investors in the notes.
Other Investors in the Notes May Not Have the Same Interests as You
Other investors in the notes are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders or in making requests or recommendations to Goldman Sachs as to the establishment of other transaction terms. The interests of other investors may, in some circumstances, be adverse to your interests. For example, certain investors may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your notes, the index or the eligible underlying assets or other similar securities, which may adversely impact the market for or value of your notes.
You Have No Shareholder Rights or Rights to Receive Any Shares or Units of Any Eligible ETF, or Any Assets Held by Any Eligible ETF or the Money Market Position
Investing in the notes will not make you a holder of any shares or units of any eligible ETF or any asset held by any eligible ETF or the money market position. Investing in the notes will not cause you to have any voting rights, any rights to receive dividends or other distributions or any other rights with respect to any eligible ETF, the assets held by any eligible ETF or the money market position. Your notes will be paid in cash, and you will have no rights to receive delivery of any shares or units of any eligible ETF or the assets held by any eligible ETF.
The Note Calculation Agent Will Have the Authority to Make Determinations That Could Affect the Market Value of Your Notes, When Your Notes Mature and the Amount You Receive at Maturity
As of the date of this prospectus supplement, we have appointed GS&Co. as the note calculation agent. As note calculation agent, GS&Co. will make all determinations regarding: the initial index level; the final index level on the determination date, which we will use to determine the amount we must pay on the stated maturity date; whether to postpone the determination date because of a non-trading day; the determination date; the stated maturity date; business days; trading days; the default amount and any amount payable on your notes. See “Specific Terms of Your Notes” below. The note calculation agent also has discretion in making certain adjustments relating to a discontinuation or modification of the index. See “Specific Terms of Your Notes — Payment of Principal on Stated Maturity Date — Discontinuance or Modification of the Index” below. The exercise of this discretion by GS&Co. could adversely affect the value of your notes and may present GS&Co. with a conflict of interest. We may change the note calculation agent at any time without notice and GS&Co. may resign as note calculation agent at any time upon 60 days’ written notice to GS Finance Corp..
Your Notes May Not Have an Active Trading Market
Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.
The Note Calculation Agent Can Postpone the Determination Date if a Non-Trading Day Occurs
If the note calculation agent determines that, on a day that would otherwise be the determination date, such day is not a trading day for the index, the determination date will be postponed until the first following trading day, subject to limitation on postponement as described under “Specific Terms of Your Notes — Payment of Principal on Stated Maturity Date — Determination Date” on page S-40. If the determination date is postponed to the last possible day and such day is not a trading day, that day will nevertheless be the determination date. In such a case, the note calculation agent will determine the final index level based on the procedures described under “Specific Terms of Your Notes — Payment of Principal on Stated Maturity Date — Consequences of a Non-Trading Day” on page S-40 of this prospectus supplement.
We May Sell an Additional Aggregate Face Amount of the Notes at a Different Issue Price
At our sole option, we may decide to sell an additional aggregate face amount of the notes subsequent to the date of this prospectus supplement. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this prospectus supplement.
Certain Considerations for Insurance Companies and Employee Benefit Plans
Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered notes. This is discussed in more detail under “Employee Retirement Income Security Act” on page    S-166 of this prospectus supplement.
Your Notes Will Be Treated as Debt Instruments Subject to Special Rules Governing Contingent Payment Debt Instruments for U.S. Federal Income Tax Purposes
The notes will be treated as debt instruments subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes. If you are a U.S. individual or taxable entity, you generally will be required to pay taxes on ordinary income from the notes over their term based on the comparable yield for the notes, even though you will not receive any payments from us until maturity. This comparable yield is determined solely to calculate the amount on which you will be taxed prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize on the sale, exchange or maturity of the notes will be taxed as ordinary interest income. If you are a secondary purchaser of the notes, the tax consequences to you may be different. Please see “Supplemental Discussion of Federal Income Tax Consequences” below for a more detailed discussion. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.
Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Notes, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Notes to Provide Information to Tax Authorities
Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your notes.
Risks Related to the Index
The Index Measures the Performance of the Index Underlying Assets Less the Sum of the Notional Interest Rate Plus the Daily Index Maintenance Fee
Your notes are linked to the index which measures the performance of the underlying assets included in the index plus, with respect to ETFs included in the index, dividends paid on such ETFs, less the sum of the notional interest rate plus the daily index maintenance fee. Increases in the level of the notional interest rate may offset in whole or in part increases in the levels of the index underlying assets. As a result, any return on the index — and thus on your notes — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your notes. The index underlying assets must produce positive returns at least as great as the sum of the notional interest rate plus the daily index maintenance fee before the index will have a positive return. Historically, a significant portion of the index exposure has been to the money market position, the return of which has been below the notional interest rate.
Your Investment in the Notes May Be Subject to Concentration Risks
The assets underlying an eligible underlying asset may represent a particular market or commodity sector, a particular geographic region or some other sector or asset class. As a result, your investment in the notes may be concentrated in a single sector or asset class even though there are maximum weights for each underlying asset and each asset class. This concentration could occur because of concentration in the investment goals of one or more eligible ETFs. Other than in connection with a monthly base index rebalancing, the exposure of the index at any time could be limited to the money market position. In connection with a monthly base index rebalancing, the index may include exposure to as few as three eligible ETFs. Although your investment in the notes will not result in the ownership or other direct interest in the assets held by the eligible ETFs, the return on your investment in the notes will be subject to certain risks similar to those associated with direct investments in the market or commodity sector, geographic region, other sector or class represented by the relevant assets.
In addition, in connection with a monthly base index rebalancing, the index may rebalance to include only index underlying assets that represent a limited number of markets or commodity sectors, geographic regions, other sectors or asset classes. If this were to occur, you will be subject to risks similar to those associated with direct investments in these markets or commodity sectors, geographic regions, other sectors or asset classes. These markets, geographic regions, sectors or asset classes may not be diversified.
You May Not Have Exposure to One or More of the Eligible Underlying Assets During the Term of the Notes
In any given month, the index is expected to have exposure to only a limited subset of the 15 eligible underlying assets (which, including the money market position, initially could be as few as four eligible underlying assets (i.e., as few as three eligible ETFs)) and you may not have any exposure to some of the 15 eligible underlying assets or asset classes during the entire term of the notes. As a result, you should not expect the index to provide a balanced exposure to all of the eligible underlying assets. Further, if, on any index business day, the realized volatility of the index underlying assets exceeds the volatility cap of 6% for the applicable volatility cap period, the index will ratably rebalance a portion of the exposure to the index ETFs into the money market position to reduce such realized volatility level. This may limit your exposure to the index ETFs during the term of the notes.
While the Weight of Each Index Underlying Asset for Each Monthly Rebalancing Will Be Determined on a Single Day (the Index Observation Day), the Rebalancing Based on Such Revised Weights Will Be Implemented Over a Base Index Rebalancing Period
For purposes of each monthly base index rebalancing, the weight of each index underlying asset will be determined on a related base index observation day. While the weight of each index underlying asset for each monthly base index rebalancing will be determined on a single day (i.e., such base index observation day), the rebalancing based on such revised weights will be implemented over a base index rebalancing period comprised of five base index rebalancing days, which are the first five index business days of each calendar month beginning on, and including, the base index observation day, subject to adjustment. As a result, for the first four days of the base index rebalancing period, the composition of the index will contain a mix of underlying assets that is different than the portfolio of underlying assets selected on the related base index observation day. Therefore, the levels of the index on such days may be lower than such levels would have been if the monthly base index rebalancing had been implemented in full in one day, which could have an adverse impact on any payments on, and the value of, your notes and the trading market for your notes. For a discussion of how the index is rebalanced, see “The Index — How frequently is the index rebalanced?” below.
The Weight of Each Index Underlying Asset Reflects the Average of the Weights of Such Index Underlying Asset Over Three Realized Volatility Look-Back Periods
To calculate the weight of each index underlying asset in a monthly base index rebalancing, three potential portfolios are first generated on the base index observation day. Each portfolio is calculated to reflect the highest historical return during a return look-back period comprised of the prior six months subject to a limitation on realized volatility over three different realized volatility look-back periods (the prior six months, three months and one month) and subject to a maximum weight for each underlying asset and each asset class. Theoretically, all three potential portfolios could be the same, although this is unlikely. The weight of each index underlying asset for each monthly base index rebalancing is the average of the weights of such underlying asset in these three potential portfolios. As a result, the weight of each index underlying asset will be different than it would have been had the index underlying assets been determined based on a single realized volatility look-back period. Further, because the weight of each index underlying asset is the average of the weights of such underlying asset across three realized volatility look-back period, the impact of a low realized volatility for an index underlying asset for one realized volatility look-back period may be lessened by a higher realized volatility for that index underlying asset for one or both of the other realized volatility look-back periods. For a discussion of how the look-back periods are determined, see “The Index — What is realized volatility and how are the weights of the underlying assets influenced by it?” below.
The Index May Not Successfully Capture Price Momentum and May Not Achieve its Target Volatility
The index attempts to track the positive price momentum in the eligible underlying assets. As such, each month the index is rebalanced by calculating the portfolio of underlying assets that would have provided the highest historical return during a return look-back period comprised of the prior six months subject to the limitations on volatility and the maximum weights for each underlying asset and each asset class. However, there is no guarantee that trends existing in the preceding six months or during the realized volatility look-back periods over which volatility is evaluated will continue in the future. The trend of an eligible underlying asset may change at the end of any measurement period and such change may not be reflected in the return of the eligible underlying asset calculated over the return look-back period.
In addition, the volatility controls and maximum weightings may limit the index’s ability to track price momentum. The index is different from an investment that seeks long-term exposure to a constant set of underlying assets. The index may fail to realize gains that could occur as a result of holding assets that have experienced price declines, but after which experience a sudden price spike. As a result, if market conditions do not represent a continuation of prior observed trends, the level of the index, which is rebalanced based on prior trends, may decline. No assurance can be given that the investment methodology used to construct the index will outperform any alternative index that might be constructed from the eligible underlying assets.
No assurance can be given that the investment methodology on which the index is based will be successful or that the index will outperform any alternative methodology that might be employed in respect of the eligible underlying assets. Furthermore, no assurance can be given that the index will achieve its target volatility of 5%. The actual realized volatility of the index may be greater or less than 5%.
Asset Class Maximum Weights Will in Many Cases Prevent All of the Eligible Underlying Assets in an Asset Class From Being Included in the Index at Their Underlying Asset Maximum Weights and May Also Prevent the Index From Having Exposure to Certain Types of Assets At Any Given Time

The asset class maximum weights will in many cases prevent all of the eligible underlying assets in an asset class from being included in the index at their underlying asset maximum weights. This is due to the fact that, in many cases, the asset class maximum weight is less than the sum of the underlying asset maximum weights in that asset class.

In addition, the three underlying assets that are categorized in the alternatives asset class are not expected to be highly correlated. One underlying asset of that asset class seeks investment results that correspond generally to an index that tracks certain energy infrastructure master limited partnerships, another underlying asset seeks investment results that correspond generally to an index that tracks the real estate sector of the U.S. equity market and the other underlying asset seeks investment results that correspond generally to an index that tracks large institutional leveraged loans. However, each of these three underlying assets is subject to the same asset class maximum weight, which is less than the sum of the three underlying asset maximum weights that relate to these three underlying assets. Therefore, it is possible that the asset class maximum weight restriction for the alternatives asset class alone (as opposed to the other restrictions applicable to the index) will prevent all of these eligible ETFs from being index ETFs simultaneously, which would mean that the index might not have exposure to certain energy infrastructure master limited partnerships, the real estate sector of the U.S. equity market and large institutional leveraged loans at the same time.
Each Index Underlying Asset’s Weight Is Limited by Its Underlying Asset Maximum Weight, Its Asset Class Maximum Weight and the Monthly Volatility Constraint
Each month, the index sets the weights for the eligible underlying assets to those weights that would have provided the highest historical return during a return look-back period comprised of the prior six months, subject to investment constraints on the maximum weights of each eligible underlying asset and each asset class, and the monthly volatility constraint of 5%. These constraints could lower your return versus an investment that was not limited as to the maximum weighting allotted to any one index underlying asset or asset class or was not subject to the monthly volatility target (or the daily volatility cap of 6%).
The index’s monthly volatility target may result in a significant portion of the index’s exposure being allocated to the money market position. The volatility target represents an intended trade-off, in which some potential upside is given up in exchange for attempting to limit downside exposure in volatile markets. However, because the notes provide for the repayment of principal at maturity, the incremental benefit to holders of the notes from the index’s volatility target may be limited. In other words, the notes themselves limit exposure to decreases in the level of the index by providing for a cash settlement amount that will be no less than the face amount of the notes. Due to this feature of the notes, the index’s volatility target, which attempts to reduce downside exposure to the eligible ETFs, may not be as beneficial as it otherwise may be (including, for example, when used with notes that provide for a cash settlement amount that could be less than the face amount) and the cost of the index’s volatility target, which is reflected in part in the above referenced trade-off, may not be desirable to you.
If the Level of the Index Changes, the Market Value of Your Notes May Not Change in the Same Manner
Your notes may trade quite differently from the performance of the index. Changes in the level of the index may not result in a comparable change in the market value of your notes. Even if the level of the index increases above the initial index level during the life of the notes, the market value of your notes may not increase by the same amount. We discuss some of the reasons for this disparity under “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” above.
Past Index Performance is No Guide to Future Performance
The actual performance of the index over the life of the notes, as well as the amount payable at maturity, may bear little relation to the historical index performance information, hypothetical performance data or hypothetical return examples set forth elsewhere in this prospectus supplement. We cannot predict the future performance of the index.
The Lower Performance of One Index Underlying Asset May Offset an Increase in the Other Index Underlying Assets
Your notes are linked to the index which rebalances monthly among 15 eligible underlying assets. Declines in the level of one index underlying asset may offset increases in the levels of the other index underlying assets. As a result, any return on the index— and thus on your notes — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your notes at maturity.
Because Historical Returns and Realized Volatility Are Measured on an Aggregate Basis, Index Underlying Assets Could Include Eligible Underlying Assets With a High Realized Volatility and Could Exclude Eligible Underlying Assets With a High Historical Return
Because historical return and realized volatility are measured on an aggregate basis within each potential portfolio, index underlying assets could include eligible underlying assets with a high realized volatility and could exclude eligible underlying assets with a high historical return. An eligible underlying asset with a relatively high realized volatility may be included as an index underlying asset because its realized volatility is offset by another eligible underlying asset that is also included as an index underlying asset.
In addition, highly correlated eligible underlying assets may be excluded from a potential portfolio, in whole or in part, on a base index observation day, even if, on an independent basis, such eligible underlying assets have a relatively high six-month historical return or relatively low realized volatility for the applicable look-back period.
Correlation of Performances Among the Index Underlying Assets May Reduce the Performance of the Index
Performances of the index underlying assets may become highly correlated from time to time during the term of the notes, including, but not limited to, periods in which there is a substantial decline in a particular sector or asset type containing such correlated index underlying assets. High correlation among index underlying assets representing any one sector or asset type which has a substantial percentage weighting in the index during periods of negative returns could have an adverse effect on the level of the index.

The Policies of the Index Sponsor and Index Calculation Agent, and Changes That Affect the Index or the Eligible ETFs, Could Affect the Cash Settlement Amount on Your Notes and Their Market Value
The policies of the index sponsor concerning the calculation of the level of the index, additions, deletions or substitutions of eligible underlying assets and the manner in which changes affecting the eligible underlying assets or, where applicable, their sponsors, such as stock dividends, reorganizations or mergers, are reflected in the level of the index could affect the level of the index and, therefore, the payment amount on your notes at maturity and the market value of your notes prior to maturity.
As further described under “The Index” in this prospectus supplement, a comparable ETF may be selected by the index committee, if available, to replace an index ETF and/or eligible ETF. The replacement of any index ETF may have an adverse impact on the value of the index. The cash settlement amount on your notes and their market value could also be affected if the index sponsor or index calculation agent changes these policies, for example, by changing the manner in which it calculates the level of the index or if the index sponsor discontinues or suspends calculation or publication of the level of the index, in which case it may become difficult to determine the market value of your notes.
If events such as these occur on the determination date, the note calculation agent — which initially will be GS&Co., our affiliate — may determine the closing level of the index on the determination date — and thus the cash settlement amount on the stated maturity date — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the note calculation agent will have in determining the closing level of the index on the determination date and the cash settlement amount on your notes more fully under “Specific Terms of Your Notes — Payment of Principal on Stated Maturity Date — Discontinuance or Modification of the Index” and “— Role of Note Calculation Agent” below.
The Index Calculation Agent Will Have Authority to Make Determinations that Could Affect the Value of Your Notes and the Amount You Receive at Maturity. The Goldman Sachs Group, Inc. Owns a Non-Controlling Interest in the Index Calculation Agent.
The index sponsor has retained Solactive AG to serve as index calculation agent. As index calculation agent, Solactive AG calculates the value of the index and implements the methodology determined by the index committee. As further described under the “The Index” in this prospectus supplement, the index calculation agent has discretion with respect to determining index market disruption events, force majeure events, exchange disruptions, index dislocations, monthly base index rebalancing days and daily total return index rebalancing days and with respect to making certain adjustments to the Eligible ETFs upon certain events such as dividend payments, returns of capital and stock splits. The exercise of this discretion by the index calculation agent could adversely affect the value of your notes.
The Goldman Sachs Group, Inc. owns a non-controlling interest in the index calculation agent.
As Index Sponsor, GS&Co. Can Replace the Index Calculation Agent at Any Time
The index sponsor has retained Solactive AG to serve as index calculation agent. The index calculation agent calculates the value of the index and implements the methodology determined by the index committee. The index sponsor can replace the index calculation agent at any time. In the event the index sponsor appoints a replacement index calculation agent, a public announcement will be made via press release. Any replacement of the index calculation agent may result in reporting delays and other disruptions.
The Index Calculation Agent Can Resign Upon Notification to the Index Sponsor
As index calculation agent, Solactive AG can resign upon 60 days’ written notice to the index sponsor. In the event the index sponsor appoints a replacement index calculation agent, a public announcement will be made via press release. Any resignation by the index calculation agent may result in reporting delays and other disruptions.
The Index Weightings May Be Ratably Rebalanced into the Money Market Position on Any or All Days During the Term of the Notes
The index has a daily volatility control feature which can result in a rebalancing between the index ETFs and the money market position. This has the effect of reducing the exposure of the index to the performance of the index ETFs by rebalancing a portion of the exposure into the money market position if the historical realized volatility of the index underlying assets for the applicable one-month volatility cap period (observed and calculated by the index calculation agent on each daily total return index rebalancing day) would otherwise exceed the volatility cap of 6%.
During a monthly base index rebalancing, there is no guarantee that the index will not be rebalanced so that the money market position represents 50% of the index (i.e., the maximum weight for both the cash equivalent asset class and the money market position). Further, there is no guarantee that on any daily total return index rebalancing day (each index business day) the index will not be rebalanced so that the money market position represents 100% of the index due to the daily volatility control feature. This is because the maximum weight for the cash equivalent asset class and the money market position do not apply to daily rebalancing. Any rebalancing into the money market position will limit your return on the notes.
In addition, there is no guarantee that the volatility cap will successfully reduce the volatility of the index or avoid any volatile movements of any index underlying asset. If there is a rapid and severe decline in the market price of the index underlying assets, the index may not rebalance into the money market position until the index has declined by a substantial amount.
The Index May Perform Poorly During Periods Characterized by Increased Short-Term Volatility
The index’s methodology is based on momentum investing. Momentum investing strategies are effective at identifying the current market direction in trending markets. However, in non-trending markets, momentum investment strategies are subject to “whipsaws.” A whipsaw occurs when the market reverses and does the opposite of what is indicated by the trend indicator, resulting in a trading loss during the particular period. Consequently, the index may perform poorly in non-trending, “choppy” markets characterized by increased short-term volatility.
Index Market Disruption Events Could Affect the Level of the Index on Any Date and/or Delay a Monthly Base Index Rebalancing Day or Daily Total Return Index Rebalancing Day
If a monthly base index rebalancing day or a daily total return index rebalancing day must be effected on an index business day on which an index market disruption event occurs or is continuing, the index committee, in its sole discretion, will postpone such monthly base index rebalancing day or such daily total return index rebalancing day, as applicable, to the next index business day on which no index market disruption event occurs or is continuing. The term “index market disruption event” is defined in, and the resulting postponements are described in, “The Index — Could index market disruption events or corporate events impact the calculation of the index or the implementation of a monthly base index rebalancing or a daily total return index rebalancing by the index calculation agent?” herein. Any delay in rebalancing may have an adverse impact on the level of the index.
The Index Has a Limited Operating History
The notes are linked to the performance of the index, which was launched on December 17, 2013. Because the index has no index level history prior to that date, limited historical index level information will be available for you to consider in making an independent investigation of the index performance, which may make it difficult for you to make an informed decision with respect to the notes.
The hypothetical performance data prior to the launch of the index on December 17, 2013 refers to simulated performance data created by applying the index's calculation methodology to historical prices or rates of the underlying assets that comprise the index (including proxies when applicable). Such simulated hypothetical performance data has been produced by the retroactive application of a back-tested methodology. No future performance of the index can be predicted based on the simulated hypothetical performance data or the historical index performance information described herein.
Regulation and Reform of “Benchmarks”, Including LIBOR and Other Types of Benchmarks, May Cause such “Benchmarks” to Perform Differently Than in the Past, or to Disappear Entirely, or Have Other Consequences Which Cannot be Predicted
The LIBOR and other interest rate, equity, foreign exchange rate and other types of indices which are deemed to be “benchmarks” are the subject of recent national, international and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such “benchmarks” to perform differently than in the past, or to disappear entirely, or have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on your notes.
Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of “benchmarks” could increase the costs and risks of administering or otherwise participating in the setting of a “benchmark” and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or contribute to certain “benchmarks”, trigger changes in the rules or methodologies used in certain “benchmarks” or lead to the disappearance of certain “benchmarks”. The disappearance of a “benchmark” or changes in the manner of administration of a “benchmark” could result in discretionary valuation by the index sponsor (including any index calculation agent acting on the index sponsor’s behalf) or the note calculation agent or other consequence in relation to your notes. Any such consequence could have a material adverse effect on the value of and return on your notes.

The Historical Levels of the Notional Interest Rate Are Not an Indication of the Future Levels of the Notional Interest Rate
In the past, the level of the notional interest rate (3-month USD LIBOR) has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the notional interest rate are not necessarily indicative of future levels. Any historical upward or downward trend in the notional interest rate is not an indication that the notional interest rate is more or less likely to increase or decrease at any time, and you should not take the historical levels of the notional interest rate as an indication of its future performance.
Risks Related to the Eligible ETFs
General risks related to the eligible ETFs
The Eligible ETFs Are Passively Managed To Track an Index and May Not Perform as Well as an Actively Managed Fund or Another Investment
The eligible ETFs are not actively managed and may be affected by a general decline in the assets tracked by their underlying indices. Each passively managed eligible ETF invests in assets included in, or representative of, the underlying index. These eligible ETFs’ investment advisors do not attempt to take defensive positions under any market conditions, including during declining markets. This means, among other things, that the investment advisor typically will not sell a particular holding just because it is performing poorly. Instead, the ETF seeks to track the index regardless of whether the index level is increasing or decreasing. As a result, shares of the passively managed eligible ETFs may not perform as well as an investment in actively managed ETFs or a basket comprised solely of actively managed ETFs or some other investment that seeks to outperform a benchmark or market.
Except to the Extent That The Goldman Sachs Group, Inc. is the Issuer of Equity or Debt Securities in an Underlying Index, There is No Affiliation Between Us and Any Issuer of Assets Held by Any Eligible ETF or Any Sponsor of Any Eligible ETF, and We Are Not Responsible for Any Disclosure by Any Issuer of Assets Held by Any Eligible ETF or Any Eligible ETF Sponsor or Investment Advisor
The common stock of The Goldman Sachs Group, Inc. is one of the underlier stocks comprising the S&P 500® Index and debt securities of The Goldman Sachs Group, Inc. are part of the Markit iBoxx® USD Liquid Investment Grade Index. GS&Co. and one or more of our other affiliates may act, from time to time, as authorized participants in the distribution of shares of eligible ETFs, and, at any time, may hold shares of eligible ETFs. We are not otherwise affiliated with the issuers of the assets held by the eligible ETFs, the underlying index sponsors or the eligible ETF sponsors or investment advisors. However, our affiliates may currently or from time to time in the future own securities of, or engage in business with, the eligible ETFs, their sponsors, their investment advisors, the sponsors of the underlying indexes or the issuers of assets held by the eligible ETFs. Nevertheless, neither we nor any of our affiliates has verified the accuracy or the completeness of any information about the eligible ETFs, the investment advisors or the issuers of assets held by the eligible ETFs, and we have consulted only publicly available sources of information about them. You, as an investor in the notes, should make your own investigation into the eligible ETFs, the investment advisors and the issuers of the assets held by the eligible ETFs. See “The Eligible Underlying Assets” below for additional information about the eligible ETFs.
None of the eligible ETF sponsors, the sponsors of the underlying indexes, the eligible ETFs’ investment advisors and the issuers of assets held by the eligible ETFs are involved in the offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Thus, none of the eligible ETF sponsors, the sponsors of the underlying indexes, the eligible ETFs’ investment advisors and the issuers of assets held by the eligible ETFs have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might adversely affect the level of an index or making any investment decision for the eligible ETFs.
The Policies of the Eligible ETF Sponsors and/or Investment Advisor, and the Policies of Any Sponsor of an Underlying Index Tracked by an Eligible ETF, Could Affect the Level of the Index
Any eligible ETF sponsor or investment advisor may from time to time be called upon to make certain decisions or judgments with respect to the implementation of the strategy of the eligible ETF’s investment advisor concerning additions, deletions or substitutions of securities or assets held by the eligible ETF, the manner in which changes affecting the underlying index, if any, are reflected in the eligible ETF, the means of executing trading on behalf of an eligible ETF, and the best means of tracking an underlying index, if any. The eligible ETF sponsor’s or investment advisor’s decisions or judgments could affect the market price of the shares of the eligible ETF and may adversely affect the level of the index.

In addition, the sponsor of an underlying index tracked by an eligible ETF is responsible for the design and maintenance of such underlying index. The policies of the sponsor of such underlying index concerning the calculation of the underlying index, including decisions regarding the addition, deletion or substitution of the assets included in the underlying index, could affect the level of the underlying index and, consequently, could affect the market price of shares of the eligible ETF and could adversely affect the level of the index, the amount payable on your notes and the market value of your notes.
There Are Risks Associated with the Eligible ETFs
Although all of the shares of the eligible ETFs are listed for trading on NYSE Arca, Inc. (NYSE Arca) or the NASDAQ Stock Market (NASDAQ) and a number of similar products have been traded on the NYSE Arca, NASDAQ or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the eligible ETFs or that there will be liquidity in any such trading market.
Further, each eligible ETF is subject to custody risk, which refers to the risks in the process of clearing and settling trades and the holding of securities by local banks, agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems.
The Eligible ETFs May Be Subject to Pricing Dislocations and Other Market Forces, Which May Adversely Affect the Level of the Index
Even if the net asset value of an eligible ETF’s assets is increasing, the market price of its shares may not. Shares of an eligible ETF may trade in the secondary market at times when the eligible ETF does not accept orders to purchase or redeem shares. At such times, shares may trade in the secondary market with more significant premiums or discounts than might be experienced at times when the eligible ETF accepts purchase and redemption orders. Further, from time to time, an authorized participant, a third party investor, an eligible ETF advisor, an affiliate of an eligible ETF advisor or a fund may invest in an eligible ETF and hold its investment for a specific period of time in order to facilitate commencement of an eligible ETF’s operations or for the eligible ETF to achieve size or scale, which could negatively impact such eligible ETF. In addition, shares of each eligible ETF trade at prices at, above or below the most recent net asset value of the ETF’s assets. The trading prices of an eligible ETF’s shares fluctuate continuously throughout trading hours based on market supply and demand rather than the net asset value. The trading prices of the eligible ETF’s shares may deviate significantly from the ETF’s net asset value during periods of market volatility, and disruptions due to creations and redemptions of the eligible ETF’s shares by authorized participants (or disruptions due to the lack of authorized participants able to create or redeem the eligible ETF’s shares) or the existence of extreme market volatility may result in trading prices for shares of the eligible ETF that differ significantly from its net asset value. If any of these dislocations were to occur, the level of the index, the amount payable on your notes and the market value of your notes may be adversely affected.
The Values of the Eligible ETFs May Not Completely Track the Level of the Indices Underlying Such Eligible ETFs
Although the trading characteristics and valuations of the shares of an eligible ETF will usually mirror to some extent the characteristics and valuations of the underlying index, the value of the shares of an eligible ETF may not completely track the level of the underlying index. One of the common reasons this occurs is that an index is a theoretical financial calculation of the performance of certain assets, but an eligible ETF holds an actual investment portfolio. The value of a share of the eligible ETF may reflect transaction costs and fees incurred or imposed by the investment advisor of the eligible ETF as well as the costs to the ETF to buy and sell its assets. These costs and fees are not included in the calculation of the underlying index. Additionally, because an eligible ETF may not actually hold all of the assets that comprise the underlying index, and may invest in securities that are not part of the underlying index, the eligible ETF may not closely track the performance of the underlying index. Some additional reasons for these tracking differences are described under “The Eligible Underlying Assets” below. As a result of these tracking differences, the index may not perform as well as an investment linked directly to the underlying indices of the eligible ETFs.
In addition, although the PowerShares® Senior Loan Portfolio tracks an index, it may invest up to 20% of its assets in other securities not included in that index. See “— Risks related to the PowerShares® Senior Loan Portfolio” below.

The Eligible ETFs May Be Subject to Global or Regional Financial Risks, Which May Adversely Affect the Level of the Index
Many of the eligible ETFs invest wholly or substantially in regionally-focused debt or equity securities. If a financial crisis occurs in a region, or if there is another global financial crisis such as the one experienced beginning in 2008, any number (if not all) of the eligible ETFs may be severely affected, which may adversely affect the level of the index.
Limited or No Public Disclosure About an Underlying Index That an ETF Tracks May Result in the ETF Behaving in Unexpected Ways, Which Could Adversely Affect the Index Level

Passively managed ETFs that track underlying indices (which we call tracking ETFs) change their portfolios in response to changes in the underlying indices.  When the index was created, all of the underlying indices tracked by the tracking ETFs underlying the index made publicly available information about such underlying indices.

Recently, and inexplicably, the J.P. Morgan EMBISM Global Core Index has ceased making information about it publicly available.  The iShares® J.P. Morgan USD Emerging Markets Bond ETF tracks that underlying index and is an ETF eligible for inclusion in the index.  This withdrawal of publicly available information about an underlying index by the index sponsor of that underlying index means that the investors, the financial press and industry commentators will not be aware of changes in that underlying index which creates the risk that the underlying index, and therefore the ETF, may behave in unexpected ways.  If that occurs, it could adversely affect the index level, and therefore the value of your notes.

In preparing the description of the underlying index in connection with our disclosure about the iShares® J.P. Morgan USD Emerging Markets Bond ETF, we have relied exclusively on information about the underlying index contained in that ETF’s prospectus and other reports, including the Statement of Additional Information, that the iShares Trust ( the ETF issuer) files with the SEC.  The iShares Trust does not have an obligation to continually update information about the underlying index unless it feels it must do so in order to comply with its disclosure obligations in issuing and marketing the ETF shares.
Risks related to eligible ETFs holding foreign assets
(including the iShares® MSCI EAFE ETF, the iShares® MSCI Japan ETF, the iShares® iBoxx $ High Yield Corporate Bond ETF, the iShares® iBoxx $ Investment Grade Corporate Bond ETF, the iShares® Emerging Markets ETF, the iShares® J.P.Morgan USD Emerging Markets Bond ETF and the PowerShares® Senior Loan Portfolio)
Your Notes Will Be Subject to Foreign Currency Exchange Rate Risk
Certain eligible ETFs hold assets that are denominated or trade in non-U.S. dollar currencies. The value of the assets held by such eligible ETFs that are denominated in non-U.S. dollar currencies may be adjusted to reflect their U.S. dollar value by converting the price of such assets from the non-U.S. dollar currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which an asset is denominated or trades, the market price of the eligible ETF’s shares may not increase even if the non-dollar value of the asset held by the eligible ETF increases. This also may occur because the income received by the eligible ETF on its assets is adversely affected, in dollar terms, by the exchange rate.
Foreign currency exchange rates vary over time, and may vary considerably during the term of your notes. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:
•	existing and expected rates of inflation;
•	existing and expected interest rate levels;
•	the balance of payments among countries;
•	the extent of government surpluses or deficits in the relevant foreign country and the United States; and
•	other financial, economic, military and political factors.
All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The market price of the notes and level of the index could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad or other de facto restrictions on the repatriation of U.S. dollars.
Regulators Are Investigating Potential Manipulation of Published Currency Exchange Rates
It has been reported that the U.K. Financial Conduct Authority and regulators from other countries, including the United States, are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on any payments on, and the value of, your notes and the trading market for your notes. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact your notes.
Even Though Currencies Trade Around-The-Clock, Your Notes Will Not
Certain eligible ETFs hold assets that are denominated or trade in non-U.S. dollar currencies and that are adjusted to reflect their U.S. dollar value. The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your notes, if any trading market develops, will not conform to the hours during which the currencies trade. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your notes. The possibility of these movements should be taken into account. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the level of the index. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.
Intervention in the Foreign Currency Exchange Markets by the Countries Issuing Any Currency In Which an Asset Held by an Eligible ETF Trades or Is Denominated Could Adversely Affect the Level of the Index
Foreign currency exchange rates can be volatile and are affected by numerous factors specific to each foreign country. Foreign currency exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely. Governments, including those issuing the currencies in which the underlying assets held by the eligible ETFs trade or are denominated, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Currency developments may occur in any of the countries issuing the currencies in which the underlying assets held by the eligible ETFs trade or are denominated. Often, these currency developments impact foreign currency exchange rates in ways that cannot be predicted.
Governments may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the notes is that the market price of certain of the eligible ETFs’ shares and the income it receives from its assets, and therefore the index, could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders.
The note calculation agent is not obligated to make any offsetting adjustment or change in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting any eligible ETF or any asset held by an eligible ETF during the life of your notes.
Because certain eligible ETFs may convert the prices of underlying assets that trade in foreign currencies to their U.S.dollar equivalents or hold assets denominated in foreign currencies, a weakening in the exchange rate of any such foreign currency relative to the U.S. dollar may have an adverse effect on the level of the index.
Suspensions or Disruptions of Market Trading in One or More Foreign Currencies
May Adversely Affect the Value of Your Notes
The foreign currency exchange markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets and the participation of speculators. Because the eligible ETFs convert the prices of underlying assets that trade in foreign currencies to their U.S.

dollar equivalents, circumstances could adversely affect the relevant foreign currency exchange rates and, therefore, the share price of certain of the eligible ETFs and the level of the index.
Your Investment in the Notes Will Be Subject to Risks Associated with Foreign Securities Markets
Certain eligible ETFs hold assets issued by foreign companies or entities. Investments in foreign securities markets involve particular risks. Any foreign securities market, and in particular emerging markets, in which assets held by the eligible ETFs trade may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market.  Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission (SEC). Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.
The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments.  The United Kingdom has voted to leave the European Union (popularly known as “Brexit”). The effect of Brexit is uncertain, and Brexit has and may continue to contribute to volatility in the prices of securities of companies located in Europe and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.
The eligible ETFs may hold assets that trade in countries considered to be emerging markets. Countries with emerging markets may have relatively less stable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. It will also likely be more costly and difficult for an eligible ETF sponsor to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the assets included in such eligible ETFs. In particular, the iShares® J.P. Morgan USD Emerging Markets Bond ETF invests in debt instruments issued by sovereign and quasi-sovereign entities in emerging market countries. In addition, the iShares® MSCI Emerging Markets ETF invests in equity securities issued by foreign companies in countries that are considered emerging markets and the iShares® MSCI EAFE ETF and the iShares® MSCI Japan ETF invests in equity securities issued by foreign companies, many of which trade on foreign securities markets. The iShares® iBoxx $ High Yield Corporate Bond ETF, the iShares® iBoxx $ Investment Grade Corporate Bond ETF and the PowerShares® Senior Loan Portfolio also may invest in foreign company debt securities so long as they are U.S.-dollar denominated.
In addition, because foreign exchanges may be open on days when the eligible ETFs are not traded, the value of the assets underlying such eligible ETFs may change on days when the exchanges on which the eligible ETFs are listed are closed. This could result in premiums or discounts to such eligible ETF’s net asset value that may be greater than those experienced by eligible ETFs that do not hold foreign assets.
Risks related to eligible ETFs holding U.S. government debt securities
Your Investment is Subject to Concentration Risks
Certain of the eligible ETFs invest in U.S. Treasury bonds that are all obligations of the United States, including the iShares® 20+ Year Treasury Bond ETF and the iShares® TIPS Bond ETF. In addition, the iShares® 20+ Year Treasury

Bond ETF invests in securities with a similar remaining time to maturity. As a result, these eligible ETFs are concentrated in the performance of bonds issued by a single issuer and having the same general tenor and terms. Although your investment in the notes will not result in the ownership or other direct interest in the U.S. Treasury bonds held by any eligible ETF, the return on your investment in the notes will be subject to certain risks similar to those associated with direct investment in a U.S. Treasury bonds. This increases the risk that any downgrade of the credit ratings of the U.S. government from its current ratings, any increase in risk that the U.S. Treasury may default on its obligations by the market (whether for credit or legislative process reasons) or any other market events that create a decrease in demand for U.S. Treasury bonds would significantly adversely affect such eligible ETFs and may adversely affect the level of the index. In addition, to the extent that any such decrease in demand is more concentrated in particular U.S. Treasury bond maturities, the eligible ETFs that are concentrated in those maturities could be severely affected, which may adversely affect the level of the index.
ETFs Holding U.S. Government Bonds May Change in Unexpected Ways
The indexes to which ETFs holding U.S. Treasury bonds tend to be linked tend to have very limited public disclosure about the underlying indexes. The index sponsors of these indexes retain discretion to make changes to the indexes at any time. The lack of detailed information about the indexes and how their constituents may change in the future creates the risk that the indexes could change in the future to perform much differently from the way they would perform if such changes were not made. If the indexes are changed in unexpected ways, the ETFs holding such bonds would similarly change to better reflect the indexes. The performance of the ETFs holding such bonds could be adversely affected in that case, which could adversely affect your investment in the notes.
Risks related to eligible ETFs holding debt securities
Your Investment is Subject to Income Risk and Interest Rate Risk
The income of eligible ETFs that invest in debt securities, or “bonds,” may decline when interest rates fall. This decline can occur because the eligible ETF must invest in lower-yielding bonds as bonds in its portfolio fall outside the time to maturity limits required by the eligible ETF’s investment objective or are called, bonds in the underlying index are substituted or the eligible ETF otherwise needs to purchase additional bonds. In the case of the iShares® J.P. Morgan USD Emerging Markets Bond ETF and the PowerShares® Senior Loan Portfolio, the decline also can occur because they can invest in floating rate bonds, the interest income of which will decrease as interest rates decrease. In addition, an increase in interest rates may cause the value of the fixed rate bonds held by an eligible ETF to decrease, may lead to heightened volatility in the fixed income markets and may adversely affect the liquidity of certain fixed income bonds.. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. If any of these events occur, the shares of the eligible ETFs invested in bonds and the level of the index could be adversely affected.
Your Investment is Subject to Investment-Grade Credit Risk
Generally, the prices of debt securities are influenced by the creditworthiness of the issuers of those debt securities. The credit ratings of investment grade debt securities in particular may be downgraded to non-investment grade levels, which could lead to a significant decrease in the value of those debt securities and a lack of liquidity in the trading markets for those debt securities. If that occurs, the share price of the eligible ETFs holding the formerly investment-grade debt and level of the index may be adversely affected. The iShares® iBoxx $ Investment Grade Corporate Bond ETF holds mostly, if not solely, investment grade securities.
Risks related to the iShares® 20+ Year Treasury Bond ETF
The iShares® 20+ Year Treasury Bond ETF Recently Changed the Index it Tracks
The iShares® 20+ Year Treasury Bond ETF will generally invest in the securities included in the index it tracks, but may invest in cash, cash equivalents and other securities not included in the index. Previously, the iShares® 20+ Year Treasury Bond ETF tracked the Barclays U.S. 20+ Year Treasury Bond Index, but, beginning on April 1, 2016, the iShares® 20+ Year Treasury Bond ETF began tracking the ICE U.S. Treasury 20+ Year Bond Index. Any historical information about the performance of the iShares® 20+ Year Treasury Bond ETF for any period before April 1, 2016 was during a period in which the iShares® 20+ Year Treasury Bond ETF tracked a different index, and therefore should not be considered information relevant to how the iShares® 20+ Year Treasury Bond ETF will perform as it tracks the ICE U.S. Treasury 20+ Year Bond Index. It is impossible to predict the effect the change in index will have on the iShares® 20+ Year Treasury Bond ETF.

The Index Which the iShares® 20+ Year Treasury Bond ETF Tracks Is a New Index Without a Historical Track Record
The ICE U.S. Treasury 20+ Year Bond Index was launched on December 31, 2015.  Because it is a new index, it is impossible to predict how it, and therefore the iShares® 20+ Year Treasury Bond ETF, will perform.  The index sponsor of the ICE U.S. Treasury 20+ Year Bond Index has published hypothetical historical information regarding the historical performance of ICE U.S. Treasury 20+ Year Bond Index prior to December 31, 2015.  Because the ICE U.S. Treasury 20+ Year Bond Index was not published during those periods, these levels should not be relied upon when making your investment decision.
Risks related to the PowerShares® Senior Loan Portfolio
The PowerShares® Senior Loan Portfolio invests in senior loans. Investments in senior loans typically are below investment grade and are considered speculative because of the credit risk of their issuers. Such companies are more likely to default on their payments of interest and principal owed, and such defaults could reduce the PowerShares® Senior Loan Portfolio’s value and income distributions. An economic downturn generally leads to a higher non-payment rate, and a senior loan may lose significant value before a default occurs. If there is a default, the PowerShares® Senior Loan Portfolio may have to reinvest the unanticipated proceeds at lower interest rates, resulting in a decline in the PowerShares® Senior Loan Portfolio’s income. The risks associated with senior loans are similar to the risks of junk bonds, although senior loans typically are senior and secured, whereas junk bonds often are subordinated and unsecured. See “— Risks related to the iShares® iBoxx $ High Yield Corporate Bond ETF” below. Although the loans in which the PowerShares® Senior Loan Portfolio invests generally will be secured by specific collateral, there can be no assurance that such collateral would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal or that such collateral could be readily liquidated. In the event of the bankruptcy of a borrower, the PowerShares® Senior Loan Portfolio’s access to the collateral may be limited by bankruptcy or other insolvency loans and, therefore, the PowerShares® Senior Loan Portfolio could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a loan.
In addition, the PowerShares® Senior Loan Portfolio faces significant liquidity and other risks as a result of its senior loan investments. There is no organized exchange on which loans are traded and reliable market quotations may not be readily available. Therefore, elements of judgment may play a greater role in valuation of loans than for securities with a more developed secondary market and the PowerShares® Senior Loan Portfolio may not realize full value in the event of the need to sell a loan. To the extent that a secondary market does exist for certain loans, the market may be subject to volatility (including precipitous decline, particularly if there are credit concerns about a borrower), irregular trading activity, wide bid/ask spreads, decreased liquidity and extended trade settlement periods, any of which may impair the PowerShares® Senior Loan Portfolio’s ability to sell loans within its desired time frame or at an acceptable price and its ability to acccurately value existing and prospective investments. Extended trade settlement periods for certain loans may result in cash not being immediately available to the PowerShares® Senior Loan Portfolio upon sale of the loan. As a result, the PowerShares® Senior Loan Portfolio may have to sell other investments with shorter settlement periods or engage in borrowing transactions to raise cash to meet its obligations. Some loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the loans to presently existing or future indebtedness of the borrower or take other action detrimental to lenders, including the PowerShares® Senior Loan Portfolio, such as invalidation of loans or causing interest previously paid to be refunded to the borrower. Many loans are not registered with the SEC or any state securities commission and often are not rated by any nationally recognized rating service. Generally, there is less readily available, reliable information about most loans than is the case for many other types of securities. In addition, although a loan may be senior to equity and other debt securities in a borrower’s capital structure, such obligations may be structurally subordinated to obligations of the borrower’s subsidiaries.
Finally, although the PowerShares® Senior Loan Portfolio tracks the S&P/LSTA U.S. Leveraged Loan 100 Index, it may invest up to 20% of its assets in other securities not included in the S&P/LSTA U.S. Leveraged Loan 100 Index, in money market instruments, including repurchase agreements or other funds that invest exclusively in money market instruments (subject to applicable limitations under the Investment Company Act of 1940, as amended, or exemptions therefrom), convertible securities and structured notes (notes on which the amount of principal repayment and interest payments is based on the movement of one or more specified factors, such as the movement of a particular security or securities index). In particular, money market funds are subject to management fees and other expenses, and the PowerShares® Senior Loan Portfolio’s investments in money market funds will cause it to bear proportionately the costs incurred by the money market funds’ operations while simultaneously paying its own management fees and expenses. An investment in a money market fund is not insured or guaranteed by the FDIC or any other government agency. Money market funds may not have the value of their investments remain at $1.00 per share and it is possible to lose money by investing in a money market fund.

It is impossible to predict how closely over time any ETF will track its underlying index. Given the difficulties in trading loans noted above as well as the PowerShares® Senior Loan Portfolio’s ability to hold a significant portion of its assets in other securities, there is a risk that the PowerShares® Senior Loan Portfolio will not track the S&P/LSTA U.S. Leveraged Loan 100 Index as closely as other fixed income ETFs track their underlying indexes. As of March 31, 2017, Invesco PowerShares® reported that, over a one-year period, the index had increased by 9.04% while the market price of a share of the ETF had increased by 6.89%.
Risks related to the iShares® TIPS Bond ETF
The iShares® TIPS Bond ETF includes inflation-protected bonds, which typically have lower yields than conventional fixed rate bonds because of their inflation adjustment feature. If inflation is low, the benefit received from the inflation-protected feature of the underlying bonds may not sufficiently compensate for this reduced yield. The performance of the iShares® TIPS Bond ETF is also affected by the Consumer Price Index (CPI). The Bureau of Labor Statistics (BLS) revises the calculation of CPI whenever there are significant changes in consumer buying habits or shifts in population distribution or demographics. The BLS monitors changing buying habits on an annual basis, and the census conducted every 10 years by the Census Bureau provides information that enables the BLS to reselect a new geographic sample that accurately reflects the current population distribution and other demographic factors. In addition, as a matter of policy, BLS continually researches improved statistical methods. Thus, even between major revisions, changes to the calculation of the CPI are made. Any of these changes may affect the performance of treasury inflation protected securities held by the iShares® TIPS Bond ETF, and therefore may adversely affect the index.
Risks related to the iShares® iBoxx $ High Yield Corporate Bond ETF
The iShares® iBoxx $ High Yield Corporate Bond ETF holds generally U.S. dollar-denominated liquid high yield corporate bonds, sometimes referred to as “junk” bonds. High yield bonds (rated below investment grade, which means a rating of BB+ or lower by S&P or Fitch and Ba1 or lower by Moody’s), compared to higher-rated securities of similar maturities, tend to have more volatile prices and increased price sensitivity to changing interest rates and to adverse economic and business developments, greater risk of loss due to default or declining credit quality, greater likelihood that adverse economic or company specific events will make the issuer of such bonds unable to make interest and/or principal payments, and greater susceptibility to negative market sentiments leading to depressed prices and decrease in liquidity. In addition, even under normal economic conditions, high yield bonds may be less liquid than higher rated fixed-income securities and judgment may play a greater role in valuing certain of the iShares® iBoxx $ High Yield Corporate Bond ETF’s securities than is the case with securities trading in a more liquid market.
The companies that issue high yield bonds are often highly leveraged, and their ability to service their debt obligations during an economic downturn or periods of rising interest rates may be impaired. In addition, these companies may not have access to more traditional methods of financing and may be unable to repay debt at maturity by refinancing. The risk of loss due to default in payment of interest or principal by these issuers is significantly greater than with higher quality securities because medium and lower quality securities generally are unsecured and subordinated to senior debt. Default, or the market’s perception that a high yield issuer is likely to default, could reduce the value and liquidity of the issuer’s securities.
Risks related to the iShares® U.S. Real Estate ETF
The iShares® U.S. Real Estate ETF invests in shares of companies that directly or indirectly invest in real estate. The performance of the real estate industry is affected by multiple factors, including general economic and political conditions, the availability of financing for real estate, governmental actions that affect real estate, liquidity in the real estate market and interest rates. The value of shares of companies that invest in real estate and the performance of the iShares® U.S. Real Estate ETF will be negatively affected by a downturn in the real estate industry and may remain flat or decrease in periods of low growth. In addition, real estate markets tend to be local or regional, and an increase in one area may not offset a downturn in another area. Further, the iShares® U.S. Real Estate ETF invests in real estate investment trusts, the performance of which is subject to concentration and management risks similar to those to which the eligible ETFs are subject.
Risks related to eligible ETFs holding commodities or commodity futures (“commodity eligible ETFs”)
Termination or Liquidation of a Commodity Eligible ETF Could Adversely Affect the Value of the Index
The commodity eligible ETFs are Delaware statutory trusts. The trusts may be required to terminate and liquidate at a time that is disadvantageous to you. If the trusts are required to terminate and liquidate, such termination and liquidation could occur at a time when the prices of commodities contracts included (directly or indirectly) in such eligible ETFs are lower than the prices of those commodities contracts at the time when you purchased your notes, which could have an adverse impact on the level of the index.
Your Investment is Subject to Concentration Risks
The commodity contracts for each commodity held by the commodity eligible ETFs are each concentrated in a single commodities contract. As a result, the performance of such commodity eligible ETFs will be concentrated in the performance of those specific contracts. Although your investment in the notes will not result in the ownership or other direct interest in the commodities contracts held (directly or indirectly) by any of the eligible ETFs, the return on your investment in the notes will be subject to certain risks similar to those associated with direct investment in those contracts. This increases the risk that any market events that create a decrease in demand for or the trading price of the commodities contracts would significantly adversely affect the commodity eligible ETFs and could have an adverse impact on the level of the index.
Fees and Expenses Payable by the Commodity Eligible ETFs Are Charged Regardless of
Profitability and May Result in a Depletion of Their Assets
The commodity eligible ETFs are subject to fees and expenses, which are payable irrespective of profitability. Interest earned on the assets posted as collateral is paid to the commodity eligible ETF and is used to pay fees and expenses. A prolonged decline in interest rates could materially affect the amount of interest paid to a commodity eligible ETF. In the case of either an extraordinary expense and/or insufficient interest income to cover ordinary expenses, a commodity eligible ETF could be forced to liquidate its positions in commodities contracts to pay such expenses.
Legal and Regulatory Changes Could Adversely Affect the Level of the Index
The Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank), which effected substantial changes to the regulation of the futures and over-the-counter (OTC) derivatives markets, was enacted in July 2010. Dodd-Frank requires regulators, including the Commodity Futures Trading Commission (CFTC), to adopt regulations to implement many of the requirements of the legislation. While the CFTC has adopted many of the required regulations, a number of them have only recently become effective, and certain requirements remain to be finalized. The ultimate impact of the regulatory scheme, therefore, cannot yet be fully determined. Under Dodd-Frank, the CFTC approved a final rule to impose limits on the size of positions that can be held by market participants in futures and OTC derivatives on physical commodities. Those rules were challenged in federal court by industry groups and were vacated by a decision of the court in 2012. While the CFTC subsequently proposed new rules that have not yet been adopted governing position limits, and has recently adopted final rules governing the aggregation of positions by market participants under common control and by trading managers, their ultimate scope and impact, as well as the content, scope or impact of other CFTC rules, cannot be conclusively determined at present, and these limits could restrict the ability of certain market participants to participate in the commodities, futures and swap markets and markets for other OTC derivatives on physical commodities to the extent and at the levels that they have in the past. These factors may also have the effect of reducing liquidity and increasing costs in these markets as well as affecting the structure of the markets in other ways. In addition, these legislative and regulatory changes have increased, and will continue to increase, the level of regulation of markets and market participants, and therefore the costs of participating in the commodities, futures and OTC derivatives markets. Without limitation, these changes require many OTC derivatives transactions to be executed on regulated exchanges or trading platforms and cleared through regulated clearing houses. Swap dealers (as defined by the CFTC) are also required to be registered and are or will be subject to various regulatory requirements, including, but not limited to, proposed capital and margin requirements, record keeping and reporting requirements and various business conduct requirements. These legislative and regulatory changes, and the resulting increased costs and regulatory oversight requirements, could result in market participants being required to, or deciding to, limit their trading activities, which could cause reductions in market liquidity and increases in market volatility. In addition, transaction costs incurred by market participants are likely to be higher than in the past, reflecting the costs of compliance with the new regulations. These consequences could adversely affect the level of the index, which could in turn adversely affect the return on and value of your notes.
In addition, other regulatory bodies have passed or proposed, or may propose in the future, legislation similar to that proposed by Dodd-Frank or other legislation containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. For example, the EU MiFID II Directive (2014/65/EU), which will apply from January 3, 2018, introduces a new regime for EU Member States to establish and apply position limits on the net position which a person can hold at any time in commodity derivatives traded on trading venues and in economically equivalent OTC contracts. These position limits are to be set according to a methodology determined at the

EU level, but applied by EU Member State authorities. Since no authorities have as of yet published individual position limits, the application of the final rules remains unclear.
By way of further example, the European Market Infrastructure Regulation (Regulation (EU) No 648/2012) (“EMIR”) currently requires reporting of derivatives and various risk mitigation techniques such as timely confirmation, mandatory margin exchange and portfolio reconciliation to be applied to OTC derivatives. Mandatory clearing is in the process of being implemented by class of counterparty.
Changes to be implemented under both EMIR and MiFID II will impact a broad range of counterparties, both outside and within the EU, and are expected to increase the cost of transacting derivatives.
Ongoing Commodities-Related Regulatory Investigations And Private Litigation Could Affect Prices for Commodities and Commodity Contracts, Which Could Adversely Affect Your Notes
An increased focus on price setting and trading prices by regulators and exchanges recently have resulted in a number of changes to the ways in which prices are determined, including prices for commodities and commodity contracts.  This increased focus also resulted in the publication of standards for benchmark setting by the International Organization of Securities Commissions.  Investigations by regulatory authorities, enforcement actions and criminal proceedings in the United States and around the world, and private litigation regarding potential direct and indirect manipulation of the trading prices of certain commodities, are ongoing against a number of firms.
These ongoing investigations, actions, proceedings and litigations may result in further review by exchanges and regulators of the methods by which commodities prices are determined and the manner in which commodities and commodity contracts are traded and changes to those methods.  In addition, changes to other commodity-related activities, such as storage facilities and delivery methods, may also occur.  If any of these changes occur, the prices of the commodities and commodity contracts to which your notes may be linked may be affected, which may thereby adversely affect the level of the index and your notes.
In addition, if alleged trading price manipulation or other alleged conduct that may have artificially affected prices has occurred or is continuing, certain published commodity prices and commodity contract prices (including historical prices) may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been.  In particular, the historical trading information of the commodities and commodity contracts to which your notes may be linked may be incorrect and, as a result, may not be representative of the prices or changes in prices or the volatility of the commodities or commodity contract to which your notes may be linked.  In the future, any such artificially lower (or higher) prices could have an adverse impact on the relevant commodities or commodity contracts and any payments on, and the value of, your notes and the trading market for your notes.
Risks related to PowerShares® DB Commodity Index Tracking Fund
The Value of the Shares of PowerShares® DB Commodity Index Tracking Fund Relates Directly to the Value of the Commodity Futures Contracts  and Other Assets Held by PowerShares® DB Commodity Index Tracking Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in PowerShares® DB Commodity Index Tracking Fund’s Shares
PowerShares® DB Commodity Index Tracking Fund attempts to mirror, as closely as possible, before fees and expenses, the changes (positive or negative) in the level of DBIQ Optimum Yield Diversified Commodity Index Excess Return™, which is an index consisting of exchange-traded futures contracts on 14 specific commodities. The value of the shares of PowerShares® DB Commodity Index Tracking Fund relates directly to the value of PowerShares® DB Commodity Index Tracking Fund’s portfolio of futures contracts, less the liabilities (including estimated accrued but unpaid expenses) of PowerShares® DB Commodity Index Tracking Fund. The price of the commodities underlying the futures contracts may fluctuate widely.
Several factors may affect the prices of the commodities and the futures contracts, including, but not limited to:
•
global supply and demand of each commodity, which may be influenced by such factors as forward selling by the various commodities producers, purchases made by the commodities producers to unwind their hedge positions and production and cost levels in the major markets for each of the 14 commodities;

•	domestic and foreign interest rates and investors’ expectations concerning interest rates;
•	domestic and foreign inflation rates and investors’ expectations concerning inflation rates;
•	investment and trading activities of mutual funds, hedge funds and commodity funds; and

•	global or regional political, economic or financial events and situations.
Fewer Representative Commodities May Result In Greater Volatility, Which Could Adversely Affect the Index
The futures contracts in DBIQ Optimum Yield Diversified Commodity Index Excess Return™ (and therefore held by PowerShares® DB Commodity Index Tracking Fund) are contracts on 14 commodities:  Light Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline, Natural Gas, Brent Crude, Gold, Silver, Aluminum, Zinc, Copper Grade A, Corn, Wheat, Soybeans, and Sugar. Accordingly, the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ (and therefore PowerShares® DB Commodity Index Tracking Fund) is concentrated in terms of the number of commodities represented. You should be aware that other commodities indexes are more diversified in terms of both the number and variety of commodities included. In addition, DBIQ Optimum Yield Diversified Commodity Index Excess Return™ (and therefore PowerShares® DB Commodity Index Tracking Fund) is not production weighted on a current basis, and may therefore underrepresent the current global commodities market. Concentration in fewer commodities may result in a greater degree of volatility in shares of PowerShares® DB Commodity Index Tracking Fund under specific market conditions and over time. In addition, futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. If some or all of the futures contracts held by PowerShares® DB Commodity Index Tracking Fund experience such volatility, the value of the shares of PowerShares® DB Commodity Index Tracking Fund and therefore the index could be adversely affected.
Futures Contracts Are Not Assets with Intrinsic Value
Trading in futures transfers the risk of future price movements from one market participant to another. This means that for every gain, there is an equal and offsetting loss. Futures contracts themselves are not assets with intrinsic value, and simply reflect, in the case of cash-settled contracts, certain rights to payment or obligations to make payments to the other party to the contract, and in the case of physically-settled contracts, such as the futures contracts underlying DBIQ Optimum Yield Diversified Commodity Index Excess Return™, an agreement to make or take delivery of a particular asset at a specified price. Accordingly, market participants taking the opposite side of the relevant futures contract trades may believe that the price of the underlying commodities will move against the interests of DBIQ Optimum Yield Diversified Commodity Index Excess Return™ (and therefore PowerShares® DB Commodity Index Tracking Fund).
Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation
Some of PowerShares® DB Commodity Index Tracking Fund’s trading is expected to be conducted on commodity exchanges outside the United States. Trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, shares are subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. The shares could incur substantial losses from trading on foreign exchanges to which they would not have otherwise been subject had PowerShares® DB Commodity Index Tracking Fund’s trading been limited to U.S. markets. Aluminum, Zinc, Copper Grade A and Brent Crude are the current commodity contracts that are traded on foreign exchanges.
“Backwardation” or “Contango” in the Market Prices of the Commodities Contracts Will Affect the Value of the PowerShares® DB Commodity Index Tracking Fund’s Shares
As the futures contracts that underlie the underlying index near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August 2014 may specify an October 2014 expiration. As that contract nears expiration, it may be replaced by selling the October 2014 contract and purchasing the contract expiring in December 2014. This process is referred to as “rolling.” Historically, the prices of Light Sweet Crude Oil and Heating Oil have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the October 2014 contract would take place at a price that is higher than the price at which the December 2014 contract is purchased, thereby creating a gain in connection with rolling. While Light Sweet Crude Oil and Heating Oil have historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. The absence of backwardation in Light Sweet Crude Oil and Heating Oil will adversely affect the value of the underlying index and, accordingly, decrease the value of PowerShares® DB Commodity Index Tracking Fund’s shares.
Conversely, certain of the commodities contracts underlying the underlying index historically exhibit “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. Although certain of the commodities may have historically exhibited consistent periods of contango, contango will likely not exist in these markets at all times. Contango in certain of the commodities will adversely affect the value of the underlying index and, accordingly, decrease the value of PowerShares® DB Commodity Index Tracking Fund’s shares.
Risks related to SPDR® Gold Trust
Potential Discrepancies, or Future Changes, in the Calculation of the LBMA Gold Price PM Could Have an Adverse Effect on the Value of the SPDR® Gold Trust Shares
The value of the gold held by the SPDR® Gold Trust is determined using the LBMA Gold Price PM, which is the LBMA Gold Price determined at 3:00 pm (UK time) on the particular day. ICE Benchmark Administration (IBA) is the administrator for the LBMA Gold Price PM, and IBA provides the auction platform, methodology as well as overall independent administration and governance for the LBMA Gold Price. As the administrator of the LBMA Gold Price, IBA operates a physically settled, electronic and tradeable auction process. The price formation is in U.S. dollars only and prices are set twice daily at 10:30 a.m. and 3:00 p.m. (UK time). Within the process, aggregated gold bids and offers are updated in real-time with the imbalance calculated and the price updated every 30 seconds until the buy and sell orders are matched. If the LBMA Gold Price PM does not prove to be an accurate benchmark, and the LBMA Gold Price PM varies materially from the price of gold determined by other mechanisms, the net asset value of the SPDR® Gold Trust and, therefore, the value of an investment in the shares could be adversely impacted. Further, the calculation of the LBMA Gold Price PM is not an exact process, but is based upon a procedure of matching orders from participants in the auction process and their customers to sell gold with orders from participants in the auction process and their customers to buy gold at particular prices. The LBMA Gold Price PM does not therefore purport to reflect each buyer or seller of gold in the market, nor does it purport to set a definitive price for gold at which all orders for sale or purchase will take place on that particular day or time. All orders placed into the auction process by the participants will be executed on the basis of the price determined pursuant to the LBMA Gold Price PM auction process. Any future developments or changes in the determination of the LBMA Gold price PM, to the extent they have a material impact on the LBMA Gold Price PM, could adversely impact the net asset value of the SPDR® Gold Trust and the value of the shares and therefore the index.

The Value of the Shares of SPDR® Gold Trust Relates Directly to the Value of the Gold Held by SPDR® Gold Trust and Fluctuations in the Price of Gold Could Materially Adversely Affect an Investment in SPDR® Gold Trust’s Shares
The shares are designed to mirror as closely as possible the performance of the price of gold, and the value of the shares relates directly to the value of the gold held by SPDR® Gold Trust, less the trust’s liabilities (including estimated accrued expenses). The price of gold has fluctuated widely over the past several years. Several factors may affect the price of gold, including, but not limited to:
•
global supply and demand of gold, which may be influenced by such factors as gold’s uses in jewelry, technology and industrial applications, purchases made by investors in the form of bars, coins and other gold products,forward selling by gold producers, purchases made by gold producers to unwind their hedge positions, central bank purchases and sales, and production and cost levels in the major gold-producing countries such as South Africa, the United States and Australia;

•	interest rates;
•	investors’ expectations concerning inflation rates;
•	currency exchange rates;
•	investment and trading activities of hedge funds and commodity funds;
•	global or regional political, economic or financial events and situations, especially those unexpected in nature; and
•	other economic variables such as income growth, economic output and monetary policies.
If gold markets continue to be subject to sharp fluctuations, this may result in potential losses if the index allocates away from shares at a time when the price of gold is lower. In addition, gold markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations.
The Amount of Gold Represented by the Shares of SPDR® Gold Trust Will Continue to Be Reduced During the Life of SPDR® Gold Trust Due to SPDR® Gold Trust’s Expenses
Each outstanding share represents a fractional, undivided interest in the gold held by SPDR® Gold Trust. The SPDR® Gold Trust does not generate any income and regularly sells gold to pay for its ongoing expenses. Therefore, the amount of gold represented by each share has gradually declined over time. This is also true with respect to shares that are issued in exchange for additional deposits of gold into the SPDR® Gold Trust, as the amount of gold required to create shares proportionately reflects the amount of gold represented by the shares outstanding at the time of creation. Assuming a constant gold price, the trading price of the shares is expected to gradually decline relative to the price of gold as the amount of gold represented by the shares gradually declines.

SPECIFIC TERMS OF YOUR NOTES

We refer to the notes we are offering by this prospectus supplement as the “offered notes” or the “notes”. Please note that in this prospectus supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated July 10, 2017, and  references to the “accompanying prospectus supplement” mean the accompanying prospectus supplement, dated July 10, 2017, for Medium-Term Notes, Series E, in each case of GS Finance Corp. and The Goldman Sachs Group, Inc.  Please note that in this section entitled “Specific Terms of Your Notes”, references to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company. Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”.

The offered notes are part of a series of debt securities, entitled “Medium-Term Notes, Series E”, that we may issue under the indenture from time to time as described in the accompanying prospectus supplement and accompanying prospectus. The offered notes are also “indexed debt securities”, as defined in the accompanying prospectus.
This prospectus supplement summarizes specific financial and other terms that apply to the offered notes, including your notes; terms that apply generally to all Series E medium-term notes are described in “Description of Notes We May Offer” in the accompanying prospectus supplement. The terms described here supplement those described in the accompanying prospectus supplement and the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.
In addition to those terms described under “Summary Information” in this prospectus supplement, the following terms will apply to your notes:
No interest: we will not pay interest on your notes
Specified currency:
•	U.S. dollars (“$”)
Form of note:
•	global form only: yes, at DTC
•	non-global form available: no
Denominations: each note registered in the name of a holder must have a face amount of $1,000 or an integral multiple of $1,000 in excess thereof
Defeasance applies as follows:
•	full defeasance: no
•	covenant defeasance: no
Other terms:
•	the default amount will be payable on any acceleration of the maturity of your notes as described under “— Special Calculation Provisions” below
•	a business day for your notes will not be the same as a business day for our other Series E medium-term notes, as described under “— Special Calculation Provisions” below
•	a trading day for your notes will be as described under “— Special Calculation Provisions” below
Please note that the information about the settlement date or trade date, issue price, underwriting discount and net proceeds to GS Finance Corp. on the front cover page or elsewhere in this prospectus supplement relates only to the initial issuance and sale of the notes. We may decide to sell additional notes on one or more dates after the date of this prospectus supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth on the front cover page or elsewhere in this prospectus supplement. If you have purchased your notes in a market-making transaction after the initial issuance and sale of the notes, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

We describe the terms of your notes in more detail below.
Index and Index Sponsor
In this prospectus supplement, when we refer to the index, we mean the index specified on the front cover page, or any successor index, as it may be modified, replaced or adjusted from time to time as described under “— Payment of Principal on Stated Maturity Date — Discontinuance or Modification of the Index” below. When we refer to the index sponsor as of any time, we mean the entity, including any successor sponsor, that determines and publishes the index as then in effect.
Payment of Principal on Stated Maturity Date
The cash settlement amount for each $1,000 face amount of notes outstanding on the stated maturity date will be an amount in cash equal to:
•	if the index return is positive, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the upside participation rate times (c) the index return; or
•	if the index return is zero or negative, $1,000.
The index return is calculated by subtracting the initial index level from the final index level and dividing the result by the initial index level, with the quotient expressed as a percentage.
The initial index level is 118.10. The note calculation agent will determine the final index level, which will be the closing level of the index on the determination date as calculated and published by the index sponsor (including any index calculation agent acting on the index sponsor’s behalf), subject to adjustment in certain circumstances described under “— Consequences of a Non-Trading Day” and “— Discontinuance or Modification of the Index” below.
The upside participation rate is 340.00%.
The cash settlement amount will be based on the final index level. If the final index level is greater than the initial index level, i.e., the index return is positive due to an increase in the level of the index, you will receive a 3.40% increase in the cash settlement amount for each 1.00% increase in the index level due to the upside participation rate.  If the final index level is less than the initial index level, i.e., the index return is negative due to a decrease in the level of the index, you will receive 100% of the face amount of your notes. As a result, if the final index level is equal to or less than the initial index level on the determination date, the cash settlement amount will be equal to 100% of the $1,000 face amount of notes (or $1,000).
Stated Maturity Date
The stated maturity date is July 28, 2025, unless that day is not a business day, in which case the stated maturity date will be the next following business day. If the determination date is postponed as described under “— Determination Date” below, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date.
Determination Date
The determination date is July 21, 2025, unless the note calculation agent determines that such day is not a trading day. In that event, the determination date will be the first following trading day. In no event, however, will the determination date be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. If the determination date is postponed to the last possible day, but such day is not a trading day, that day will nevertheless be the determination date.
Consequences of a Non-Trading Day
If a day that would otherwise be the determination date is not a trading day, then the determination date will be postponed as described under “— Determination Date” above.
If the note calculation agent determines that the final index level is not available on the last possible determination date because of a non-trading day or for any other reason (other than as described under “— Discontinuance or Modification of the Index” below), then the note calculation agent will nevertheless determine the level of the index based on its assessment, made in its sole discretion, of the level of the index on that day.

Discontinuance or Modification of the Index
If the index sponsor discontinues publication of the index and the index sponsor or anyone else publishes a substitute index that the note calculation agent determines is comparable to the index, or if the note calculation agent designates a substitute index, then the note calculation agent will determine the cash settlement amount payable on the stated maturity date by reference to the substitute index. We refer to any substitute index approved by the note calculation agent as a successor index.
If the note calculation agent determines on the determination date that the publication of the index is discontinued and there is no successor index, the note calculation agent will determine the amount payable on the stated maturity date by a computation methodology that the note calculation agent determines will as closely as reasonably possible replicate the index.
If the note calculation agent determines that the index or the method of calculating the index is changed at any time in any respect — including any split or reverse split and any addition, deletion or substitution and any reweighting or rebalancing of the index or of the index ETFs and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index ETFs or its sponsor or is due to any other reason — and is not otherwise reflected in the level of the index by the index sponsor pursuant to the then-current index methodology of the index, then the note calculation agent will be permitted (but not required) to make such adjustments in the index or the method of its calculation as it believes are appropriate to ensure that the level of the index used to determine the cash settlement amount payable on the stated maturity date is equitable.
All determinations and adjustments to be made by the note calculation agent with respect to the index may be made by the note calculation agent in its sole discretion. The note calculation agent is not obligated to make any such adjustments.
Default Amount on Acceleration
If an event of default occurs and the maturity of your notes is accelerated, we will pay the default amount in respect of the principal of your notes at the maturity, instead of the amount payable on the stated maturity date as described earlier. We describe the default amount under “— Special Calculation Provisions” below.
For the purpose of determining whether the holders of our Series E medium-term notes, which include your notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of your notes as the outstanding principal amount of that note. Although the terms of the offered notes differ from those of the other Series E medium-term notes, holders of specified percentages in principal amount of all Series E medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series E medium-term notes, including your notes, except with respect to certain Series E medium-term notes if the terms of such notes specify that the holders of specified percentages in principal amount of all of such notes must also consent to such action. This action may involve changing some of the terms that apply to the Series E medium-term notes, accelerating the maturity of the Series E medium-term notes after a default or waiving some of our obligations under the indenture. In addition, certain changes to the indenture and the notes that only affect certain debt securities may be made with the approval of holders of a majority in principal amount of such affected debt securities. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification of the Debt Indentures and Waiver of Covenants”.
Manner of Payment
Any payment on your notes at maturity will be made to an account designated by the holder of your notes and approved by us, or at the office of the trustee in New York City, but only when your notes are surrendered to the trustee at that office. We also may make any payment in accordance with the applicable procedures of the depositary.
Modified Business Day
As described in the accompanying prospectus, any payment on your notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your notes, however, the term business day may have a different meaning than it does for other Series E medium-term notes. We discuss this term under “— Special Calculation Provisions” below.
Role of Note Calculation Agent
The note calculation agent in its sole discretion will make all determinations regarding the index, successor indices, business days, trading days, the index return, the final index level, the stated maturity date, the determination date, the cash settlement amount on your notes at maturity and any other determination as applicable or specified herein. Absent manifest error, all determinations of the note calculation agent will be final and binding on you and us, without any liability on the part of the note calculation agent.
Please note that GS&Co., our affiliate, is currently serving as the note calculation agent as of the original issue date of your notes. We may change the note calculation agent at any time after the original issue date without notice and GS&Co. may resign as note calculation agent at any time upon 60 days’ written notice to us.
Special Calculation Provisions
Business Day
When we refer to a business day with respect to your notes, we mean a day that is a New York business day as described under “Description of Debt Securities We May Offer — Calculations of Interest on Debt Securities — Business Days” on page 21 in the accompanying prospectus.
Trading Day
When we refer to a trading day with respect to your notes, we mean a day on which the index is calculated and published by the index sponsor (including any index calculation agent acting on the index sponsor’s behalf). For the avoidance of doubt, if the index calculation agent determines that an index market disruption event occurs or is continuing on any day, such day will not be a trading day. See “The Index — Could index market disruption events or corporate events impact the calculation of the index or the implementation of a monthly base index rebalancing or a daily total return index rebalancing by the index calculation agent?” herein.
Closing Level of the Index
The closing level of the index on any trading day will be the official closing level of the index or any successor index published by the index sponsor (including any index calculation agent acting on the index sponsor’s behalf) on such trading day for the index.
Level of the Index
When we refer to the level of the index at any time on any trading day, we mean the official level of the index or any successor index published by the index sponsor (including any index calculation agent acting on the index sponsor’s behalf) at such time on such trading day.
Default Amount
The default amount for your notes on any day (except as provided in the last sentence under “— Default Quotation Period” below) will be an amount, in the specified currency for the face amount of your notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your notes. That cost will equal:
•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of your notes in preparing any documentation necessary for this assumption or undertaking.
During the default quotation period for your notes, which we describe below, the holder and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:
•	no quotation of the kind referred to above is obtained, or
•	every quotation of that kind obtained is objected to within five business days after the day the default amount first becomes due.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the default amount will equal the principal amount of your notes.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and that is, rated either:
•	A-1 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or
•	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

USE OF PROCEEDS
We will lend the net proceeds from the sale of the offered notes to The Goldman Sachs Group, Inc. or its affiliates.  The Goldman Sachs Group, Inc. will use the proceeds from such loans for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the offered notes as described below.
HEDGING
In anticipation of the sale of the offered notes, we and/or our affiliates have entered into or expect to enter into cash-settled hedging transactions involving purchases of listed or over-the-counter options, futures and/or other instruments linked to the index, the eligible underlying assets or 3-month USD LIBOR on or before the trade date. In addition, from time to time after we issue the offered notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the offered notes and perhaps in connection with other index-linked notes we issue, some of which may have returns linked to the index, the eligible underlying assets or 3-month USD LIBOR. Consequently, with regard to your notes, from time to time, we and/or our affiliates:
•
expect to acquire, or dispose of, cash-settled positions in listed or over-the-counter options, futures or other instruments linked to the index or some or all of the eligible underlying assets or 3-month USD LIBOR,

•	may take or dispose of positions in the assets held by the eligible ETFs,
•
may take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the New York Stock Exchange or other components of the U.S. equity market,

•
may take short positions in the eligible underlying assets or other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser, and/or

•	may take or dispose of positions in interest rate swaps, options swaps and treasury bonds.
We and/or our affiliates may acquire a long or short position in securities similar to the offered notes from time to time and may, in our or their sole discretion, hold or resell those securities.
In the future, we and/or our affiliates expect to close out hedge positions relating to the notes and perhaps relating to other notes with returns linked to the index, the eligible underlying assets, 3-month USD LIBOR or assets held by the eligible ETFs. We expect our affiliates’ steps to involve sales of instruments linked to the index, the eligible underlying assets, 3-month USD LIBOR or assets held by the eligible ETFs on or shortly before the determination date. Our affiliates’ steps also may involve sales and/or purchases of some or all of the listed or over-the-counter options, futures or other instruments linked to the index.

The hedging activity discussed above may adversely affect the market value of your notes from time to time and the value of the consideration that we will deliver on your notes at maturity. See “Additional Risk Factors Specific to Your Notes” above for a discussion of these adverse effects.

THE INDEX
General Overview
The GS Momentum Builder® Multi-Asset 5 ER Index (the index) measures the extent to which the performance of the exchange-traded funds and a money market position (together with the ETFs, the underlying assets) included in the index outperform the sum of the notional interest rate, which is a rate equal to 3-month USD LIBOR, plus the daily index maintenance fee of 0.50% per annum. The money market position reflects the notional returns accruing to a hypothetical investor from an investment in a notional overnight money account denominated in U.S. dollars that accrues interest at the overnight interest rate, which is a rate equal to the federal funds effective rate. The index rebalances monthly (and sometimes daily) from among 15 underlying assets that have been categorized in the following asset classes: equities; fixed income; emerging markets; alternatives; commodities; inflation; and cash equivalent. The index attempts to track the positive price momentum in the underlying assets, subject to limitations on volatility and a maximum weight for each underlying asset and each asset class, each as described below.
Each month the index is rebalanced by first calculating the portfolio of underlying assets that would have provided the highest historical return during a return look-back period comprised of the prior six months, subject to a limit of 5% on the degree of variation in the daily closing prices or closing level, as applicable, of the aggregate of such underlying assets (a measure known as “realized volatility”) over three different realized volatility look-back periods (the prior six months, three months and one month) and subject to a maximum weight for each underlying asset and each asset class. This results in three potential portfolios of underlying assets (one for each realized volatility look-back period). The weight of each underlying asset for a monthly base index rebalancing will equal the average of the weights of such underlying asset in these three potential portfolios. While the weight of each underlying asset for each monthly base index rebalancing will be determined on a single day (the base index observation day), the monthly rebalancing based on such revised weights will be implemented over a base index rebalancing period comprised of five base index rebalancing days, which are the first five index business days of each calendar month beginning on, and including, the base index observation day, subject to adjustment. As a result of monthly rebalancing, the index may include as few as four eligible underlying assets (as few as three eligible ETFs) and may not include some of the underlying assets or asset classes during the entire term of the notes.
In addition, if on any daily total return index rebalancing day, which is any index business day, the realized volatility of the index underlying assets exceeds the volatility cap of 6% for the applicable volatility cap period (the prior one month), the index will be rebalanced in order to reduce such realized volatility by ratably reallocating a portion of the exposure to the index ETFs to the money market position. Historically, a significant portion of the index exposure has been to the money market position, the return of which has been below 3-month USD LIBOR.
The index reflects the return of the index underlying assets less the sum of the notional interest rate plus the daily index maintenance fee. Any cash dividend paid on an index ETF is deemed to be reinvested in such index ETF and subject to subsequent changes in the value of the index ETF. In addition, any interest accrued on the money market position is similarly deemed to be reinvested on a daily basis in such money market position and subject to subsequent changes in the federal funds effective rate. For further information regarding how the index value is calculated see “— How is the index value calculated on any day?” below.
The notional interest rate is a rate equal to 3-month USD LIBOR, which generally will be the offered rate for 3-month deposits in U.S. dollars, as that rate appears on the Reuters screen 3750 page as of 11:00 a.m., London time, as observed two London business days prior to the relevant notional interest rate reset date. A notional interest rate reset date will occur quarterly on January 2, April 2, July 2 and October 2, or, if one of those dates is not an index business day, on the index business day immediately following such day on which the notional interest rate is reset. A London business day is a day on which commercial banks and foreign currency markets settle payments and are open for general business in London.
With respect to the money market position, the overnight interest rate is a rate equal to the federal funds effective rate. The federal funds effective rate for any day generally will be the rate for U.S. dollar federal funds on or with respect to such day, as set forth in USD-FEDERAL-FUNDS-H15, as provided by Reuters on RSF.REC.USONFFE=.NaE, or as provided by another recognized sourced used for the purpose of displaying such rate for that day. For any given calendar day on which an overnight interest rate is not available, the index calculation agent will use for such day the latest available level of the overnight interest rate.
The value of the index is calculated in U.S. dollars on each index business day by reference to the performance of the total return index value net of the sum of the return on the notional interest rate in effect at that time plus the daily index maintenance fee of 0.50% per annum. The total return index value on each index business day is calculated by reference to the weighted performance of:
•
the base index, which is the weighted combination of underlying assets that comprise the index at the applicable time as a result of the most recent monthly base index rebalancing (whether partially or fully implemented); and

•	any additional exposure to the money market position resulting from any daily total return index rebalancing that day.
The underlying assets that comprise the base index as the result of the most recent monthly base index rebalancing may include a combination of ETFs and the money market position, or solely ETFs. A daily total return index rebalancing will occur on any daily total return index rebalancing day if the realized volatility of the base index exceeds the volatility cap of 6% for the volatility cap period applicable to such index business day. As a result of a daily total return index rebalancing, the index will have exposure to the money market position even if the base index has no such exposure resulting from its most recent monthly base index rebalancing.
For the purpose of this prospectus supplement:
•	an “eligible underlying asset” is one of the ETFs or the money market position that is eligible for inclusion in the index on a base index observation day;
•
an “eligible ETF” is one of the ETFs that is eligible for inclusion in the index on a base index observation day (when we refer to an “ETF” we mean an exchange traded fund, which for purposes of this prospectus supplement includes the following exchange traded products: SPDR® S&P 500® ETF Trust, PowerShares® DB Commodity Index Tracking Fund and SPDR® Gold Trust);

•	an “index underlying asset” is an eligible underlying asset with a non-zero weighting on any index business day;
•	an “index ETF” is an ETF that is an eligible ETF with a non-zero weighting on any index business day; and
•	an “index business day” is a day on which the New York Stock Exchange is open for its regular trading session on such day.
How frequently is the index rebalanced?
Each month the index rebalances from among the 15 eligible underlying assets by calculating the portfolio of underlying assets that would have provided the highest historical return during a return look-back period comprised of the prior six months, subject to a limit of 5% on the degree of variation in the daily closing prices or closing level, as applicable, of the aggregate of such underlying assets (a measure known as “realized volatility”) over three different realized volatility look-back periods (the prior six months, three months and one month) and subject to a maximum weight for each underlying asset and each asset class. This results in three potential portfolios of underlying assets (one for each realized volatility look-back period). The weight of each underlying asset for a monthly rebalancing will equal the average of the weights of such underlying asset in these three potential portfolios. This monthly rebalancing is referred to as the base index rebalancing and the resulting portfolio of index underlying assets comprise the base index for the month. While the weight of each underlying asset for each monthly base index rebalancing will be determined on the base index observation day, the monthly base index rebalancing will be implemented over a base index rebalancing period comprised of five base index rebalancing days, which are the first five index business days of each calendar month beginning on, and including, the base index observation day, subject to adjustment. A “base index observation day” is the first index business day of each calendar month, subject to adjustment. Certain aspects of base index observation day and base index rebalancing day adjustments are described under “— Could index market disruption events or corporate events impact the calculation of the index or the implementation of a monthly base index rebalancing or a daily total return index rebalancing by the index calculation agent?” below.
Additionally, the index may be rebalanced on any daily total return index rebalancing day (including during a base index rebalancing period) as a result of a daily volatility control feature if, on such daily total return index rebalancing day, the realized volatility of the base index exceeds the volatility cap of 6% for the applicable volatility cap period, which is the prior one month. This type of rebalancing has the effect of reducing the exposure of the index to the performance of the eligible ETFs by rebalancing a portion of the exposure into the money market position. This daily rebalancing is referred to as the daily total return index rebalancing.

For a discussion of how the look-back periods for monthly and daily rebalancing are determined, see “— What is realized volatility and how are the weights of the underlying assets influenced by it?” and “— How do the weights of the index underlying assets change as a result of a daily total return index rebalancing?”, respectively, below.
How is the index value calculated on any day?
The value of the index was set to 100 on the inception date of the index, January 2, 2013. On each index business day, the value of the index changes by reference to the performance of the total return index value net of the sum of the return on the notional interest rate in effect at that time plus the daily index maintenance fee of 0.50% per annum. The total return index value on each index business day is calculated by reference to the weighted performance of:
•
the base index, which is the weighted combination of underlying assets that comprise the index at the applicable time as a result of the most recent monthly base index rebalancing (whether partially or fully implemented); and

•	any exposure to the money market position resulting from any daily total return index rebalancing that day.
The underlying assets that comprise the base index as the result of the most recent monthly base index rebalancing may include a combination of ETFs and the money market position, or solely ETFs. A daily total return index rebalancing will occur on any daily total return index rebalancing day if the realized volatility of the base index exceeds the volatility cap of 6% for the volatility cap period applicable to such daily total return index rebalancing day. As a result of a daily total return index rebalancing, the index will have exposure to the money market position even if the base index has no such exposure resulting from its most recent monthly base index rebalancing.
On any index business day, the index value will equal (a) the index value on the immediately preceding notional interest rate reset day multiplied by (b) the return on the total return index on such index business day reduced by the sum of (i) the prorated notional interest rate and (ii) the prorated daily index maintenance fee. The return on the total return index for any such index business day will equal the quotient of the total return index value as of such index business day divided by the total return index value as of the immediately preceding notional interest rate reset day. The prorated notional interest rate and prorated daily index maintenance fee are each calculated on an actual/360 day count basis from but excluding the immediately preceding notional interest rate reset date. The notional interest rate is reset on quarterly notional interest rate reset dates which are each January 2, April 2, July 2 and October 2, or, if such date is not an index business day, on the index business day immediately following such date. Regardless of whether the index underlying assets include the money market position on a monthly base index observation day, if the index has ratably rebalanced into the money market position as a result of the daily volatility control feature, then the index also will include the value of the money market position.
The value of any index ETF is equal to the result of multiplying the weight applicable to such index ETF and the adjusted level of such index ETF. The adjusted level of such index ETF reflects any price change in such index ETF as well as any cash dividend paid on such index ETF. Any cash dividend paid on an index ETF is deemed to be reinvested in such index ETF and subject to subsequent changes in the value of the index ETF.
The value of the money market position reflects, on any day, the amount of interest accrued at the overnight interest rate on an investment in a notional U.S. dollar denominated overnight money account. The money market position will have a positive notional return if the overnight interest rate is positive. Any interest accrued on the money market position is deemed to be reinvested on a daily basis in such money market position and subject to subsequent changes in the federal funds effective rate.
The contribution of any index underlying asset to the performance of the index will depend on its weight and performance. The effects of potential adjustment events are described under “— Could index market disruption events or corporate events impact the calculation of the index or the implementation of a monthly base index rebalancing or a daily total return index rebalancing by the index calculation agent?” below.
How are the index underlying assets weights determined during the base index rebalancing period?
While the weight of each underlying asset for each monthly rebalancing will be determined on the applicable base index observation day, the monthly rebalancing based on such revised weights will be implemented over the base index rebalancing period. The base index rebalancing period is comprised of five index rebalancing days, which are the first five index business days of each calendar month beginning on, and including, the base index observation day, subject to adjustment as described below under “— Could market disruptions or corporate events impact the calculation of the index or the implementation of a monthly base index rebalancing or a daily total return index rebalancing by the index calculation agent?”. Following each base index observation day, any change in the weight of an index underlying asset in the base index from the prior base index observation day will be implemented incrementally by one fifth each day. For example, if the weight of an index underlying asset in the base index is to be increased from the prior base index observation day, such weight will be increased by one fifth of such increase on each day in the base index rebalancing period until the weight reflects the weight selected on the related base index observation day.
How does the index attempt to provide exposure to price momentum?
The index uses the historical return performance of the eligible underlying assets to determine the composition of the index on a base index observation day. The six-month historical returns are used as an indication of price momentum. Although the index methodology seeks to select index underlying assets with the highest six-month historical return reflecting price momentum, the underlying asset maximum weights, asset class maximum weights, monthly volatility target, averaging of eligible underlying asset weights in the realized volatility look-back periods and daily volatility control, as well as how the eligible underlying assets correlate, may limit the exposure to those underlying assets with the highest six-month historical returns.
The six-month historical return for an eligible underlying asset is calculated to include, with respect to the ETFs, price changes and any cash dividends paid during the relevant six-month period being evaluated.
Who calculates and oversees the index?
The index is calculated using a methodology developed by GS&Co., the index sponsor. The complete index methodology, which may be amended from time to time, is available at solactive.com/indexing-en/indices/complex/. We are not incorporating by reference this website or any material it includes into this prospectus supplement.
An index committee is responsible for overseeing the index and its methodology. The index committee may exercise discretion in the case of any changes to the eligible underlying assets, delayed rebalancing and index market disruption events or any potential adjustment event that occurs in relation to one or more eligible underlying assets. The index committee will initially be comprised of three full-time employees of The Goldman Sachs Group, Inc. or one or more of its affiliates.
Changes to the index methodology made by the index committee will be publicly announced on the index calculation agent’s website at least 60 index business days prior to their effective date. Adjustments made by the index calculation agent in response to index market disruption events and potential adjustment events will be publicly announced as promptly as is reasonably practicable on the index calculation agent’s website.
The index committee may exercise limited discretion with respect to the index, including in the situations described below under “— Can the Eligible Underlying Assets Change?”. Any such changes or actions are publicly announced as promptly as is reasonably practicable and normally at least five index business days prior to their effective date.
The index sponsor has retained Solactive AG to serve as index calculation agent. The index calculation agent calculates the value of the index and implements the methodology determined by the index committee. The index sponsor can replace the index calculation agent at any time, or the index calculation agent can resign on 60 days notice to the index sponsor. In the event the index sponsor appoints a replacement index calculation agent, a public announcement will be made via press release.
The index calculation agent is responsible for the day to day implementation of the methodology of the index and for its calculation. The index calculation agent calculates and publishes the value of the index every 15 seconds on each index business day and publishes it on the Bloomberg page GSMBMA5 Index and Reuters page .GSMBMA5. The index calculation agent may from time to time consult the index committee on matters of interpretation with respect to the methodology.
What underlying assets are included in the universe of potential index underlying assets?
As of the date of this document, there are 14 eligible ETFs included in the 15 eligible underlying assets. These eligible underlying assets track assets that have been categorized in the following asset classes:  equities; fixed income; emerging markets; alternatives; commodities; inflation; and cash equivalent. The 14 ETFs are as follows:
•
SPDR® S&P 500® ETF Trust (SPY) — SPY seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in leading industries of the U.S. economy, as measured by the S&P 500® Index. SPY has been categorized in the equities asset class.

•
iShares® MSCI EAFE ETF (EFA) — EFA seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the European, Australasian and Far Eastern markets, as measured by the MSCI EAFE® Index. EFA has been categorized in the equities asset class.

•
iShares® MSCI Japan ETF (EWJ) — EWJ seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Japanese market as measured the MSCI Japan Index. EWJ has been categorized in the equities asset class.

•
iShares® 20+ Year Treasury Bond ETF (TLT) — TLT seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of public obligations of the U.S. Treasury that have a minimum term to maturity of greater than 20 years, as measured by the ICE U.S. Treasury 20+ Year Bond Index. TLT has been categorized in the fixed income asset class.

•
iShares® iBoxx $ Investment Grade Corporate Bond ETF (LQD) — LQD seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of U.S. dollar-denominated, investment grade corporate bonds, as measured by the Markit iBoxx® USD Liquid Investment Grade Index. LQD has been categorized in the fixed income asset class.

•
iShares® iBoxx $ High Yield Corporate Bond ETF (HYG) — HYG seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the U.S. dollar-denominated liquid high yield corporate bond market, as measured by the Markit iBoxx® USD Liquid High Yield Index. HYG has been categorized in the fixed income asset class.

•
iShares® MSCI Emerging Markets ETF (EEM) — EEM seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in emerging markets, as measured by the MSCI Emerging Markets Index. EEM has been categorized in the emerging markets asset class.

•
iShares® J.P. Morgan USD Emerging Markets Bond ETF (EMB) — EMB seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the total return of actively traded external debt instruments in emerging market countries, as measured by the J.P. Morgan EMBISM Global Core Index. EMB has been categorized in the emerging markets asset class.

•
iShares® U.S. Real Estate ETF (IYR) — IYR seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the real estate sector of the U.S. equity market, as represented by the Dow Jones U.S. Real Estate Index. The Dow Jones U.S. Real Estate Index is designed to represent Real Estate Investment Trusts (REITs) and other companies that invest directly or indirectly in real estate through development, management or ownership, including property agencies. IYR has been categorized in the alternatives asset class.

•
Alerian MLP ETF (AMLP) — AMLP seeks investment results that corresponds generally to the price and yield performance, before fees and expenses, of energy infrastructure Master Limited Partnerships, as measured by the Alerian MLP Infrastructure Index. AMLP has been categorized in the alternatives asset class.

•
PowerShares® Senior Loan Portfolio (BKLN) — BKLN seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of large institutional leveraged loans, as measured by the S&P/LSTA U.S. Leveraged Loan 100 Index. BKLN has been categorized in the alternatives asset class.

•
PowerShares® DB Commodity Index Tracking Fund (DBC) — DBC seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of 14 of the most heavily traded physical commodities, as measured by the DBIQ Optimum Yield Diversified Commodity Index Excess ReturnTM. DBC has been categorized in the commodities asset class.

•
SPDR® Gold Trust (GLD) — GLD seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of gold bullion held by the SPDR® Gold Trust. GLD has been categorized in the commodities asset class.

•
iShares® TIPS Bond ETF (TIP) — TIP seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of inflation-protected public obligations of the U.S. Treasury that have at least one year remaining to maturity, are rated investment grade and have $250 million or more of outstanding face value, as measured by the Bloomberg Barclays U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L). TIP has been categorized in the short-term U.S. treasury bills and inflation asset class.

In addition to the above referenced ETFs, the eligible underlying assets also include the money market position. The money market position is included in the cash equivalent asset class and reflects the notional returns accruing to a hypothetical investor from an investment in a notional overnight money account denominated in U.S. dollars that accrues interest at the overnight interest rate, which is a rate equal to the federal funds effective rate.
For further description of these eligible underlying assets, please see “The Eligible Underlying Assets” herein.
What are the maximum potential weights of each eligible underlying asset and each asset class on a base index observation day?
The maximum potential weight and minimum potential weight of each eligible underlying asset and each asset class on each base index observation day is listed below. The maximum weight of each eligible underlying asset and each asset class limits the exposure to each eligible underlying asset and each asset class. Thus, even if the monthly volatility target would be met during each realized volatility look-back period (the prior six months, three months and one month), the index would not allocate its entire exposure to the single eligible underlying asset that has the highest historical return during the prior six-months among all of the eligible underlying assets because of the maximum weight limitations. The minimum weight restricts short exposure to any eligible underlying asset or any asset class. Because of these limitations, after giving effect to a monthly base index rebalancing, the index is expected to have exposure to only a limited subset of the 15 eligible underlying assets (which could be as few as four eligible underlying assets) and you may not have any exposure to some of the 15 eligible underlying assets or asset classes during the entire term of the notes. Further, as a result of a daily total return index rebalancing, the index may not include any ETFs and may allocate its entire exposure to the money market position.
ASSET CLASS	ASSET CLASS MINIMUM WEIGHT	ASSET CLASS MAXIMUM WEIGHT	ELIGIBLE UNDERLYING ASSET	TICKER	UNDERLYING ASSET MINIMUM WEIGHT	UNDERLYING ASSET MAXIMUM WEIGHT
Equities	0%	50%	SPDR® S&P 500® ETF Trust	SPY	0%	20%
			iShares® MSCI EAFE ETF	EFA	0%	20%
			iShares® MSCI Japan ETF	EWJ	0%	10%
Fixed Income	0%	50%	iShares® 20+ Year Treasury Bond ETF	TLT	0%	20%
			iShares® iBoxx $ Investment Grade Corporate Bond ETF	LQD	0%	20%
			iShares® iBoxx $ High Yield Corporate Bond ETF	HYG	0%	20%
Emerging Markets	0%	25%	iShares® MSCI Emerging Markets ETF	EEM	0%	20%
			iShares® J.P. Morgan USD Emerging Markets Bond ETF	EMB	0%	20%
Alternatives	0%	25%	iShares® U.S. Real Estate ETF	IYR	0%	20%
			Alerian MLP ETF	AMLP	0%	10%
			PowerShares® Senior Loan Portfolio	BKLN	0%	10%
Commodities	0%	25%	PowerShares® DB Commodity Index Tracking Fund	DBC	0%	20%
			SPDR® Gold Trust	GLD	0%	20%
Inflation	0%	25%	iShares® TIPS Bond ETF	TIP	0%	25%
Cash Equivalent	0%	50%*	Money Market Position	N/A	0%	50%*
* With respect to the money market position, the related asset class maximum weight and underlying asset maximum weight limitations do not apply to daily rebalancing, and, therefore, as a result of daily rebalancing, the index may allocate its entire exposure to the money market position.
What is realized volatility and how are the weights of the underlying assets influenced by it?
Realized volatility is a measurement of the degree of movement in the price or value of an asset observed over a specified period. Realized volatility is calculated by specifying a measurement period, determining the average value during such measurement period and then comparing each measured point during such measurement period to such average. The index utilizes historical realized volatility over three separate realized volatility look-back periods (six months, three months and one month) for each monthly base index rebalancing, which is calculated by the index calculation agent from daily closing net asset prices or the closing level, as applicable, over the prior six-month, three-month and one-month period, as applicable. For example, an eligible underlying asset will have a higher realized volatility during a specific historical period than another eligible underlying asset if such eligible underlying asset has greater price movement (increases or decreases) relative to its average price during the measurement period. An eligible underlying asset with a stable price during a specific historical period will have a lower realized volatility than an eligible underlying asset which has relatively larger price movements during that same period. Further, an eligible underlying asset will have a higher realized volatility with respect to a specific measurement period if such underlying asset has greater price movements (increases and decreases) in such measurement period as compared to the price movements of the same underlying asset in a different measurement period.
In choosing the weights for the index underlying assets for any month, the monthly volatility target limits the overall level of realized volatility that may be reflected by the index underlying assets. Since the monthly volatility target limits the base index as a whole, when creating the three potential portfolios the realized volatility of each eligible underlying asset for the applicable look-back period needs to be compared relative to the realized volatilities of the remaining eligible underlying assets for the same look-back period. An eligible underlying asset may have a relatively high six-month historical return relative to other eligible underlying assets, but may be excluded from inclusion as an index underlying asset for a given month (or may be assigned a weight below its maximum weight) because that eligible underlying asset has a high realized volatility in a particular look-back period relative to other eligible underlying assets. However, because the weight of each underlying asset for each monthly rebalancing will equal the average of the weights of such underlying asset across three potential portfolios (one for each realized volatility look-back period), the impact of a low realized volatility for one look-back period may be lessened by a higher realized volatility for a different look-back period. In addition, an eligible underlying asset with a relatively high realized volatility may be included as an index underlying asset because its realized volatility is offset by another eligible underlying asset that is also included as an index underlying asset. Because the historical returns and realized volatility are measured on an aggregate basis within each potential portfolio, highly correlated eligible underlying assets may be excluded from a potential portfolio, in whole or in part, on a base index observation day. Such highly correlated eligible underlying assets may be excluded even if, on an independent basis, such eligible underlying assets have a relatively high six-month historical return or relatively low realized volatility for the applicable look-back period. Since realized volatility is based on historical data, there is no assurance that the historical level of volatility of an index underlying asset included in the index in a monthly rebalancing will continue during such month.
The look-back period relevant for calculating the six-month historical return and six-, three- or one-month historical realized volatility of each combination of eligible underlying assets is the period beginning on (and including) the day that is six, three or one calendar months (or, if any such day is not an index business day, the preceding index business day), as applicable, before the third index business day immediately preceding such base index observation day to (but excluding) the third index business day prior to the given index business day.
With respect to each potential portfolio, if at a base index observation day no combination of eligible underlying assets complies with the monthly volatility target, asset class maximum weights and underlying asset maximum weights, then such portfolio will select, from all combinations of eligible underlying assets that comply with the asset class maximum weights and the underlying asset maximum weights, the combination with the lowest historical realized volatility for the realized volatility look-back period applicable to such potential portfolio, regardless of that combination’s six-month performance. The particular combination so selected will exceed the monthly volatility target.
How do the weights of the index underlying assets change as a result of a daily total return index rebalancing?
The index calculation agent calculates the historical realized volatility of the base index for the applicable volatility cap period, which is the prior one month as determined below. As long as, on any given daily total return index rebalancing day, the calculated one-month realized volatility of the base index for the applicable volatility cap period is equal to or less than the volatility cap, no change to the then-current weights of the index underlying assets is made on that daily total return index rebalancing day. However, if on any given daily total return index rebalancing day the calculated volatility of the base index for the volatility cap period exceeds the volatility cap of 6%, the exposure of the index is partially rebalanced into the money market position to reduce the historical realized volatility for such volatility cap period. This is achieved by partially rebalancing, to the money market position, the exposure of the total return index to the base index through a reduction of the base index weight to the percentage that is equal to the volatility cap divided by such calculated volatility. As a result of a daily total return index rebalancing, the index may not include any ETFs (e.g., if the base index weight is reduced to zero) and may allocate its entire exposure to the money market position.
With respect to any given daily total return index rebalancing day, the volatility cap period is the period beginning on (and including) the day which is one calendar month (or, if any such date is not an index business day, the preceding index business day) before the second index business day prior to the given daily total return index rebalancing day to (and including) the third index business day prior to the given daily total return index rebalancing day. The volatility cap period with respect to any given total return index rebalancing day will not be affected by any postponement of such total return index rebalancing day by the index calculation agent, and the exposure to the base index will be calculated on the postponed total return index rebalancing day as though such total return index rebalancing day had not been postponed.

Examples of hypothetical daily total return index rebalancing
The following table displays hypothetical one-month realized volatility for the base index and the percent weighting of the base index for purposes of calculating the total return index value as a result of hypothetical daily rebalancing in different situations. You should note that the base index itself may contain exposure to the money market position which would be in addition to any exposure to the money market position that the index reflects as a result of a daily rebalancing. For purposes of highlighting the effect of a daily rebalancing, the table assumes that the base index itself did not contain exposure to the money market position as a result of a monthly base index rebalancing. This information is intended to illustrate the operation of the index on each daily total return index rebalancing day and is not indicative of how the index may perform in the future.
Day	1	2	3	4	5	6	7	8	9	10
Historical One-Month Realized Volatility of the Base Index	3.0	4.9	6.1	5.3	6.2	5.6	8.5	6.0	7.4	3.9
Weight of Base Index For Purposes of Calculating the Total Return Index Value	100.00%	100.00%	98.36%	100.00%	96.77%	100.00%	70.59%	100.00%	81.08%	100.00%
Weight of Money Market Position	0.00%	0.00%	1.64%	0.00%	3.23%	0.00%	29.41%	0.00%	18.92%	0.00%
On days 1, 2, 4, 6, 8 and 10 the historical realized volatility of the base index for the applicable volatility cap period is equal to or less than the volatility cap, so the index did not ratably rebalance into the money market position on such daily total return index rebalancing day.
On days 3, 5, 7 and 9, because the historical realized volatility of the base index for the applicable volatility cap period is greater than the volatility cap, then the weight allocated to the base index for such daily total return index rebalancing day is ratably rebalanced into the money market position. Please see “Underlying Asset Weightings” below for data regarding the frequency of daily rebalancing.
What is the money market position?
The money market position is a hypothetical investment intended to express the notional returns accruing to a hypothetical investor from an investment in a notional overnight money account denominated in U.S. dollars that accrues interest at the overnight interest rate, which is a rate equal to the federal funds effective rate. Allocation of the index to the money market position is intended to reduce the volatility of the index.
The index will provide exposure to the money market position (1) if on a monthly base index observation day the money market position has a relatively high performance compared to the other eligible underlying assets in a potential portfolio and/or, with respect to a realized volatility look-back period, such index underlying asset has a comparatively low realized volatility compared to the other eligible index underlying assets and is used to reduce the realized volatility of the index underlying assets in a potential portfolio on an aggregate basis and/or (2) on any index business day, if the realized volatility of the index underlying assets for the applicable volatility cap period is higher than the volatility cap, resulting in a daily total return index rebalancing.
Can the eligible underlying assets change?
The eligible underlying assets are not expected to change. However, the index committee may eliminate an eligible ETF and/or designate a successor eligible ETF if for any reason any of the following events occur with respect to such ETF:
•
the ETF ceases to exist, is delisted, terminated, wound up, liquidated or files for bankruptcy, is combined with another ETF that has a different investment objective, or changes its currency of denomination;

•	the ETF suspends creations or redemptions for five consecutive index business days or announces a suspension of unlimited duration for such creations or redemptions;
•
the net asset value of the ETF is not calculated or is not announced by either the ETF or its sponsor for five consecutive index business days, or an index market disruption event occurs and is continuing for five consecutive index business days;

•
the average daily trading volume in the preceding three calendar months of the ETF is less than $1 million (where average daily trading volume is measured by summing the value of all reported transactions in such ETF for each trading day during the preceding three full calendar months, and dividing this sum by the total number of such trading days) or the net asset value of such ETF is below $250 million (where net asset value is measured as the value of an entity’s assets less the value of its liabilities as publicly disclosed by this ETF or its sponsor);

•	the sponsor or investment adviser of the ETF files for bankruptcy and there is no solvent immediate successor;
•
limitations on ownership are imposed on the ETF due to a change in law or regulation, loss of regulatory exemptive relief or otherwise, and the index committee, in its sole discretion, determines that such limitations materially adversely affect the ability of holders of such ETF to hold, acquire or dispose of shares of such ETF;

•	the tax treatment of the ETF changes in a way that would have an adverse effect on holders of shares of such ETF;
•
the index committee, in its sole discretion, determines that the ETF has changed the index underlying or otherwise referenced by such ETF to an index that is materially different, or the methodology for the index is materially modified (other than a modification in the ordinary course of administration of the index underlying or otherwise referenced by such ETF);

•	the index underlying or otherwise referenced by the ETF is no longer compiled, or the closing level of such index is not calculated or published for five consecutive index business days; or
•	the index sponsor determines in its sole discretion that it is not practicable for the ETF to continue to be included in the index for any reason, including due to:
a)	a dispute as to whether a license is required to use the ETF or the related index, or
b)
to the extent there is an agreement in place governing such use, changes in the terms upon which the ETF or related index is made available to the index sponsor for inclusion in the index that the index sponsor, in its sole discretion, determines to be materially adverse to it.

Any successor eligible underlying asset shall be the underlying asset, in the determination of the index committee, that most closely replicates the affected eligible underlying asset without triggering any of the events listed above. Such deletions and additions may be undertaken during a base index rebalancing period or in between base index rebalancing periods.
Could index market disruption events or corporate events impact the calculation of the index or the implementation of a monthly base index rebalancing or a daily total return index rebalancing by the index calculation agent?
If a monthly base index rebalancing day or a daily total return index rebalancing day must be effected on an index business day on which an index market disruption event (as defined below) occurs or is continuing with respect to any index underlying asset, the index calculation agent will postpone such monthly base index rebalancing day or total return index rebalancing day until the next index business day on which no index market disruption event occurs or is continuing with respect to any index underlying asset. The index calculation agent shall then rebalance the index as if (i) for each index underlying asset that had not been affected by an index market disruption event as if the monthly base index rebalancing day (if applicable) or the daily total return index rebalancing day, respectively, occurred on the first day on which such index market disruption event occurred and (ii) for each index underlying asset that had been affected by such index market disruption event as if such monthly base index rebalancing day (if applicable) or such daily total return index rebalancing day, respectively, occurred on the first day on which there was no index market disruption event occurring or continuing. Consequently, if, for example, an index market disruption event were to occur on a base index rebalancing day with respect to only one of the index underlying assets and on the following index business day such index market disruption event was no longer continuing and no new index market disruption event were to occur, then on the base index rebalancing day on which the index market disruption event occurred the weight of all index underlying assets not affected by the index market disruption event would be determined and on such following index business day the weight of the affected index underlying asset would be determined. As a result, the weight of an index underlying asset affected by an index market disruption event could be temporarily underrepresented or overrepresented in the base index.
On the sixth index business day following the occurrence of an index market disruption event with respect to any index underlying asset, if such index market disruption event is continuing, the index committee may instruct the index calculation agent to rebalance the index using a specified price. In the event the index committee determines on such sixth index business day, in its sole discretion, that no such instructions should be given to the index calculation agent, the index committee may revisit such determination on any index business day thereafter on which the index market disruption event is continuing. Notwithstanding the foregoing, in the event of a force majeure event (as defined below) in which all of the index underlying assets are affected, the calculation and publication of the index shall be postponed until, in the determination of the index calculation agent, such force majeure event has been resolved.
An “index market disruption event” with respect to an eligible ETF will have occurred in any of the following situations: (i) upon the occurrence or existence of a trading disruption (as defined below) or an exchange disruption (as defined below), in either case for more than two hours of trading or at any time during the one-hour period that ends at the scheduled closing time of the exchange (as defined below), and which the index calculation agent determines is material, (ii) upon the occurrence or existence of an early closure (as defined below), (iii) the net asset value per share of such ETF is not calculated or is not announced by the eligible ETF or the sponsor of such ETF, (iv) the eligible ETF or the relevant sponsor of any eligible ETF suspends creations or redemptions of shares of such ETF, (v) upon the occurrence or existence of an index dislocation or (vi) upon the occurrence or existence of a force majeure event.
A “trading disruption” means any suspension of or limitation imposed on trading by the exchange or related exchange (as defined below), and whether by reason of movements in price exceeding limits permitted by the exchange or otherwise, relating to the eligible ETF shares, related index or futures or options on the eligible ETF shares or underlying index.
An “exchange disruption” means any event that disrupts or impairs (as determined by the index calculation agent in its sole discretion) the ability of market participants in general to effect transactions in, or obtain market values for, the shares of the ETF on the exchange or futures or options on the ETF shares or underlying index, in each case on the relevant related exchange.
An “early closure” means the closure of the exchange or relevant related exchange on any business day of that exchange prior to its scheduled closing time unless such earlier closing time is announced by such exchange prior to the close of trading on the first index business day immediately preceding such date.
An “exchange” means the primary exchange on which shares of an eligible ETF are listed.
A “related exchange” means, in respect of an eligible ETF or underlying index, as the case may be, the primary exchange (or exchanges) or quotation system (or quotation systems) on which futures or options contracts relating to such eligible ETF or underlying index, as the case may be, are traded, if any.
An “index dislocation” means the index calculation agent determines that a market participant, as a result of a market-wide condition relating to the index or any eligible ETF, would (i) be unable, after using commercially reasonable efforts, to acquire, establish, re-establish, substitute, maintain, unwind, or dispose of all or a material portion of any hedge position relating to the index or an eligible ETF or (ii) incur a materially increased cost in doing so, including due to any capital requirements or other law or regulation.
A “force majeure event” will have occurred if the index calculation agent determines that there has been the occurrence of a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance that is beyond the reasonable control of the index sponsor, index calculation agent or any of their respective affiliates that the index calculation agent determines is likely to have a material effect on an eligible ETF, or on its ability to perform its role in respect of the index.
In the event that an index ETF is affected by a potential adjustment event, the index committee may make adjustments to the level of such index ETF and/or the weighting of the index underlying assets. Any of the following will be a potential adjustment event with respect to an index ETF:
Potential Adjustment Event	Adjustment	Adjustment Description
Cash Dividends	Yes	The dividend is reinvested in that index ETF.
Special / Extraordinary Dividends	Yes	The dividend is reinvested in that index ETF.
Return of Capital	Yes	The capital is reinvested in that index ETF.
Stock Dividend	Yes
Where shareholders receive “B” new shares for every “A” share held, the number of shares is adjusted by multiplying the original number of shares by the quotient of (a) the sum of A and B divided by (b) A.

Stock Split	Yes	Where shareholders receive “B” new shares for every “A” share held, the number of shares is adjusted by multiplying the original number of shares by the quotient of B divided by A.
Potential adjustment events also include any other event that could have a diluting or concentrative effect on the theoretical value of the index ETF shares and would not otherwise be accounted for in the index. The index calculation agent may make adjustments in such cases.
If the index calculation agent determines that the price made available for an index ETF by the exchange reflects a manifest error, the calculation of the index where the index ETF has a non-zero weighting shall be delayed until such time as a corrected price is made available. In the event a corrected price is not made available on a timely basis, the index calculation agent may determine an appropriate price and disclose on its website its determination and the basis therefor. In the event an exchange corrects prices previously provided, the index calculation agent shall recalculate index levels using the corrected information and disclose on its website that it has substituted updated versions of index levels as a result. This convention, however, will not change the starting index value for the notes. However, the note calculation agent may adjust the method of calculation of the level of the index to ensure that the level of the index used to determine the amount payable on the stated maturity date is equitable. See “Specific Terms of Your Notes—Discontinuance or Modification of the Index” above.
What is the historical performance of the index?
The closing level of the index has fluctuated in the past and may, in the future, experience significant fluctuations. Any upward or downward trend in the historical or hypothetical closing level of the index during any period shown below is not an indication that the index is more or less likely to increase or decrease at any time during the life of your notes.
You should not take the historical index performance information or hypothetical performance data of the index as an indication of the future performance of the index. We cannot give you any assurance that the future performance of the index, the index underlying assets, the notional interest rate or the overnight interest rate will result in receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. In light of the increased volatility currently being experienced by U.S. and global securities markets and recent market declines, the trend reflected in the historical index performance information and hypothetical performance data may be less likely to be indicative of the performance of the index during the period from the trade date to the determination date than would otherwise have been the case.
Neither we nor any of our affiliates make any representation to you as to the performance of the index. Before investing in the offered notes, you should consult publicly available information to determine the relevant index levels between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the index over the life of the offered notes, as well as the payment amount at maturity, may bear little relation to the historical index performance information or hypothetical performance data shown below.
Daily Closing Levels of the Index
The following graph shows the daily closing levels of the index from December 3, 2007 to July 21, 2017.  Since the index was launched on December 17, 2013 and has a limited operating history, the graph includes hypothetical performance data for the index prior to its launch on December 17, 2013.
The historical closing levels from December 17, 2013 (the index launch date) to July 21, 2017 were obtained from Bloomberg Financial Services and Solactive AG, without independent verification. (In the graph, historical closing levels can be found to the right of the vertical solid line marker.) You should not take the historical index performance information as an indication of the future performance of the index.
The hypothetical performance data from March 3, 2011 to December 16, 2013 is based on the historical levels of the eligible underlying assets using the same methodology that is used to calculate the index. The hypothetical performance data for the period from December 3, 2007 through March 2, 2011 was calculated using the same methodology that is used to calculate the index, provided that a proxy was used for the following eligible ETFs, in each case for the period of time such eligible ETF was not in existence:  iShares® J.P. Morgan USD Emerging Markets Bond ETF (not in existence prior to December 19, 2007), Alerian MLP ETF (not in existence prior to August 25, 2010) and PowerShares® Senior Loan Portfolio (not in existence prior to March 3, 2011). As a result, due to the varying weights of the eligible ETFs and proxies, at any time during this period as much as 100% of the hypothetical index performance data was derived from proxy data. You should be aware that proxy performance has not been reduced to compensate for any management fee charged by the applicable eligible ETF.  This means that, with respect to any eligible ETF for which a proxy was used for any period of time, the applicable proxy’s performance has not been reduced by a fee equal to the management fee charged by such eligible ETF or, if applicable, the difference between the management fee charged by such proxy and the management fee charged by the applicable eligible ETF. Information regarding such proxies is available upon request. Each proxy had at least an 80% correlation to the related eligible ETF during the period beginning after the eligible ETF became available. Therefore, the use of proxies for eligible ETFs that were not in existence during some or all of the period from December 3, 2007 through March 2, 2011 may have resulted in hypothetical performance data that overstates or understates how the index would have performed, and the extent to which the daily volatility control would or would not have been triggered, had no proxy information been required.
The hypothetical performance data prior to the launch of the index on December 17, 2013 refers to simulated performance data created by applying the index's calculation methodology to historical prices of the underlying assets that comprise the index (including proxies when applicable). Such simulated performance data has been produced by the retroactive application of a back-tested methodology, and may reflect a bias towards underlying assets or related indices that have performed well in the past. No future performance of the index can be predicted based on the simulated performance described herein.  You should not take the hypothetical performance data as an indication of the future performance of the index.

Underlying Asset Weightings
As of the base index observation day on July 3, 2017, the following chart sets forth the target weighting of each eligible underlying asset and the hypothetical and historical average percentage weightings of the eligible underlying assets, the highest percentage weightings of the eligible underlying assets and the percentage of base index observation days with positive weightings for the eligible underlying assets from December 3, 2007 to July 3, 2017 (the period for which eligible underlying assets or proxy information is available). This data reflects the same historical information and hypothetical data and use of proxies as in the previous tables. You should not take the historical information or hypothetical data as an indication of the future performance of the index.
Eligible Underlying Asset	Target Weighting (as of July 3, 2017)*	Average Weighting	Highest Weighting	Percentage of Base Index Observation Days When Underlying Asset is Included as an Index Underlying Asset
SPDR® S&P 500® ETF Trust	10.70%	8.63%	20.10%	61.21%
iShares® MSCI EAFE ETF	20.00%	3.28%	20.10%	26.72%
iShares® MSCI Japan ETF	0.00%	1.94%	10.10%	32.76%
iShares® 20+ Year Treasury Bond ETF	12.50%	9.92%	20.10%	66.38%
iShares® iBoxx $ Investment Grade Corporate Bond ETF	12.50%	9.37%	20.00%	68.97%
iShares® iBoxx $ High Yield Corporate Bond ETF	0.00%	7.13%	20.00%	55.17%
iShares® MSCI Emerging Markets ETF	17.40%	1.39%	18.50%	25.86%
iShares® J.P. Morgan USD Emerging Markets Bond ETF	0.00%	9.45%	20.00%	67.24%
iShares® U.S. Real Estate ETF	11.90%	6.14%	20.10%	65.52%
Alerian MLP ETF	0.00%	3.52%	10.00%	53.45%
PowerShares® Senior Loan Portfolio	0.00%	5.31%	10.00%	68.10%
PowerShares® DB Commodity Index Tracking Fund	0.00%	2.38%	19.20%	28.45%
SPDR® Gold Trust	13.70%	4.33%	20.00%	51.72%
iShares® TIPS Bond ETF	0.00%	8.38%	25.00%	64.66%
Money Market Position	1.30%	18.84%	50.00%	68.97%
*Current weighting information is updated from time to time by Solactive AG, the index calculation agent, at solactive.com/indexing-en/indices/complex/. We are not incorporating by reference the website or any material it includes in this prospectus supplement.
The following chart and table provide a comparison between the index (using historical information and hypothetical data, as explained below) and certain classes of assets (in each case, represented by a benchmark ETF or a benchmark index, which are distinct from the asset classes in which the 15 underlying assets have been categorized for purposes of this index) from December 3, 2007 to July 21, 2017. Benchmark ETF data and benchmark index data is based on the historical levels of the benchmark ETFs and benchmark indices, respectively. The historical index information from December 17, 2013 (the index launch date) to July 21, 2017 reflects the actual performance of the index. (In the chart, this historical index information can be found to the right of the vertical solid line marker.) The hypothetical index data from March 3, 2011 to December 16, 2013 is based on the historical levels of the eligible underlying assets, using the same methodology that is used to calculate the index. Hypothetical index data for the period from December 3, 2007 through March 2, 2011 was calculated using the same methodology that is used to calculate the index, provided that a proxy was used for the following eligible ETFs, in each case for the period of time that such eligible ETF was not in existence:  iShares® J.P. Morgan USD Emerging Markets Bond ETF (not in existence prior to December 19, 2007), Alerian MLP ETF (not in existence prior to August 25, 2010) and PowerShares® Senior Loan Portfolio (not in existence prior to March 3, 2011). As a result, due to the varying weights of the eligible ETFs and proxies, at any time during this period as much as 100% of the hypothetical index performance data was derived from proxy data. Please note that the benchmark ETFs and benchmark indices that are used to represent asset classes for purposes of the following table and chart may not be eligible underlying assets for purposes of the index and in some cases differ from the eligible underlying assets that are used to represent classes of assets with the same or similar titles for purposes of the index. You should not take the historical index information, hypothetical index data or historical benchmark ETF and benchmark index data as an indication of the future performance of the index.
Performance Since December 2007
As of 7/21/2017	GS Momentum Builder® Multi Asset 5 ER Index (GSMBMA5)	US Bonds (AGG)	Global Equities (MSCI ACWI Excess Return Index)	Commodities (S&P GSCI Excess Return Index)	US Real Estate (IYR)
Effective Performance (1 Month)	1.92%	0.06%	2.45%	5.50%	0.43%
Effective Performance (6 Month)	4.91%	2.24%	11.56%	-10.01%	4.57%
Annualized* Performance (since December 2007)	5.27%	3.47%	3.44%	-11.92%	5.58%
Annualized* Realized Volatility (since December 2007)**	5.23%	5.20%	17.49%	23.88%	33.45%
Return over Risk (since December 2007)***	1.01	0.67	0.20	-0.50	0.17
Maximum Peak-to-Trough Drawdown****	-11.05%	-13.19%	-58.27%	-83.19%	-68.32%

*	Calculated on a per annum percentage basis.
**	Calculated on the same basis as realized volatility used in calculating the index.
***	Calculated by dividing the annualized performance by the annualized realized volatility since December 3, 2007.
****	The largest percentage decline experienced in the relevant measure from a previously occurring maximum level.

The following chart sets forth the monthly allocation on each base index observation day between each asset class from December 3, 2007 to July 3, 2017, with each bar representing a month, using the historical index information and hypothetical index data previously supplied above. (In the chart, this historical information can be found to the right of the vertical solid line marker.)  You should not take the historical information or hypothetical data as an indication of the future performance of the index.

The following chart sets forth the number of index underlying assets included in the index on each monthly base index observation day during the period from December 3, 2007 to July 3, 2017 based on the historical index information and hypothetical index data previously supplied above. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

Number of Index Underlying Assets	Number of Months	Percent of Months Included (Out of 116 Months)
0	0	0.00%
1	0	0.00%
2	0	0.00%
3	0	0.00%
4	3	2.59%
5	8	6.90%
6	11	9.48%
7	19	16.38%
8	26	22.41%
9	27	23.28%
10	12	10.34%
11 or more	10	8.62%

The following chart sets forth the percentage of monthly base index observation days during the period from December 3, 2007 to July 3, 2017 on which the asset class maximum weight restrictions reduced the weighting of one or more index underlying assets or prevented one or more eligible underlying assets from becoming an index underlying asset. These percentages are based on the historical index information and hypothetical index data previously supplied above. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

Asset Class
Percent of Monthly Base Index
Observation Days That Asset
Class Maximum Weight
Restriction Reduced an Index
Underlying Asset Weighting or
Prevented an Eligible
Underlying Asset From
Becoming an Index Underlying
Asset

Equities	0.00%
Fixed Income	3.45%
Emerging Markets	2.59%
Alternatives	7.76%
Commodities	0.86%
Inflation	6.90%
Cash Equivalent	14.66%
The following chart sets forth the percentage of monthly base index observation days during the period from December 3, 2007 to July 3, 2017 on which the underlying asset maximum weight restrictions reduced the weighting of the applicable index underlying assets. These percentages are based on the historical index information and hypothetical index data previously supplied above. You should not take the historical information or hypothetical data as an indication of the future performance of the index.
Eligible Underlying Asset
Percent of Monthly Base Index
Observation Days That
Underlying Asset Maximum
Weight Restriction Reduced an
Index Underlying Asset Weighting
or Prevented an Eligible
Underlying Asset From Becoming
an Index Underlying Asset

SPDR® S&P 500® ETF Trust	25.86%
iShares® MSCI EAFE ETF	8.62%
iShares® MSCI Japan ETF	10.34%
iShares® 20+ Year Treasury Bond ETF	32.76%
iShares® iBoxx $ Investment Grade Corporate Bond ETF	20.69%
iShares® iBoxx $ High Yield Corporate Bond ETF	14.66%
iShares® MSCI Emerging Markets ETF	0.00%
iShares® J.P. Morgan USD Emerging Markets Bond ETF	29.31%
iShares® U.S. Real Estate ETF	12.07%
Alerian MLP ETF	15.52%
PowerShares® Senior Loan Portfolio	34.48%
PowerShares® DB Commodity Index Tracking Fund	0.00%
SPDR® Gold Trust	4.31%
iShares® TIPS Bond ETF	6.90%
Money Market Position	14.66%

The index ratably rebalanced some or all of the exposure to the index ETFs into the money market position on 30.45% of the total return index rebalancing days during the period from December 3, 2007 to July 3, 2017, based on the historical index information and hypothetical index data previously supplied above. Because monthly rebalancing is based on realized volatility over three realized volatility look-back periods (the prior six-months, three-months and one-month) and the daily rebalancing mechanic is based on the realized volatility of the base index for the applicable volatility cap period, which is the prior one month, on some monthly base index rebalancing days a daily total return index rebalancing also occurred. You should not take the historical information or hypothetical data as an indication of the future performance of the index.
The following chart displays the percentage of index exposure to the index underlying assets during the period from December 3, 2007 to July 3, 2017 based on the historical index information and hypothetical index data previously supplied above. (In the chart, this historical information can be found to the right of the vertical solid line marker.)  A percentage less than 100% means that a daily rebalancing has occurred, reducing exposure in the existing ETFs and increasing exposure to the money market position. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

Rebalancing and Performance Illustration
In order to illustrate how the monthly rebalancing operates, we have provided below a table that shows data related to the base index observation days that occurred in April 2011 and November 2012. This data reflects the same historical information and hypothetical data and use of proxies as in the previous tables. The table includes the 6-month historical returns and the 6-month realized volatility, the 3-month realized volatility and the one-month realized volatility for each eligible underlying asset and the weights that they were assigned on the base index observation day occurring in April 2011 and November 2012 based on the average of the weight of each underlying asset in each of the three potential portfolios of ETFs (one for each realized volatility look-back period). We have also provided the monthly returns for each eligible ETF for the April 2011 and November 2012 periods. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

April 2011 Rebalancing
Eligible Underlying Assets	6-Month Historical Return	6-Month Realized Volatility	3-Month Realized Volatility	1-Month Realized Volatility	Weighting at Rebalancing	Monthly Return for Period after Rebalancing
SPDR® S&P 500® ETF Trust	16.15%	12.22%	12.76%	15.92%	14.50%	1.92%
iShares® MSCI Japan ETF	5.16%	21.50%	25.22%	36.39%	0.00%	2.43%
iShares® MSCI EAFE ETF	9.14%	18.67%	18.80%	23.81%	0.00%	4.45%
iShares® 20+ Year Treasury Bond ETF	-10.83%	15.67%	13.43%	12.76%	0.00%	2.58%
iShares® iBoxx $ Investment Grade Corporate Bond ETF	-1.63%	6.42%	5.29%	5.25%	0.00%	2.21%
iShares® iBoxx $ High Yield Corporate Bond ETF	6.41%	6.28%	5.15%	5.97%	17.90%	1.69%
iShares® MSCI Emerging Markets ETF	6.63%	20.07%	19.73%	20.60%	0.00%	-1.15%
iShares® J.P. Morgan USD Emerging Markets Bond ETF	-1.93%	6.31%	5.17%	3.70%	0.00%	1.67%
iShares® U.S. Real Estate ETF	8.90%	6.74%	7.41%	9.37%	4.30%	-0.18%
Alerian MLP ETF	11.87%	15.36%	14.35%	17.92%	3.60%	3.75%
PowerShares® Senior Loan Portfolio	5.83%	2.86%	3.73%	5.53%	6.70%	0.97%
PowerShares® DB Commodity Index Tracking Fund	25.76%	19.08%	17.41%	20.10%	13.40%	1.79%
SPDR® Gold Trust	8.87%	15.91%	13.68%	12.39%	0.30%	7.67%
iShares® TIPS Bond ETF	1.05%	6.71%	5.82%	5.23%	19.30%	2.45%
Money Market Position	0.09%	0.01%	0.01%	0.01%	20.00%	0.01%

November 2012 Rebalancing
Eligible Underlying Assets	6-Month Historical Return	6-Month Realized Volatility	3-Month Realized Volatility	1-Month Realized Volatility	Weighting at Rebalancing	Monthly Return for Period after Rebalancing
SPDR® S&P 500® ETF Trust	2.20%	13.85%	10.65%	11.22%	0.00%	-1.01%
iShares® MSCI Japan ETF	-5.46%	15.97%	14.39%	16.68%	0.00%	1.53%
iShares® MSCI EAFE ETF	2.06%	18.98%	15.59%	16.52%	0.00%	1.72%
iShares® 20+ Year Treasury Bond ETF	5.90%	14.41%	14.29%	14.22%	10.00%	2.09%
iShares® iBoxx $ Investment Grade Corporate Bond ETF	7.37%	4.43%	4.40%	3.59%	20.00%	-0.17%
iShares® iBoxx $ High Yield Corporate Bond ETF	4.89%	7.14%	5.40%	4.84%	20.00%	1.06%
iShares® MSCI Emerging Markets ETF	-1.10%	21.10%	16.31%	15.00%	0.00%	-0.19%
iShares® J.P. Morgan USD Emerging Markets Bond ETF	9.10%	5.59%	3.52%	3.88%	20.00%	1.21%
iShares® U.S. Real Estate ETF	1.83%	8.90%	5.70%	6.46%	0.00%	-1.06%
Alerian MLP ETF	0.71%	13.47%	8.86%	9.71%	0.00%	-0.41%
PowerShares® Senior Loan Portfolio	3.54%	4.06%	1.70%	1.29%	10.00%	0.05%
PowerShares® DB Commodity Index Tracking Fund	-2.92%	16.86%	13.71%	14.34%	0.00%	2.03%
SPDR® Gold Trust	2.51%	14.41%	11.65%	9.14%	20.00%	0.03%
iShares® TIPS Bond ETF	3.36%	4.28%	4.74%	3.84%	0.00%	0.97%
Money Market Position	0.08%	0.01%	0.01%	0.01%	0.00%	0.01%
In reviewing the table provided above, you should consider the following:
•
In any given month, we expect that the index will have exposure to only a limited subset of the 15 underlying assets. For example, for the April 2011 rebalancing, 9 eligible underlying assets (8 of which were ETFs) were selected as index underlying assets for the upcoming month from the 15 eligible underlying assets. Thus, the index did not target any exposure during the April 2011 period to 6 of the eligible underlying assets. Also, for example, for the November 2012 rebalancing, 6 eligible underlying assets (all of which were ETFs) were selected for the upcoming month from the 15 eligible underlying assets. Thus, the index did not target any exposure during the November 2012 period to 9 of the eligible underlying assets.

•
The index will not necessarily allocate the maximum weight or any weight to eligible underlying assets with relatively high 6-month historical returns on a base index observation day. For example, the weight assigned to the PowerShares® DB Commodity Index Tracking Fund on the April 2011 base index observation day was less than its maximum weight even though it had the highest 6-month historical return of all of the eligible underlying assets on the April 2011 base index observation day. This result was due to the limitation imposed by the monthly volatility target (which volatility is measured on a basket basis and is not determined based on the realized volatility of each eligible underlying asset standing alone).

•
Asset class maximum weight limitations may prevent an eligible underlying asset from being allocated its maximum weight in the index despite relatively high 6-month historical returns on a base index observation day. For example, for the November 2012 rebalancing, the iShares® 20+ Year Treasury Bond ETF was allocated only a portion of its maximum asset class weight despite having a higher 6-month historical return than most of the other eligible underlying assets. This result was due, in part, to each of the other assets in the fixed income asset class being allocated their respective maximum weights and the sum of the potential fixed income underlying assets maximum weights (60%) being higher than the fixed income asset class maximum weight (50%).

•
Positive returns during the period used to calculate the 6-month historical returns do not ensure that an underlying asset will provide positive returns after a monthly rebalancing if selected as an index underlying asset. For example, for the April 2011 rebalancing, the iShares® U.S. Real Estate ETF had a positive 6-month historical return but had a negative return for the period after the rebalancing.

Examples of Index Return Calculations
The following examples are provided to illustrate how the return on the index is calculated for a 30-day monthly period given the key assumptions specified below. The examples assume the specified index underlying assets specified below. The return of the index underlying assets will be calculated as the sum of the products, as calculated for each index underlying asset, of the return for each index underlying asset multiplied by its weighting, expressed as a percentage. The examples are based on a range of final levels for the specified index underlying assets that are entirely hypothetical; no one can predict which eligible underlying assets will be chosen as index underlying assets in any month, the weightings of the index underlying assets or what the returns will be for any index underlying assets. The actual performance of the index in any month may bear little relation to the hypothetical examples shown below or to the historical index performance information and hypothetical performance data shown elsewhere in this prospectus supplement. These examples should not be taken as an indication or prediction of future performance of the index and investment results.
Key Assumptions
Index underlying assets during hypothetical period and percentage weighting	EMB 20% LQD 5% IYR 20% BKLN 5% Money Market Position 50%
Notional interest rate	0.96% per annum
Daily index maintenance fee	0.50% per annum
The day count convention calculation results in a daily index maintenance fee of 0.042% for the 30-day monthly period. Neither an index market disruption event nor a non-index business day occurs.
No change in or affecting any of the index underlying assets, underlier stocks or the policies of the applicable investment advisor or the method by which the underlying indices are calculated.
No dividends are paid on any index ETF.

Example 1:  Each index underlying asset appreciates. The sum of the weighted returns of each index underlying asset is greater than the sum of the notional interest rate plus the daily index maintenance fee. The volatility cap is never breached.
	Column A	Column B	Column C	Column D	Column E

Index Underlying Asset (Ticker)	Hypothetical Initial Level	Hypothetical Final Level	Return of Index Underlying Asset (Column B / Column A)-1	Weighting	Column C x Column D
EMB	100.00	101.00	1.00%	20.00%	0.200%
LQD	100.00	102.00	2.00%	5.00%	0.100%
IYR	100.00	103.00	3.00%	20.00%	0.600%
BKLN	100.00	104.00	4.00%	5.00%	0.200%
Money Market Position	100.00	100.70	0.07%	50.00%	.035%

				Return of Index Underlying Assets:	1.135%
				Return of Notional Cash Investment in the Notional Interest Rate:	0.080%
				Total Daily Index Maintenance Fee:	0.042%
				Index Return:	1.013%
In this example, the index underlying assets all had positive returns. The return of the index underlying assets prior to adjustment for the notional interest rate and the daily index maintenance fee equals 1.135% for the month and, once the notional interest rate for the month and the daily index maintenance fee are subtracted, the return of the index for the month equals 1.013%.

Example 2:  Each index underlying asset appreciates. The sum of the weighted returns of each index underlying asset is less than the sum of the notional interest rate plus the daily index maintenance fee. The volatility cap is never breached.
	Column A	Column B	Column C	Column D	Column E

Index Underlying Asset (Ticker)	Hypothetical Initial Level	Hypothetical Final Level	Return of Index Underlying Asset (Column B / Column A)-1	Weighting	Column C x Column D
EMB	100.00	100.06	0.06%	20.00%	0.012%
LQD	100.00	100.03	0.03%	5.00%	0.002%
IYR	100.00	100.04	0.04%	20.00%	0.008%
BKLN	100.00	100.07	0.07%	5.00%	0.004%
Money Market Position	100.00	100.05	0.05%	50.00%	0.025%

				Return of Index Underlying Assets:	0.050%
				Return of Notional Cash Investment in the Notional Interest Rate:	0.080%
				Total Daily Index Maintenance Fee:	0.042%
				Index Return:	-0.072%
In this example, the index underlying assets all had positive returns. The return of the index underlying assets prior to adjustment for the notional interest rate equals 0.050% for the month and, since the sum of the notional interest rate plus the daily index maintenance fee is greater than such return, once the notional interest rate for the month and the daily index maintenance fee are subtracted, the return of the index for the month is negative and equals -0.072%.

Example 3:  Each index underlying asset depreciates. The volatility cap is never breached.
	Column A	Column B	Column C	Column D	Column E

Index Underlying Asset (Ticker)	Hypothetical Initial Level	Hypothetical Final Level	Return of Index Underlying Asset (Column B / Column A)-1	Weighting	Column C x Column D
EMB	100.00	99.70	-0.30%	20.00%	-0.06%
LQD	100.00	98.00	-2.00%	5.00%	-0.10%
IYR	100.00	99.80	-0.20%	20.00%	-0.04%
BKLN	100.00	97.00	-3.00%	5.00%	-0.15%
Money Market Position	100.00	95.00	-5.00%	50.00%	-2.50%

				Return of Index Underlying Assets:	-2.850%
				Return of Notional Cash Investment in the Notional Interest Rate:	0.080%
				Total Daily Index Maintenance Fee:	0.042%
				Index Return:	-2.972%

In this example, the index underlying assets all had negative returns. The return of the index underlying assets prior to adjustment for the notional interest rate and the daily index maintenance fee equals -2.850% for the month and once the notional interest rate for the month and the daily index maintenance fee are subtracted the return of the index for the month is further reduced and equals -2.972%.

Example 4:  The index underlying assets have mixed returns. The volatility cap is never breached.
	Column A	Column B	Column C	Column D	Column E

Index Underlying Asset (Ticker)	Hypothetical Initial Level	Hypothetical Final Level	Return of Index Underlying Asset (Column B / Column A)-1	Weighting	Column C x Column D
EMB	100.00	102.00	2.00%	20.00%	0.400%
LQD	100.00	98.00	-2.00%	5.00%	-0.100%
IYR	100.00	100.10	0.10%	20.00%	0.020%
BKLN	100.00	99.20	-0.80%	5.00%	-0.040%
Money Market Position	100.00	99.04	-0.96%	50.00%	-0.480%

				Return of Index Underlying Assets:	-0.200%
				Return of Notional Cash Investment in the Notional Interest Rate:	0.080%
				Total Daily Index Maintenance Fee:	0.042%
				Index Return:	-0.322%
In this example, three of the index underlying assets had a negative return and two had positive returns. The return of the index underlying assets prior to adjustment for the notional interest rate and the daily index maintenance fee equals ‑0.200% for the month and, once the notional interest rate for the month and the daily index maintenance fee are subtracted, the return of the index for the month is further reduced and equals ‑0.322%.

Example 5: The index ratably rebalances into the money market position during the month.
		Column A	Column B	Column C	Column D	Column E

	Index Underlying Asset (Ticker)	Hypothetical Initial Level	Hypothetical Final Level	Return of Index Underlying Asset (Column B / Column A)-1	Weighting	Column C x Column D
With Initial Exposure to the Money Market Position (one week of the month)	EMB	100.00	102.00	2.00%	20.00%	0.40%
	LQD	100.00	103.00	3.00%	5.00%	0.15%
	IYR	100.00	104.00	4.00%	20.00%	0.80%
	BKLN	100.00	105.00	5.00%	5.00%	0.25%
	Money Market Position	100.00	101.00	1.00%	50.00%	0.50%

					Return of Index Underlying Assets:	2.100%
					Return of Notional Cash Investment in the Notional Interest Rate:	0.080%
					Total Daily Index Maintenance Fee:	0.042%
					Index Return:	1.978%

		Column A	Column B	Column C	Column D	Column E

	Index Underlying Asset (Ticker)	Hypothetical Initial Level	Hypothetical Final Level	Return of Index Underlying Asset (Column B / Column A)-1	Weighting	Column C x Column D
With Additional Exposure to the Money Market Position (remaining three weeks of the month)	EMB	100.00	102.00	2.00%	16.00%	0.32%
	LQD	100.00	103.00	3.00%	4.00%	0.12%
	IYR	100.00	104.00	4.00%	16.00%	0.64%
	BKLN	100.00	105.00	5.00%	4.00%	0.20%
	Money Market Position	100.00	101.00	1.00%	60.00%	0.60%

					Return of Index Underlying Assets:	1.880%
					Return of Notional Cash Investment in the Notional Interest Rate:	0.080%
					Total Daily Index Maintenance Fee:	0.042%
					Index Return:	1.758%
In this example, the index underlying assets all had positive returns for the month. In order to highlight the effect of rebalancing into the money market position, we have assumed that such a rebalancing occurs one week into the month and that on each subsequent index business day the realized volatility for the applicable cap period exceeds the volatility cap by 7.5%, thereby reducing the exposure to the base index (and, consequently, each index underlying asset) by 20%. For the first week of the month (a quarter of the month in this example), the underlying assets and their weights were as indicated above. For each portion of the month indicated above, before and after the rebalancing, we have shown what the index underlying assets’ returns would have been for the month as a whole and, consequently, what the return of the index underlying assets would have been for the month as a whole. The return of the index underlying assets for the month prior to adjustment for the notional interest rate and the daily index maintenance fee equals 1.935% (i.e., the result of a quarter of the month at the returns prior to the additional allocation to the money market position as a result of the volatility control feature plus three quarters of the month at the returns after such allocation) and, once the notional interest rate and the daily index maintenance fee for the month are subtracted, the return of the index for the month equals 1.813% (i.e., 1.935% minus 0.122% (the sum of the notional interest rate plus the daily index maintenance fee). Since the returns on EMB, LQD, IYR and BKLN were higher than the money market position, the increased weighting to the money market position for a portion of the month reduced the return of the index relative to the return associated with the index using the money market position.

We cannot predict which eligible underlying assets will be chosen as index underlying assets in any month, the weights of the index underlying assets or what the final levels will be for any index underlying assets or the overnight interest rate. The actual amount that you will receive maturity and the rate of return on the offered notes will depend on the performance of the index which will be determined by the index underlying assets chosen and their weightings.

THE ELIGIBLE UNDERLYING ASSETS
The defined terms provided in the description of each eligible underlying asset apply only in the description in which they are used. Unless otherwise indicated, these definitions are not intended to be used in other sections of this prospectus supplement.
The eligible underlying asset descriptions below are provided in the following order:
ASSET CLASS	ELIGIBLE UNDERLYING ASSET	TICKER
Equities	SPDR® S&P 500® ETF Trust	SPY
	iShares® MSCI EAFE ETF	EFA
	iShares® MSCI Japan ETF	EWJ
Fixed Income	iShares® 20+ Year Treasury Bond ETF	TLT
	iShares® iBoxx $ Investment Grade Corporate Bond ETF	LQD
	iShares® iBoxx $ High Yield Corporate Bond ETF	HYG
Emerging Markets	iShares® MSCI Emerging Markets ETF	EEM
	iShares® J.P. Morgan USD Emerging Markets Bond ETF	EMB
Alternatives	iShares® U.S. Real Estate ETF	IYR
	Alerian MLP ETF	AMLP
	PowerShares® Senior Loan Portfolio	BKLN
Commodities*	PowerShares® DB Commodity Index Tracking Fund	DBC
	SPDR® Gold Trust	GLD
Inflation	iShares® TIPS Bond ETF	TIP
Cash Equivalent	Money Market Position	N/A
* For questions and answers regarding commodity eligible ETFs generally, see “General Questions and Answers Regarding Commodity Eligible ETFs” below beginning on page S-144.
Some Common Concepts
Each of the eligible ETFs may be an exchange-traded fund, a unit investment trust, a commodity pool or another entity. Each description of an eligible ETF provides information about the particular structure (type of entity) of that eligible ETF. Each of the eligible ETFs files information with the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at sec.gov. The descriptions below will provide the “CIK number” for each of the eligible ETFs, which is an identifying number that will assist you in finding information about the eligible ETFs filed with the SEC.
Each of the eligible ETFs also has certain concepts in common with most or all of the other eligible ETFs. We have described some of these common concepts below.
Investment Objective
The investment objective of most eligible ETFs is to achieve investment results that correspond generally to the price and yield performance, before fees and expenses, of a particular index. That type of eligible ETF, sometimes called a “tracking ETF,” uses a passive or indexing approach to try to achieve the ETF’s investment objective. The investment advisor to the ETF does not try to beat the index; the ETF tracks and does not seek temporary defensive positions when markets decline or appear overvalued. This means, among other things, that a tracking ETF typically will not sell a particular holding just because it is performing poorly. Instead, the ETF seeks to track the index regardless of whether the index level is increasing or decreasing. The descriptions below will indicate the investment objective of each ETF and will indicate which index a particular ETF tracks if it is a tracking ETF. The description also will state how much of the ETF’s assets generally will be invested in the securities in the index and what else the ETF may invest in. The descriptions also will state the strategy the investment advisor uses to track the index.
With the exception of the Alerian MLP ETF, the eligible ETFs that track an equity index seek to track the performance of the “total return” version of such index. A total return index represents the total return earned in a portfolio that tracks the price return index and reinvests dividend income in the overall index, not in the specific stock paying the dividend. The difference between the price return calculation and the total return calculation of an index is that, with respect to the price return calculation, changes in the index level reflect changes in stock prices, whereas with respect to the total return calculation of the index, changes in the index level reflect both movements in stock prices and the reinvestment of dividend income. In addition, some of the eligible ETFs track an index that is calculated on a net daily total return basis, which tracks the price return index and reinvests dividend income in the overall index, except that the dividend income is reinvested net of certain withholding taxes. Notwithstanding an eligible ETF’s investment objective to track the performance of the total return version of an index, the return on your notes will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the index such ETF tracks. See “Additional Risk Factors Specific to Your Notes — You Have No Shareholder Rights or Rights to Receive Any Shares or Units of Any Eligible ETF, or Any Assets Held by Any Eligible ETF or the Money Market Position” on page S-19 of this prospectus supplement.
Tracking Error
In the case of a tracking ETF, as described above, the difference between the performance of the ETF over a period of time and the performance of the index over such period of time is called the “tracking error” over that period of time. This is typically measured as the difference between the ETF’s returns and the index returns over the same period of time. This is also sometimes referred to as the “correlation” between the index and the tracking ETF. An index and ETF are perfectly correlated if the correlation is 1.00 (i.e., the tracking error is 0.00%). Tracking errors can result for a variety of reasons, but one of the common reasons is that an index is a theoretical financial calculation of the performance of certain assets, but an eligible ETF holds an actual investment portfolio. The descriptions below will discuss some of the additional reasons for tracking errors in the eligible ETFs.  The eligible ETFs provide information about the performance of the index and the performance of the eligible ETF for the same period.  In some cases, the eligible ETFs assume reinvestment of share distributions when calculating the performance of the market price of the shares.
Creation Units
Prior to trading in the secondary market, shares of an eligible ETF are issued at net asset value to certain institutional investors (typically market makers or other broker-dealers) only in large block-size units, known as creation units. As a practical matter, only institutions, market makers or large investors purchase or redeem creation units. Except when aggregated in creation units (or upon the liquidation of the ETF), shares of an eligible ETF are not redeemable securities. The descriptions below will describe the size of the creation units for each eligible ETF. For most investors, the important thing to know is that redemptions of creation units may cause temporary dislocations in tracking errors for tracking ETFs.
Investment Advisor
Each of the eligible ETFs has an investment advisor. Depending on the structure of the eligible ETF, there may be other key roles with respect to that eligible ETF. Those roles and the entities that perform them will be described below.
Indicative Values, Net Asset Value and Share Prices
Each of the eligible ETFs calculates a net asset value, or NAV, at the end of each trading day. This value represents the value of the eligible ETF’s assets less any applicable fees and expenses. The actual trading price of an eligible ETF’s shares or units in the secondary market generally differs (and may deviate significantly during periods of market volatility) from the eligible ETF’s daily net asset value. This is because the trading price is affected by market forces such as supply and demand, economic conditions and other factors.
The eligible ETFs are required for regulatory reasons to disseminate an approximate net asset value, often called an “indicative value,” every fifteen seconds throughout the trading day. These indicative values are disseminated by information providers or market data vendors. These approximate or indicative values should not be viewed as a “real-time” update of the net asset value of the ETF, because the approximate value may not be calculated in the same manner as the net asset value, which is computed once a day. The approximate value is generally based on quotes and closing prices from the securities’ local market and may not reflect events that occur subsequent to the local market’s close. In most cases, the approximate value is not calculated by the eligible ETF and may not be calculated using the same methodology. In any event, for purposes of your notes and the index, the trading prices of the shares or units of the eligible ETFs included in the calculation of the index will be based on the trading prices alone and not the NAV or these approximate values.

SPDR® S&P 500® ETF Trust
The units of the SPDR® S&P 500® ETF Trust (the “units”) are issued by SPDR® S&P 500® ETF Trust (the “trust”), a unit investment trust that is a registered investment company.
•	The trust is like a tracking ETF in that it seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.
•	The index it tracks is the S&P 500® Index (the “index”).
•	The trust does not have an investment advisor. Its investments are adjusted by the trustee.
•	Trustee: State Street Global Advisors Trust Company.
•	Trust sponsor: PDR Services, LLC.
•	The units trade on the NYSE Arca under the ticker symbol “SPY”.
•	The trust’s SEC CIK Number is 0000884394.
•	The inception date for purposes of the units was January 22, 1993.
•	The trust’s units are issued or redeemed only in creation units of 50,000 units.
We obtained the following fee information from the trust’s publicly available information without independent verification. The Trustee is entitled to receive a fee for services performed for the trust corresponding to the net asset value of the trust, at an annual rate of 0.10% per annum for the first $499,999,999 of assets, 0.08% per annum for assets over $499,999,999 and up to $2,499,999,999 and 0.06% per annum for assets of $2,500,000,000 or more (in each case reduced or increased by an adjustment amount for transaction fees, creation and redemption expenses and interest earned on cash). As of June 30, 2017, the trust’s gross expense ratio is 0.0945% per annum. The trustee has agreed to waive a portion of its fee until February 1, 2018 to the extent operating expenses exceed 0.0945% after earnings credits are applied. After February 1, 2018, the trustee may discontinue this fee waiver.
For additional information regarding SPDR® S&P 500® ETF Trust, please consult the reports (including the Semi-Annual Report to Shareholders on Form N30-D for the period ended March 31, 2017) and other information the trust files with the SEC. Additional information regarding the trust, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the SPDR® S&P 500® ETF Trust website at spdrs.com/product/fund.seam?ticker=SPY. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Investment Objective and Strategy
The trust seeks investment results that, before expenses, correspond generally to the price and yield performance of the index. The trust strives to achieve its investment objective by holding a portfolio of the common stocks that are included in the index, with the weight of each stock in the trust’s portfolio substantially corresponding to the weight of such stock in the index. Although the trust may fail to own certain securities included in the index at any particular time, the trust generally will be substantially invested in index securities.
To maintain the correspondence between the composition and weightings of the common stocks that are actually held by the trust and the common stocks that are included in the index, the trustee adjusts the trust portfolio from time to time to conform to periodic changes made by the index sponsor to the identity and/or relative weightings of the common stocks that are included in the index. The trustee aggregates certain of these adjustments and makes changes to the trust’s portfolio at least monthly, or more frequently in the case of significant changes to the index. The trust does not hold or trade futures or swaps and is not a commodity pool.
The following table displays the top ten holdings and weightings by industry sector of the trust and index. (Sector designations are determined by the trust sponsor using criteria it has selected or developed. Index and trust sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or trusts with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or trusts.) We obtained the information in the tables below from the trust website without independent verification.

Top Ten Holdings of Trust and Index as of July 12, 2017
Trust Issuer	Percentage of Trust (%)	Index Issuer	Percentage of Index (%)
APPLE INC	3.63%	APPLE INC	3.63%
MICROSOFT CORPORATION	2.62%	MICROSOFT CORPORATION	2.62%
AMAZON.COM INC.	1.91%	AMAZON.COM INC.	1.91%
FACEBOOK INC. Class A	1.79%	FACEBOOK INC. Class A	1.79%
JOHNSON & JOHNSON	1.70%	JOHNSON & JOHNSON	1.70%
EXXON MOBIL CORPORATION	1.64%	EXXON MOBIL CORPORATION	1.64%
JPMORGAN CHASE & CO.	1.57%	JPMORGAN CHASE & CO.	1.57%
BERKSHIRE HATHAWAY INC. Class B	1.54%	BERKSHIRE HATHAWAY INC. Class B	1.54%
ALPHABET INC. CLASS A	1.38%	ALPHABET INC. CLASS A	1.38%
ALPHABET INC. CLASS C	1.34%	ALPHABET INC. CLASS C	1.35%

Weighting by Sector of Trust and Index as of July 12, 2017*
Sector	Percentage of Trust (%)	Percentage of Index (%)
Information Technology	22.77%	22.76%
Financials	14.54%	14.53%
Health Care	14.41%	14.42%
Consumer Discretionary	12.19%	12.19%
Consumer Staples	8.87%	8.86%
Industrials	10.33%	10.34%
Energy	5.95%	5.96%
Utilities	3.12%	3.13%
Real Estate	2.85%	2.86%
Materials	2.88%	2.89%
Telecommunication Services	2.06%	2.06%
Unassigned	0.03%
* Percentages may not sum to 100% due to rounding
Correlation
Although the trust intends to track the performance of the index as closely as possible, the trust’s return may not match or achieve a high degree of correlation with the return of the index due to expenses and transaction costs incurred in adjusting the portfolio. In addition, it is possible that the trust may not always fully replicate the performance of the index due to unavailability of certain index securities in the secondary market or due to other extraordinary circumstances (e.g., if trading in a security has been halted).
For the period ended June 30, 2017, the SPDR® website gave the following performance figures for market price of a unit and the index: unit—1 year on an annualized basis, 17.74%; 3 years on an annualized basis, 9.50%; 5 years on an annualized basis, 14.47%; 10 years on an annualized basis, 7.09%; since inception on an annualized basis, 9.29%;

index—1 year on an annualized basis, 17.90%; 3 years on an annualized basis, 9.61%; 5 years on an annualized basis, 14.63%; 10 years on an annualized basis, 7.18%; since inception on an annualized basis, 9.43%.
Unit Dividends
Holders of units receive dividends on the last business day of each April, July, October and January in an amount corresponding to the amount of any cash dividends declared on the common stocks held by the trust, net of the fees and expenses associated with the operation of the trust, and taxes, if applicable. Because of the fees and expenses, the dividend yield for units is ordinarily less than the hypothetical dividend yield of the index. The unit dividends will be reflected in the calculation of the index as described under “—Calculation of the Total Return of the Index” on page S-76 below.
The S&P 500® Index
The index includes a representative sample of 500 companies in leading industries of the U.S. economy. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on the NYSE. S&P chooses companies for inclusion in the index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market.  Although the index contains 500 constituent companies, at any one time it may contain greater than 500 constituent trading lines since some companies may be represented by multiple share class lines in the index.  The index is calculated, maintained and published by Standard & Poor’s (the “S&P”). In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and on the following websites: us.spindices.com/indices/equity/SP-500 and spdji.com. We are not incorporating by reference the websites, the sources listed above or any material they include in this prospectus supplement.
S&P intends for the index to provide a performance benchmark for the large-cap U.S. equity markets. Constituent changes are made on an as-needed basis and there is no schedule for constituent reviews. Constituent changes are generally announced one to five business days prior to the change. Relevant criteria for additions to the index that are employed by S&P include: the company proposed for addition should have an unadjusted company market capitalization of $6.1 billion or more (for a company with multiple share class lines, eligibility is based on the total market capitalization of the company, including all publicly listed and unlisted share class lines, if applicable; for spin-offs, eligibility is determined using when-issued prices, if available); using composite pricing and volume, the ratio of annual dollar value traded in the proposed constituent to float-adjusted market capitalization of that company should be 1.00 or greater and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date (for companies with multiple share classes, each listed share class line is viewed independently to determine if it meets the liquidity criteria); the company must be a U.S. company (characterized as a Form 10-K filer, a company whose U.S. portion of fixed assets and revenues constitutes a plurality of the total, a company with a primary listing of the common stock on the NYSE, NYSE Arca, NYSE MKT, NASDAQ Global Select Market, NASDAQ Select Market, NASDAQ Capital Market, Bats BZX, Bats BYX, Bats EDGA or Bats EDGX (each, an “eligible exchange”) and a corporate governance structure consistent with U.S. practice); the proposed constituent has a public float of 50% or more of its stock; the inclusion of the company will contribute to sector balance in the index relative to sector balance in the market in the relevant market capitalization range; financial viability (the sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (GAAP) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter); and, for IPOs, the company must be traded on an eligible exchange for at least twelve months. Certain types of organizational structures and securities are always excluded, including business development companies (BDCs), limited partnerships, master limited partnerships, limited liability companies (LLCs), OTC bulletin board issues, closed-end funds, ETFs, ETNs, royalty trusts, tracking stocks, preferred stock and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts (ADRs). Stocks are deleted from index when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, and when they substantially violate one or more of the addition criteria. Stocks that are delisted or moved to the pink sheets or the bulletin board are removed, and those that experience a trading halt may be retained or removed in S&P’s discretion. S&P evaluates additions and deletions with a view to maintaining index continuity.
All publicly listed multiple share class lines are included separately in the index, subject to, in the case of any such share class line, that share class line satisfying the liquidity and float criteria discussed above and subject to certain exceptions.  It is possible that one listed share class line of a company may be included in the index while a second listed share class line of the same company is excluded.  For companies that issue a second publicly traded share class to index share class holders, the newly issued share class line is considered for inclusion if the event is mandatory and the market capitalization of the distributed class is not considered to be de minimis.

S&P divides the 500 companies included in the index into eleven Global Industry Classification Sectors: Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Real Estate, Telecommunication Services and Utilities.
Calculation of the Total Return of the Index
The trust tracks the performance of the total return version of the index and the index is calculated using a base-weighted aggregative methodology. The total return calculation begins with the price return of the index. The value of the price return index on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the market price of each stock in the index times the number of shares of such stock included in the index, and the denominator of which is the divisor, which is described more fully below. The “market value” of any underlier stock is the product of the market price per share of that stock times the number of the then-outstanding shares of such underlier stock that are then included in the index.
The index is also sometimes called a “base-weighted aggregative index” because of its use of a divisor. The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the underlier stocks’ share capital after the “base date” as described below. The level of the index reflects the total market value of all underlier stocks relative to the index’s base date of 1941-43.
In addition, the index is float-adjusted, meaning that the share counts used in calculating the index reflect only those shares available to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by certain shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, publicly traded companies that hold shares for control in another company, strategic partners, holders of restricted shares, employee stock ownership plans, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (except government retirement or pension funds) and any individual person listed as a 5% or greater shareholder in a company as reported in regulatory filings (collectively, “control holders”). To this end, S&P excludes all share-holdings (other than depositary banks, pension funds, mutual funds, exchange traded fund providers, 401(k) plans of the company, government retirement and pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations, savings plans and investment plans) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in index calculations.
The exclusion is accomplished by calculating an Investable Weight Factor (“IWF”) for each stock that is part of the numerator of the float-adjusted index fraction described above:
IWF = (available float shares)/(total shares outstanding)
where available float shares is defined as total shares outstanding less shares held by control holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line.
Once the price return index has been calculated, the total return index is calculated. First, the total daily dividend for each stock in the index is calculated by multiplying the per share dividend by the number of shares included in the index. Then the index dividend is calculated by aggregating the total daily dividends for each of the index stocks (which may be zero for some stocks) and dividing by the divisor for that day. Next the daily total return of the index is calculated as a fraction minus 1, the numerator of which is the sum of the index level plus the index dividend and the denominator of which is the index level on the previous day. Finally, the total return index for that day is calculated as the product of the value of the total return index on the previous day times the sum of 1 plus the index daily total return for that day.
Maintenance of the Index
In order to keep the index comparable over time S&P engages in an index maintenance process. The maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and procedures, adjusting the number of shares used to calculate the index, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions. In addition to its daily governance of indices and maintenance of the index methodology, at least once within any 12 month period, the S&P Index Committee reviews the index methodology to ensure the index continues to achieve the stated objective, and that the data and methodology remain effective.  The S&P Index Committee may at times consult with investors, market participants, security issuers included or potentially included in the index, or investment and financial experts.

The two types of adjustments primarily used by S&P are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the index. Set forth below under “Adjustments for Corporate Actions” is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected underlier stock and consequently of altering the aggregate market value of the underlier stocks following the event. In order that the level of the index not be affected by the altered market value (which could be an increase or decrease) of the affected underlier stock, S&P generally derives a new divisor by dividing the post-event market value of the underlier stocks by the pre-event index value, which has the effect of reducing the index’s post-event value to the pre-event level.
The index maintenance process also involves tracking the changes in the number of shares included for each of the index companies. The timing of adjustments to the number of shares depends on the type of event causing the change, and whether the change represents 5% or more of  the total share count (for companies with multiple share class lines, the 5% threshold is based on each individual share class line rather than total company shares). Changes as a result of mergers or acquisitions are implemented when the transaction occurs. At S&P’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made at the quarterly share updates as described below. Changes in a constituent’s total shares of 5% or more due to public offerings (which must be underwritten, have a publicly available prospectus or prospectus summary filed with the Securities and Exchange Commission and include a public confirmation that the offering has been completed) are implemented as soon as reasonably possible. Other changes of 5% or more are made weekly and are announced on Fridays for implementation after the close of trading on the following Friday. For changes of less than 5%, on the third Friday of the last month in each calendar quarter, S&P updates the share totals of companies in the index as required by any changes in the number of shares outstanding. S&P implements a share / IWF freeze beginning after the market close on the Tuesday preceding the second Friday of each quarterly rebalancing month and ending after the market close on the third Friday of the quarterly rebalancing month. During this frozen period, shares and IWFs are not changed except for certain corporate action events (merger activity, stock splits and rights offerings).
Adjustments for Corporate Actions
There is a large range of corporate actions that may affect companies included in the index. Certain corporate actions require S&P to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the value of the index from changing as a result of the corporate action. This helps ensure that the movement of the index does not reflect the corporate actions of individual companies in the index. Several types of corporate actions, and their related adjustments, are listed in the table below.
Spin-Offs
As a general policy, a spin-off security is added to the index at a zero price at the market close of the day before the ex-date (with no divisor adjustment).  The spin-off security will remain in the index if it meets all eligibility criteria.  If the spin-off security is determined ineligible to remain in the index, it will generally be removed after at least one day of regular way trading (with a divisor adjustment).  If there is a gap between the ex-date and distribution date (or payable date), or if the spin-off security does not trade regular way on the ex-date, the spin-off security is kept in the index until the spin-off security begins trading regular way.

Corporate Action	Share Count Revision Required?	Divisor Adjustment Required?

Stock split	Yes – share count is revised to reflect new count.	No – share count and price changes are off-setting
Change in shares outstanding (secondary issuance, share repurchase and/or share buy-back)	Yes – share count is revised to reflect new count.	Yes
Special dividends	No	Yes – calculation assumes that share price drops by the amount of the dividend; divisor adjustment reflects this change in index market value

Change in IWF	No	Yes – divisor change reflects the change in market value caused by the change to an IWF
Company added to or deleted from the S&P 500® Index	No	Yes – divisor is adjusted by the net change in market value, calculated as the shares issued multiplied by the price paid
Rights Offering	No	Yes – divisor adjustment reflects increase in market capitalization (calculation assumes that offering is fully subscribed)

Recalculation Policy
S&P reserves the right to recalculate and republish the index at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed corporate event; (3) incorrect application of corporate action or index methodology; (4) late announcement of a corporate event; or (5) incorrect calculation or data entry error. The decision to recalculate the index is made at the discretion of the index manager and/or index committee, as further discussed below.  The potential market impact or disruption resulting from the potential recalculation is considered when making any such decision.  In the event of an incorrect closing price, a missed corporate event or a misapplied corporate action, a late announcement of a corporate event, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, the index manager may, at his or her discretion, recalculate the index without involving the index committee.  In the event any such event is discovered beyond the two trading day period, the index committee shall decide whether the index should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of index constituents, the index committee shall determine whether or not to recalculate the index following specified guidelines. In the event that the index is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.
Calculations and Pricing Disruptions
Closing levels for the index are calculated by S&P based on the closing price of the individual constituents of the index as set by their primary exchange. Closing prices are received by S&P from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. Prices used for the calculation of real time index values are based on the “Consolidated Tape”. The Consolidated Tape is an aggregation of trades for each constituent over all regional exchanges and trading venues and includes the primary exchange. If there is a failure or interruption on one or more exchanges, real-time calculations will continue as long as the “Consolidated Tape” is operational.
If an interruption is not resolved prior to the market close, official closing prices will be determined by following the hierarchy set out in NYSE Rule 123C. A notice is published on the S&P Web site at www.spdji.com indicating any changes to the prices used in index calculations. In extreme circumstances, S&P may decide to delay index adjustments or not publish the index. Real-time indices are not restated.
Unexpected Exchange Closures
An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.
To a large degree, S&P is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. S&P’s decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.
NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.

3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, S&P also uses 3:00 PM ET as the cutoff.
If all major exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, S&P will take the following actions:
Market Disruption Prior to Open of Trading:
(i)       If all exchanges indicate that trading will not open for a given day, S&P will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.
(ii)     If exchanges indicate that trading, although delayed, will open for a given day, S&P will begin index calculation when the exchanges open.
Market Disruption Intraday:
(i)       If exchanges indicate that trading will not resume for a given day, the index level will be calculated using prices determined by the exchanges based on NYSE Rule 123C. Intraday index values will continue to use the last traded composite price until the primary exchange publishes official closing prices.
Historical Closing Prices of the Units
The closing price of the units has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the units are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the units as an indication of the future performance of the units. We cannot give you any assurance that the future performance of the units will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the units. Before investing in the offered notes, you should consult publicly available information to determine the relevant units closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the units over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the units from July 21, 2007 through July 21, 2017. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.
“SPDR®” is a registered trademark of Standard & Poor's Financial Services LLC (“S&P”) and Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and have been licensed for use by S&P Dow Jones Indices LLC. The index is not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones,

S&P or their respective affiliates, and neither S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates make any representation regarding the advisability of investing in the index.

iShares® MSCI EAFE ETF
The shares of the iShares® MSCI EAFE ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.
•	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.
•	The index it tracks is the MSCI EAFE Index (the “index”).
•	Investment Advisor: BlackRock Fund Advisors (“BFA”).
•	The ETF’s shares trade on the NYSE Arca under the ticker symbol “EFA”.
•	The iShares® Trust’s SEC CIK Number is 0001100663.
•	The ETF’s inception date was August 14, 2001.
•	The ETF’s shares are issued or redeemed only in creation units of 600,000 shares or multiples thereof.
We obtained the following fee information from the iShares® website without independent verification. The investment advisor is paid a management fee from the ETF based on the ETF’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the ETF and a set of other specified iShares® funds (the “funds”) as follows: 0.35% per annum of the aggregate net assets of the funds less than or equal to $30.0 billion, plus 0.32% per annum of the aggregate net assets of the funds on amounts in excess of $30.0 billion, up to and including $60.0 billion, plus 0.28% per annum of the aggregate net assets of the funds on amounts in excess of $60.0 billion, up to and including $90.0 billion, plus 0.252% per annum of the aggregate net assets of the funds on amounts in excess of $90.0 billion. As of March 31, 2017, the aggregate expense ratio of the ETF was 0.33% per annum.
For additional information regarding iShares® Trust or BFA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N-CSRS for the period ended January 31, 2017) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/EFA.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Investment Objective
The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index may be changed without the approval of BFA’s shareholders.
The following table displays the top holdings and weightings by industry sector of the ETF. (Sector designations are determined by the ETF sponsor using criteria it has selected or developed. Index and ETF sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or ETFs with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or ETFs.) We obtained the information in the tables below from the ETF website without independent verification.
iShares® MSCI EAFE ETF Top Ten Holdings as of July 12, 2017
ETF Stock Issuer	Percentage (%)
NESTLE SA	1.95%
HSBC HOLDINGS PLC	1.37%
NOVARTIS AG	1.34%
ROCHE HOLDINGS PAR AG	1.28%
TOYOTA MOTOR CORP	1.03%
BRITISH AMERICAN TOBACCO PLC	0.91%
ROYAL DUTCH SHELL PLC CLASS A	0.85%
TOTAL SA	0.83%
SANOFI SA	0.82%
BP PLC	0.82%
Total	11.20%

iShares® MSCI EAFE ETF Weighting by Sector as of July 12, 2017*
Sector	Percentage (%)
Financials	21.59%
Consumer Discretionary	11.97%
Industrials	14.46%
Consumer Staples	11.35%
Health Care	10.62%
Materials	7.61%
Information Technology	6.01%
Telecommunications	4.18%
Energy	4.67%
Real Estate	3.52%
Utilities	3.35%
Cash and/or Derivatives	0.66%
Other	0.01%
Total	100.00%
* Percentages may not sum to 100% due to rounding.
iShares® MSCI EAFE ETF Weighting by Country as of July 12, 2017*
Country	Percentage (%)
Japan	23.04%
United Kingdom	17.50%
France	10.47%
Germany	9.61%
Switzerland	8.42%
Australia	6.90%
Netherlands	3.58%
Spain	3.46%
Hong Kong	3.44%
Sweden	2.97%
Italy	2.35%
Denmark	1.81%
Singapore	1.28%
Belgium	1.15%
Finland	1.05%
Cash and/or Derivatives	0.66%
Other	2.31%
Total	100.00%
* Percentages may not sum to 100% due to rounding.
Representative Sampling
BFA uses a representative sampling indexing strategy to manage the ETF. This strategy involves investing in a representative sample of securities that collectively has an investment profile similar to that of the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the index.
The ETF generally invests at least 90% of its assets in the securities of the index and in depositary receipts representing securities of the index. The ETF may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the index, but which BFA believes will help the ETF track the index. Also, the ETF may lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).
Tracking Error
The performance of the ETF and the index may vary due to a variety of factors, including differences between the securities and other instruments held in the ETF’s portfolio and those included in the index, pricing differences (including differences between a security’s price at the local market close and the ETF’s valuation of a security at the time of calculation of the ETF’s net asset value), differences in transaction costs, the ETF’s holding of uninvested cash, differences in timing of the accrual of or the valuation of dividends or interest, tax gains or losses, changes to the index or the costs to the ETF of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in its index in approximately the same proportions as in the index.
As of June 30, 2017, iShares reported the following average annual returns on the market price of the ETF’s shares and the index.  The market price of the ETF’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date.  ETF shares: 1 year, 19.89%; 3 years, 1.13%; 5 years, 8.57%; 10 years, 1.00%; since inception, 5.34%; index: 1 year, 20.27%; 3 years, 1.15%; 5 years, 8.69%; 10 years, 1.03%; since ETF inception, 5.38%.
Industry Concentration Policy
The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated.
The MSCI® EAFE Index
The MSCI EAFE Index (the “index”) is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”) through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.
The index is a free float-adjusted market capitalization index and is one of the MSCI Global Investable Market Indices (the “MSCI Indices”). The index is considered a “standard” index, which means it consists of all eligible large capitalization and mid-capitalization stocks, as determined by MSCI, in the relevant market. Additional information about the MSCI Indices is available on the following website: msci.com/index-methodology. Daily closing price information for the index is available on the following website: mscibarra.com/products/indices/international_equity_indices/performance.html. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
The index is intended to provide performance benchmarks for the developed equity markets in Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The constituent stocks of the index are derived from the constituent stocks in the 21 MSCI standard single country indices for the developed market countries listed above. The index is calculated in U.S. dollars on a total return net basis.  The index was launched on December 31, 1969 at an initial value of 100.
MSCI divides the companies included in the index into eleven Global Industry Classification Sectors: Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Real Estate, Telecommunication Services and Utilities.
Construction of the MSCI Indices
MSCI undertakes an index construction process, which involves: (i) defining the equity universe; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for the standard index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard. The index construction methodology differs in some cases depending on whether the relevant market is considered a developed market or an emerging market. All of the MSCI Indices are standard indices, meaning that only securities that would qualify for inclusion in a large cap index or a mid cap index will be included as described below.
Defining the Equity Universe
Identifying Eligible Equity Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI Global Index series, which will be classified as either “developed markets” or “emerging markets”. All listed equity securities, including real estate investment trusts and certain income trusts in Canada are eligible for inclusion in the equity universe. Limited partnerships, limited liability companies and business trusts, which are listed in the U.S. and are not structured to be taxed as limited partnerships, are likewise eligible for inclusion in the equity universe. Conversely, mutual funds, exchange traded funds, equity derivatives and most investment trusts are not eligible for inclusion in the equity universe.  Preferred shares that exhibit characteristics of equity securities are eligible. Securities for which the Hong Kong Securities and Futures Commission has issued high shareholding concentration notices are not eligible.
Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.
Effective with the November 2015 semi-annual index review, companies traded outside of their country of classification (i.e., “foreign listed companies”) will become eligible for inclusion in the MSCI Country Investable Market Indexes along with the applicable MSCI Global Index.  In order for a MSCI Country Investable Market Index to be eligible to include foreign listed companies, such country must meet the foreign listing materiality requirement.  To meet the foreign listing materiality requirement, MSCI determines all securities represented by a foreign listing that would be included in such country’s MSCI Country Investable Market Index if foreign securities were eligible from that country. The aggregate free-float adjusted market capitalization for all such securities should represent at least (i) 5% of the free float-adjusted market capitalization of the relevant MSCI Country Investable Market Index and (ii) 0.05% of the free-float adjusted market capitalization of the MSCI ACWI Investable Market Index.
Determining the Market Investable Equity Universes
A market investable equity universe for a market is derived by (i) identifying eligible listings for each security in the equity universe; and (ii) applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is generally equivalent to a single country. The global investable equity universe is the aggregation of all market investable equity universes.
(i)    Identifying Eligible Listings: A security may have a listing in the country where it is classified (a “local listing”) and/or in a different country (a “foreign listing”). A security may be represented by either a local listing or a foreign listing (including a depositary receipt) in the global investable equity universe.  A security may be represented by a foreign listing only if the security is classified in a country that meets the foreign listing materiality requirement (as described below), and the security’s foreign listing is traded on an eligible stock exchange of a developed market country if the security is classified in a developed market country or, if the security is classified in an emerging market country, an eligible stock exchange of a developed market country or an emerging market country.
In order for a country to meet the foreign listing materiality requirement, the following is determined: all securities represented by a foreign listing that would be included in the country’s MSCI Country Investable Market Index if foreign listings were eligible from that country. The aggregate free-float adjusted market capitalization for all such securities should represent at least (i) 5% of the free float-adjusted market capitalization of the relevant MSCI Country Investable Market Index and (ii) 0.05% of the free-float adjusted market capitalization of the MSCI ACWI Investable Market Index. If a country does not meet the foreign listing materiality requirement, then securities in that country may not be represented by a foreign listing in the global investable equity universe.
(ii) Applying Investability Screens: The investability screens used to determine the investable equity universe in each market are:
Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization. The equity universe minimum size requirement applies to companies in all markets and is derived as follows:
•
First, the companies in the developed market equity universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the developed market equity universe is calculated for each company. Each company’s free float-adjusted market capitalization is represented by the aggregation of the free float-adjusted market capitalization of the securities of that company in the equity universe.

•
Second, when the cumulative free float-adjusted market capitalization coverage of 99% of the sorted equity universe is achieved, by adding each company’s free float-adjusted market capitalization in descending order, the full market capitalization of the company that reaches the 99% threshold defines the equity universe minimum size requirement.

•
The rank of this company by descending order of full market capitalization within the developed market equity universe is noted, and will be used in determining the equity universe minimum size requirement at the next rebalance.

As of May 2017, the equity universe minimum size requirement was set at U.S. $236 million. Companies with a full market capitalization below this level are not included in any market investable equity universe. The equity universe minimum size requirement is reviewed and, if necessary, revised at each semi-annual index review, as described below.

Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.
Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have at least one eligible listing that has adequate liquidity as measured by its 12-month and 3-month annualized traded value ratio (“ATVR”) and 3-month frequency of trading. The ATVR attempts to mitigate the impact of extreme daily trading volumes and takes into account the free float-adjusted market capitalization of securities. A minimum liquidity level of 20% of the 3-month ATVR and 90% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 20% of the 12-month ATVR, are required for inclusion of a security in a market investable equity universe of a developed market. A minimum liquidity level of 15% of the 3-month ATVR and 80% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 15% of the 12-month ATVR, are required for inclusion of a security in a market investable equity universe of an emerging market.

Only one listing per security may be included in the market investable equity universe. In instances where a security has two or more eligible listings that meet the above liquidity requirements, then the following priority rules are used to determine which listing will be used for potential inclusion of the security in the market investable equity universe:

(1) Local listing (if the security has two or more local listings, then the listing with the highest 3-month ATVR will be used).

(2) Foreign listing in the same geographical region (MSCI classifies markets into three main geographical regions: EMEA, Asia Pacific and Americas.  If the security has two or more listings in the same geographical region, then the listing with the highest 3-month ATVR will be used).

(3) Foreign listing in a different geographical region (if the security has two or more listings in a different geographical region, then the listing with the highest 3-month ATVR will be used).

Due to liquidity concerns relating to securities trading at very high stock prices, a security that is currently not a constituent of a MSCI Global Investable Markets Index that is trading at a stock price above U.S. $10,000 will fail the liquidity screening and will not be included in any market investable equity universe.
Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.
MSCI will then derive a “foreign inclusion factor” for the company that reflects the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s foreign inclusion factor.
Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.
Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large initial public offerings are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and a standard index, such as the MSCI Indices, outside of a quarterly or semi-annual index review.
Minimum Foreign Room Requirement:  This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

Defining Market Capitalization Size Segments for Each Market
Once a market investable equity universe is defined, it is segmented into the following size-based indices:
•        Investable Market Index (Large Cap + Mid Cap + Small Cap)
•         Standard Index (Large Cap + Mid Cap)
•         Large Cap Index
•         Mid Cap Index
•         Small Cap Index
Creating the size segment indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size−segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements. For developed market indices and emerging market indices, the market coverage for a standard index is 85% and 42.5% respectively. As of April 2017, the global minimum size range for a developed market standard index is a full market capitalization of USD 2.42 billion to USD 6.32 billion, and the global minimum size range for an emerging market standard index is a full market capitalization of USD 1.37 billion to USD 3.16 billion.
Index Continuity Rules for Standard Indices
In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a developed market standard index and a minimum number of three constituents will be maintained for an emerging market standard index, and involves the following steps:
•         If after the application of the index construction methodology, a developed market standard index contains fewer than five securities or an emerging market standard index contains fewer than three securities, then the largest securities by free float-adjusted market capitalization are added to the index in order to reach the minimum number of required constituents.
•          At subsequent index reviews, if the minimum number of securities described above is not met, then after the market investable equity universe is identified, the securities are ranked by free float-adjusted market capitalization, however, in order to increase stability the free float-adjusted market capitalization of the existing index constituents (prior to review) is multiplied by 1.50, and securities are added until the desired minimum number of securities is reached.
Creating Style Indices within Each Size Segment
All securities in the investable equity universe are classified into value or growth segments. The classification of a security into the value or growth segment is used by MSCI to construct additional indices.
Classifying Securities under the Global Industry Classification Standard
 All securities in the global investable equity universe are assigned to the industry that best describes their business activities. The GICS classification of each security is used by MSCI to construct additional indices.
Calculation Methodology for the MSCI Indices
The performance of each of the MSCI Indices is a free float weighted average of the U.S. dollar values of its component securities.
Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In the case of a market closure, or if a security does not trade on a specific day or during a specific period, MSCI carries forward the previous day’s price (or latest available closing price). In the event of a market outage resulting in any component security price to be unavailable, MSCI will generally use the last reported price for such component security for the purpose of performance calculation unless MSCI determines that another price is more appropriate based on the circumstances. Closing prices are converted into U.S. dollars, as applicable, using the closing exchange rates calculated by WM/Reuters at 4:00 P.M. London Time.
Companies may be listed simultaneously on more than one stock exchange in Japan. A company may apply for delisting from one stock exchange while remaining listed on other stock exchanges. For such delisting, Japanese stock exchanges generally give notice one month prior to the expected last trading date of the security to be delisted. Should such delisting involve a change in the primary exchange and/or trigger a change in the price source, MSCI will obtain the price of the security from the new primary exchange two weeks after an announcement of delisting from the stock exchange.

Daily Total Return Methodology
The MSCI Indices are net daily total return indices. A daily total return index measures the market performance, including price performance and income from regular cash distributions, while a net daily total return index measures the price performance and income from dividends, net of certain withholding taxes. MSCI calculates withholding taxes using the highest applicable withholding tax rate applicable to institutional investors. The current withholding tax rate used by MSCI to calculate the MSCI Japan Index is 15.315%. This net income is reinvested in the index and thus makes up part of the total index performance. MSCI’s net daily total return methodology reinvests net cash dividends in indices the day the security is quoted ex-dividend, or on the ex-date (converted to U.S. dollars, as applicable). In the case of the MSCI Japan Index, since many Japanese companies declare their dividends after the ex-date but make estimated dividends broadly available before the ex-date, an estimation of the dividend, or else the previous year dividend if no estimation is available, is reinvested on the ex-date. Certain dividends, including special/extraordinary dividends and commemorative dividends, are reinvested in the indices if, a day prior to the ex-date, the dividend impact on price is less than 5%. If the impact is 5% or more, the dividend will be reflected in the indices through a price adjustment. A specific price adjustment is always applied for stock dividends that are issued at no cost to the shareholders, an extraordinary capital repayment or a dividend paid in the shares of another company. Cash payments related to corporate events, such as mergers and acquisitions, are considered on a case-by-case basis.
Maintenance of the MSCI Indices
In order to maintain the representativeness of the MSCI Indices, structural changes may be made by adding or deleting component securities. Currently, such changes in the MSCI Indices may generally only be made on four dates throughout the year: after the close of the last scheduled business day of each February, May, August and November.
Each country index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each component country index, emphasis is also placed on its continuity, continuous investability of constituent and replicability of the index and on index stability and minimizing turnover.
MSCI classifies index maintenance in three broad categories. The first consists of ongoing event related changes, such as mergers and acquisitions, which are generally implemented in the country indices in which they occur. The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events. The third category consists of semi-annual index reviews that systematically re-assess the various dimensions of the equity universe.
Ongoing event-related changes to the MSCI Indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, stock bonus issues, public placements and other similar corporate actions that take place on a continuing basis. MSCI will remove from the indices as soon as practicable securities of companies that file for bankruptcy or other protection from their creditors, that are suspended and for which a return to normal business activity and trading is unlikely in the near future; or that fail stock exchange listing requirements with a delisting announcement. Securities may also be considered for early deletion in other significant cases, such as decreases in free float and foreign ownership limits, or when a constituent company acquires or merges with a non-constituent company or spins-off another company. In practice, when a constituent company is involved in a corporate event which results in a significant decrease in the company’s free float adjusted market capitalization or the company decreases its foreign inclusion factor to below 0.15, the securities of that constituent company are considered for early deletion from the indices simultaneously with the event unless, in either case, it is a standard index constituent with a minimum free float-adjusted market capitalization is not at least two-thirds of one-half of the standard index interim size segment cut-off. Share conversions may also give rise to an early deletion. All changes resulting from corporate events are announced prior to their implementation in the indices, provided all necessary information on the event is available.
MSCI’s quarterly index review process is designed to ensure that the country indices continue to be an accurate reflection of evolving equity markets. This goal is achieved by timely reflecting significant market driven changes that were not captured in each index at the time of their actual occurrence and that should not wait until the semi-annual index review due to their importance. These quarterly index reviews may result in additions and deletions of component securities from a country index (or a security being removed from one country listing and represented by a different country listing) and changes in “foreign inclusion factors” and in number of shares. Additions and deletions to component securities may result from: the addition of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; and the addition or deletion of securities as a result of other market events. Significant changes in free float estimates and corresponding changes in the foreign inclusion factor for component securities may result from: block sales, block buys, secondary offerings and transactions made by way of immediate book-building that did not meet the requirements for implementation at the time of such event; corporate events that should have been implemented at the time of such event but could not be reflected immediately due to lack of publicly available details at the time of the event; exercise of IPO over-allotment options which result in an increase in free float; increases in foreign ownership limits; decreases in foreign ownership limits which did not require foreign investors to immediately sell shares in the market; re-estimates of free float figures resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; conversion of a non-index constituent share class or an unlisted line of shares which has an impact on index constituents; and acquisition by shares of non-listed companies or assets. However, no changes in foreign inclusion factors are implemented for any of the above events if the change in free float estimate is less than 1%, except in cases of correction. Small changes in the number of shares resulting from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments, conversion of a non-index constituent share class or an unlisted line of shares which has an impact on index constituents, periodic conversion of a share class into another share class, exercise of over-allotment options, exercise of share buybacks, or the cancellation of shares, are generally updated at the quarterly index review rather than at the time of the event. The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August. MSCI has noted that consistency is a factor in maintaining each component country index.
MSCI’s semi-annual index review is designed to systematically reassess the component securities of the index. During each semi-annual index review, the universe of component securities is updated and the global minimum size range for the index is recalculated, which is based on the full market capitalization and the cumulative free float-adjusted market capitalization coverage of each security that is eligible to be included in the index. The following index maintenance activities, among others, are undertaken during each semi-annual index review: the list of countries in which securities may be represented by foreign listings is reviewed; the component securities are updated by identifying new equity securities that were not part of the index at the time of the previous quarterly index review; the minimum size requirement for the index is updated and new companies are evaluated relative to the new minimum size requirement; existing component securities that do not meet the minimum liquidity requirements of the index may be removed (or, with respect to any such security that has other listings, a determination is made as to whether any such listing can be used to represent the security in the market investable universe); and changes in “foreign inclusion factors” are implemented (provided the change in free float is greater than 1%, except in cases of correction). During a semi-annual index review, component securities may be added or deleted from a country index for a range of reasons, including the reasons discussed with respect to component securities changes during quarterly index reviews as discussed above. Foreign listings may become eligible to represent securities only from the countries that met the foreign listing materiality requirement during the previous semi-annual index review (this requirement is applied only to countries that do not yet include foreign listed securities). Once a country meets the foreign listing materiality requirement at a given semi-annual index review, foreign listings will remain eligible for such country even if the foreign listing materiality requirements are not met in the future.
Index maintenance also includes monitoring and completing adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs.
Daily closing price information for the MSCI Indices is available on the following website: msci.com. We are not incorporating by reference that website or any material it includes in this prospectus supplement.
Historical Closing Prices of the ETF’s Shares
The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the shares of the ETF from July 21, 2007 through July 21, 2017. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.
“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® MSCI Japan ETF
The shares of the iShares® MSCI Japan ETF (the “ETF”) are issued by iShares, Inc. (the “company”). The company was organized as a Maryland corporation on September 1, 1994 and is authorized to have multiple series or portfolios, of which the ETF is one.
•	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.
•	The index it tracks is the MSCI Japan Index (the “index”).
•	Investment Advisor: BlackRock Fund Advisors (“BFA”).
•	The ETF’s shares trade on the NYSE Arca under the ticker symbol “EWJ”.
•	The company’s SEC CIK Number is 0000930667.
•	The ETF’s inception date was March 12, 1996.
•	The ETF’s shares are issued or redeemed only in creation units of 150,000 shares or multiples thereof.
We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the fund corresponding to the ETF’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the ETF and a set of other specified iShares® funds (the “funds”) as follows: 0.59% per annum of the aggregate net assets of the funds less than or equal to $7.0 billion, plus 0.54% per annum of the aggregate net assets of the funds on amounts in excess of $7.0 billion, up to and including $11.0 billion, plus 0.49% per annum of the aggregate net assets of the funds on amounts in excess of $11.0 billion, up to and including $24.0 billion, plus 0.44% per annum of the aggregate net assets of the funds on amounts in excess of $24.0 billion, up to and including $48.0 billion, plus 0.40% per annum of the aggregate net assets over $48.0 billion, up to and including $72.0 billion, plus 0.36% per annum of the aggregate net assets over $72.0 billion, up to and including $96.0 billion, plus 0.32% per annum of the aggregate net assets in excess of $96.0 billion. As of March 31, 2017, the aggregate expense ratio of the ETF was 0.48% per annum.
For additional information regarding the company or BFA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N-CSRS for the period ended February 28, 2017) and other information the company files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents and the iShares® website at us.ishares.com/product_info/fund/overview/EWJ.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Investment Objective
The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index may be changed without the approval of BFA’s shareholders.
The following table displays the top holdings and weightings by industry sector of the ETF. (Sector designations are determined by the ETF sponsor using criteria it has selected or developed. Index and ETF sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or ETFs with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or ETFs.) We obtained the information in the tables below from the ETF website without independent verification.

iShares® MSCI Japan ETF Top Ten Holdings as of July 12, 2017
ETF Stock Issuer	Percentage (%)
TOYOTA MOTOR CORP	4.46%
MITSUBISHI UFJ FINANCIAL GROUP INC	2.44%
SOFTBANK GROUP CORP	2.05%
SUMITOMO MITSUI FINANCIAL GROUP INC	1.62%
SONY CORP	1.54%
KDDI CORP	1.48%
HONDA MOTOR LTD	1.47%
MIZUHO FINANCIAL GROUP INC	1.34%
KEYENCE CORP	1.33%
FANUC CORP	1.18%
Total	18.91%

iShares® MSCI Japan ETF Weighting by Sector as of July 12, 2017*
Sector	Percentage (%)
Consumer Discretionary	20.21%
Financials	13.15%
Industrials	20.31%
Information Technology	12.15%
Health Care	7.22%
Consumer Staples	7.75%
Materials	6.54%
Telecommunications	5.53%
Real Estate	4.14%
Utilities	1.91%
Energy	0.82%
Cash and/or Derivatives	0.26%
Total	99.99%
* Percentages may not sum to 100% due to rounding.
Representative Sampling
BFA uses a representative sampling indexing strategy to manage the ETF. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the index.
The ETF will at all times invest at least 90% of its assets in the securities of the index and in depositary receipts representing securities of the index. The ETF may invest the remainder of its assets in other securities, including securities not in the index, but which BFA believes will help the ETF track the index. The ETF may also invest its other assets in futures contracts, options on futures contracts, other types of options and swaps related to the index, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. Also, the ETF may lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).
Tracking Error
The performance of the ETF and the index may vary due to a variety of factors, including differences between the securities  and other instruments held in the ETF’s portfolio and those included in the index, pricing differences (including differences between a security’s price at the local market close and the ETF’s valuation of a security at the time of calculation of the ETF’s net asset value), differences in transaction costs, the ETF’s holding of uninvested cash, differences in timing of the accrual of or the valuation of dividends or interest, tax gains or losses, changes to the index or the costs to the ETF of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in its index in approximately the same proportions as in the index.
As of June 30, 2017, iShares reported the following average annual returns on the market price of the ETF’s shares and the index.  The market price of the ETF’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date. ETF shares: 1 year, 18.78%; 3 years, 5.18%; 5 years, 8.98%; 10 years, 0.77%; since inception, 0.55%; index: 1 year, 19.18%; 3 years, 5.54%; 5 years, 9.56%; 10 years, 1.21%; since ETF inception, 1.15%.
Industry Concentration Policy
The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated.
The MSCI Japan Index
The index is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”) through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.
The index is a free float-adjusted market capitalization index and is one of the MSCI Global Investable Market Indices (the “MSCI Indices”). The index is categorized by MSCI as a developed market index and is considered a “standard” index, which means it consists of all eligible large capitalization and mid-capitalization stocks, as determined by MSCI, in the relevant market. Additional information about the MSCI Indices is available on the following website: msci.com/index-methodology. Daily closing price information for the index is available on the following website: msci.com. We are not incorporating by reference the website, the sources listed above or any material they include in this disclosure statement supplement.
The index is designed to measure the performance of the large- and mid-capitalization segments of Japan’s equity market. The 320 constituent stocks of the index (as of June 30, 2017) are selected from an eligible universe of equity securities listed on national Japanese stock exchanges including the First Section, Second Section and Mothers portion of the Tokyo Stock Exchange, the TSE, JASDAQ and the First Section, Second Section and Centrex portion of the Nagoya Stock Exchange. The index is calculated in U.S. dollars on a total return net basis. The index was launched on December 31, 1969 at an initial value of 100.
MSCI divides the companies included in the index into eleven Global Industry Classification Sectors: Financials, Consumer Discretionary, Industrials, Information Technology, Consumer Staples, Materials, Real Estate, Health Care, Telecommunication Services, Utilities and Energy.
For additional information about the construction, calculation methodology and maintenance of the index, please see “iShares® MSCI EAFE ETF — Construction of the MSCI Indices”, “iShares® MSCI EAFE ETF — Calculation Methodology for the MSCI Indices” and “iShares® MSCI EAFE ETF — Maintenance of the MSCI Indices”, respectively, on pages S-83, S-86 and S-87 of this prospectus supplement, respectively.
Historical Closing Prices of the ETF’s Shares
The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the shares of the ETF from July 21, 2007 through July 21, 2017. The daily historical closing prices in the graph below have been adjusted for a 1-for-4 reverse stock split that became effective before the market open on November 7, 2016. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.
“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® 20+ Year Treasury Bond ETF
The shares of the iShares® 20+ Year Treasury Bond ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.
•	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.
•	The index it currently tracks is the ICE U.S. Treasury 20+ Year Bond Index (the “index”). Prior to April 1, 2016, the ETF tracked the Barclays U.S. 20+ Year Treasury Bond Index.
•	Investment Advisor: BlackRock Fund Advisors (“BFA”).
•	The ETF’s shares trade on the NASDAQ under the ticker symbol “TLT”.
•	The iShares® Trust’s SEC CIK Number is 0001100663.
•	The ETF’s inception date was July 22, 2002.
•	The ETF’s shares are issued or redeemed only in creation units of 100,000 shares or multiples thereof.
We obtained the following fee information from the iShares® website without independent verification. The investment advisor is paid a management fee from the ETF based on a percentage of the ETF’s average daily net assets, at an annual rate of 0.15%. BFA is responsible for substantially all expenses of the ETF, except interest expenses, taxes, brokerage expenses, future distribution fees or expenses and extraordinary expenses. As of March 31, 2017, the expense ratio of the ETF was 0.15% per annum.
For additional information regarding iShares® Trust or BFA, please consult the reports (including the Annual Report to Shareholders on Form N−CSR for the fiscal year ended February 28, 2017) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/TLT.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Investment Objective and Strategy
The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index that the ETF tracks may be changed without shareholder approval.
BFA uses a representative sampling indexing strategy to attempt to track the performance of the index. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the index. The ETF may or may not hold all of the securities in the index.
The ETF generally invests at least 90% of its assets in the bonds in the index and at least 95% of its assets in U.S. government bonds. The ETF may invest up to 10% of its assets in U.S. government bonds not included in the index, but which BFA believes will help the ETF track the index. The ETF may also invest up to 5% of its assets in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. The ETF may lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).

The ETF’s Holdings
The following table displays the top holdings of the ETF. We obtained the information in the tables below from the iShares® website without independent verification.
iShares® 20+ Year Treasury Bond ETF Top Ten Holdings as of July 12, 2017*
U.S. Treasury Bond	Percentage (%)
2.50% due 2/15/2045	8.90%
3.00% due 11/15/2045	8.60%
3.13% due 8/15/2044	7.46%
2.88% due 5/15/2043	6.96%
3.38% due 5/15/2044	6.27%
3.00% due 5/15/2045	5.49%
2.88% due 8/15/2045	5.33%
4.25% due 11/15/2040	4.84%
3.00% due 11/15/2044	4.24%
2.50% due 5/15/2046	4.07%
Total	62.16%
The following table displays additional information about the bonds held by the ETF and the annualized performance difference, in each case as of July 12, 2017*. We obtained the information in the table below from the iShares® website without independent verification.
Weighted average maturity	26.12 years
Weighted average coupon	3.17%
Effective duration	17.50 years
Weighted average maturity is the length of time until the average security in the ETF will mature or be redeemed by its issuer. Weighted average coupon is the average coupon rate of the underlying bonds in the ETF, weighted by the relative size in the ETF. Effective duration is a measure of the potential responsiveness of a bond or portfolio price to small parallel shifts in interest rates, taking into account the possible changes in expected bond cash flows due to small parallel shifts in interest rates.
As of July 12, 2017*, the ETF’s holdings were comprised of 33 U.S. Treasury bonds (99.45% of holdings) and cash and/or derivatives (0.55% of holdings). Of the ETF’s U.S. Treasury bond holdings, all were AAA rated under the S&P major rating category.  The S&P major rating categories are derived from the S&P, Moody’s and Fitch ratings for a security.
*Prior to April 1, 2016, the ETF tracked the Barclays U.S. 20+ Year Treasury Bond Index.
Tracking Error
The performance of the ETF and the index may vary due to a variety of factors, including differences between the securities held in the ETF’s portfolio and those included in the index, pricing differences, differences in transaction costs, the ETF holding uninvested cash, differences in timing of the accrual of or the valuation of distributions, tax gains or losses, changes to the index or the costs to the ETF of complying with new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in its index in approximately the same proportions as in the index.
As of June 30, 2017, iShares reported the following average annual returns on the market price of the ETF’s shares and the index.  The market price of the ETF’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date. ETF shares: 1 year, -7.66%; 3 years, 5.96%; 5 years, 2.70%; 10 years, 7.45%; since inception, 6.78%; index: 1 year, -7.67%; 3 years, 5.91%; 5 years, 2.80%; 10 years, 7.52%; since ETF inception, 6.86%. Prior to April 1, 2016, the ETF tracked the Barclays U.S. 20+ Year Treasury Bond Index.
The Index
The index is sponsored by Interactive Data Pricing and Reference Data LLC. It is market value weighted and designed to measure the performance of U.S. dollar-denominated, fixed rate treasuries with a minimum term to maturity greater than 20 years.
The Interactive Data Index Governance Committee (the “governance committee”) is responsible for governance, accountability and oversight of the index along with oversight of the Interactive Data ETF & Index Services team (the “IDEIS”), which has the daily responsibility for the operation of the index. The governance committee will approve any necessary changes to the index methodology, and the IDEIS is responsible for implementing the changes and notifying subscribers.  Advance notice will be provided for methodology changes, where possible, and the amount of notice will be based upon the severity of the impact of the change to allow for comments from subscribers and appropriate preparation to implement the change.
Eligibility Criteria and Inclusion Rules
In order to be included in the index, a security must be a U.S. dollar denominated, fixed rate U.S. Treasury issued debt security (“treasury”) with a minimum term to maturity greater than 20 years. Inflation-linked securities, floating rate notes, cash management and treasury bills and government agency debt, whether issued with or without a government guarantee, are excluded from the index, as are zero coupon securities.  The treasury is required to have a minimum amount outstanding of $300 million U.S. dollars.  Amount outstanding is defined as the par amount outstanding of each treasury, inclusive of any announced auctions or re-openings, less the par amount of that treasury held in the Federal Reserve System Open Market Account (“SOMA”) or bought at issuance (including by auction) by the Federal Reserve. Secondary market purchases by the Federal Reserve are reflected in the index in the month following the purchase.
Index Calculation
Index returns are calculated by aggregating the constituent level returns using market weights.  The total market value of the index at any time is the sum of the market value of each constituent plus any intra-month cash from coupon payments or principal repayments and the weight for the constituent. Calculations are performed daily, using bid prices at 3 p.m. Eastern Time.
Index Maintenance
The index is rebalanced at each month end. The new index for the next month is available three days prior to month end and is intended to reflect the constituent changes from the prior rebalancing date based on index eligibility. Newly issued securities that are issued on or before the month-end rebalancing date that qualify for inclusion in the index will be included in the pro forma index with a price of $100 until replaced with an evaluated price as soon as available after the auction day.
No adjustments are made for treasuries that become eligible or ineligible intra-month.  Any such change will be incorporated in the index at the next month-end rebalancing and made effective from the first day of the following month.
Cash that has accrued intra-month from interest and principal payments earns no reinvestment return during the month.  The accumulated intra-month cash is removed from the index at month-end, which implies that it is reinvested pro rata across the entire index.
Current Composition of the Index
As of July 12, 2017, the index’s holdings were comprised of 36 U.S. Treasury bonds. The following table displays additional information about the bonds held by the index as of July 12, 2017. We obtained the information in the table below from the ICE website without independent verification.
Weighted average maturity	26.29 years
Weighted average coupon	3.23%

Historical Closing Prices of the ETF’s Shares
The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the shares of the ETF from July 21, 2007 through July 21, 2017. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.
*Prior to April 1, 2016, the ETF tracked the Barclays U.S. 20+ Year Treasury Bond Index.
Hypothetical and Historical Closing Levels of the ICE U.S. Treasury 20+ Year Bond Index
The closing level of the ICE U.S. Treasury 20+ Year Bond Index has fluctuated in the past and may, in the future, experience significant fluctuations.  Any upward or downward trend in the historical or hypothetical closing level of the ICE U.S. Treasury 20+ Year Bond Index during the period shown below is not an indication that the ICE U.S. Treasury 20+ Year Bond Index is more or less likely to increase or decrease at any time during the life of your notes.
You should not take the historical or hypothetical closing levels of the ICE U.S. Treasury 20+ Year Bond Index as an indication of the future performance of the ICE U.S. Treasury 20+ Year Bond Index or make any assumptions, based on the ICE U.S. Treasury 20+ Year Bond Index’s historical or hypothetical performance, about the performance of the ETF. We cannot give you any assurance that the future performance of the ETF’s shares will be consistent with the historical or hypothetical performance of the ICE U.S. Treasury 20+ Year Bond Index.
The graph below shows the closing levels of the ICE U.S. Treasury 20+ Year Bond Index from July 21, 2007 through July 21, 2017 (using hypothetical performance data and historical closing levels). Since the ICE U.S. Treasury 20+ Year Bond Index was launched on December 31, 2015 and has a limited operating history, the graph includes hypothetical performance data for the underlier prior to its launch on December 31, 2015. The hypothetical performance data and historical closing levels were obtained from ICE’s website, without independent verification. (In the graph, historical closing levels can be found to the right of the vertical solid line marker.)

*The ETF began tracking the ICE U.S. Treasury 20+ Year Bond Index on April 1, 2016.
“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® iBoxx $ Investment Grade Corporate Bond ETF
The shares of the iShares® iBoxx $ Investment Grade Corporate Bond ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.
•	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.
•	The index it tracks is the Markit iBoxx® USD Liquid Investment Grade Index (the “index”).
•	Investment Advisor: BlackRock Fund Advisors (“BFA”).
•	The ETF’s shares trade on the NYSE Arca under the ticker symbol “LQD”.
•	The iShares® Trust’s SEC CIK Number is 0001100663.
•	The ETF’s inception date was July 22, 2002.
•	The ETF’s shares are issued or redeemed only in creation units of 100,000 shares or multiples thereof.
We obtained the following fee information from the iShares® website without independent verification. The investment advisor is paid a management fee from the ETF based on the ETF’s allocable portion of an aggregate management fee corresponding to the aggregate average daily net assets of the ETF and a set of other specified iShares® funds (the “funds”) as follows: 0.1500% per annum of the average daily net assets of the combined funds less than or equal to $121.0 billion; plus 0.1425% per annum of the average daily net assets of the combined funds on amounts greater than $121.0 billion up to and including $181.0 billion; plus 0.1354% of the average daily net assets of the combined funds on amounts greater than $181.0 billion up to and including $231.0 billion; plus 0.1287% of the average daily net assets of the combined funds on amounts greater than $231.0 billion up to and including $281.0 billion; plus 0.1222% of the average daily net assets of the combined funds on amounts greater than $281.0 billion. As of March 31, 2017, the expense ratio of the ETF was 0.15% per annum.
For additional information regarding iShares® Trust or BFA, please consult the reports (including the Annual Report to Shareholders on Form N−CSR for the fiscal year ended February 28, 2017) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/LQD.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Investment Objective and Strategy
The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index may be changed without the approval of BFA’s shareholders.
The following table displays the top holdings and weightings by industry sector of the ETF. (Sector designations are determined by the ETF sponsor using criteria it has selected or developed. Index and ETF sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or ETFs with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or ETFs.) We obtained the information in the tables below from the ETF website without independent verification.

iShares® iBoxx $ Investment Grade Corporate Bond ETF Top Ten Holdings as of July 12, 2017
Corporate Bond Issuer	Percentage (%)
ANHEUSER-BUSCH INBEV FINANCE INC	0.47%
GE CAPITAL INTERNATIONAL FUNDING C	0.44%
ANHEUSER-BUSCH INBEV FINANCE INC	0.43%
BLK CSH FND TREASURY SL AGENCY	0.33%
VERIZON COMMUNICATIONS INC	0.32%
ANHEUSER-BUSCH INBEV FINANCE INC	0.27%
GOLDMAN SACHS GROUP INC	0.27%
ANHEUSER-BUSCH INBEV FINANCE INC	0.26%
ANHEUSER-BUSCH INBEV FINANCE INC	0.23%
GE CAPITAL INTERNATIONAL FUNDING C	0.23%
Total	3.25%
iShares® iBoxx $ Investment Grade Corporate Bond ETF Weighting by Sector
as of July 12, 2017*
Sector	Percentage (%)
Banking	27.05%
Consumer Non-Cyclical	17.38%
Communications	12.14%
Energy	9.74%
Technology	11.08%
Consumer Cyclical	7.78%
Capital Goods	3.51%
Basic Industry	2.37%
Insurance	3.15%
Electric	1.95%
Transportation	0.88%
Finance Companies	1.15%
REITs	0.56%
Owned No Guarantee	0.22%
Brokerage/Asset Managers/Exchanges	0.43%
Treasuries	0.09%
Cash and/or Derivatives	0.33%
Natural Gas	0.18%
Utility Other	0.00%
Total	99.99%
* Percentages may not sum to 100% due to rounding.

The following table displays additional information about the bonds held by the ETF, in each case as of July 12, 2017. We obtained the information in the table below from the iShares® website without independent verification.
Weighted average maturity	12.29 years
Weighted average coupon	3.97%
Effective duration	8.30 years
Weighted average maturity is the length of time until the average security in the ETF will mature or be redeemed by its issuer. Weighted average coupon is the average coupon rate of the underlying bonds in the ETF, weighted by the relative size in the ETF.  Effective duration is a measure of the potential responsiveness of a bond or portfolio price to small parallel shifts in interest rates, taking into account possible changes in expected bond cash flows due to small parallel shifts in interest rates.
Representative Sampling
Although the ETF seeks results that correspond generally to the performance of the index, the ETF uses a representative sampling indexing strategy to attempt to track the performance of the index. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index, although the ETF may or may not hold all of the securities in the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the index.
The ETF generally invests at least 90% of its assets in the securities of the index and at least 95% of its assets in investment-grade corporate bonds. However, the ETF may at times invest up to 20% of its assets in bonds not included in the index but which BFA believes will help the ETF track the index and which are either: (i) included in the Markit iBoxx USD Index (the broader index upon which the index is based); or (ii) new issues which BFA believes are or about to enter the index or the Markit iBoxx USD Index. The ETF may invest up to 5% of its assets in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market entering funds advised by BFA or its affiliates. The ETF may also invest in bonds not included in the index, but which BFA believes will help the ETF track the index. The ETF may also lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).
Tracking Error
The performance of the ETF and of the index may vary due to a variety of factors, including transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the ETF’s portfolio and the index resulting from the ETF’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the ETF but not to the index.
Tracking error may occur because of differences between the securities held in the ETF’s portfolio and those included in the index, pricing differences (including, as applicable, differences between a security’s price at the local market close and the ETF’s valuation of a security at the time of calculation of the ETF’s NAV), differences in transaction costs, the ETF holding uninvested cash, differences in timing of the accrual of distributions, changes to the index or the costs to the ETF of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in the index in approximately the same proportions as in the index.
As of June 30, 2017, iShares reported the following average annual returns on the market price of the ETF’s shares and the index.  The market price of the ETF’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date. ETF shares: 1 year, 1.41%; 3 years, 3.72%; 5 years, 4.04%; 10 years, 5.86%; since inception, 5.67%; index: 1 year, 1.80%; 3 years, 3.99%; 5 years, 4.33%; 10 years, 6.31%; since ETF inception, 5.94%.
Industry Concentration Policy
The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated in that industry or group of industries. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities, and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.
The Index
The index is a bond index calculated, published and disseminated by the index sponsor, Markit Indices Limited (“Markit”). The index is designed to provide a balanced representation of the U.S. dollar denominated liquid investment grade corporate debt market. The index is market-value weighted, with an issuer weight cap of 3%, calculated as of the last business day of each month using the end-of-month closing prices for each bond. The index is calculated as end-of-day and distributed once daily after 4 p.m. EST. The indices are calculated every day except on common U.S. bank holidays. In addition, the indices are calculated with the previous trading day’s close on the last calendar day of each month if that day is not a trading day.
As of December 31, 2016, the index included approximately 1,646 bonds chosen according to the index rules described below.
Selection Criteria of the Index
The bonds in the index must meet all the criteria described below as of the close of business three business days prior to the rebalancing date, and in each case provided that the relevant bond data can be verified, at Markit’s sole discretion, as of that cut-off date. The new index composition becomes effective on the first business day of the next month. Additionally, the index rules and their application will be governed by two committees:
•
Technical Committee: consists of representatives from market makers/banks and meets on a monthly basis in order to provide feedback and information into the monthly rebalancing process and to monitor any market developments.

•
Oversight Committee: consists of representatives from mostly the buy side and meets in order to discuss the decisions of the Technical Committee, the wider index rules and any market developments which may warrant rule changes.

Bond Classification: Bonds must be USD denominated corporate credit (i.e., debt instruments backed by corporate issuers that are not secured by specific assets) with clearance and settlement available through The Depository Trust Company. Bonds must be publicly registered with the U.S. Securities and Exchange Commission or be Rule 144A offerings with registration rights. Debt issued by governments, sovereigns, quasi-sovereigns, and government-backed or guaranteed entities is excluded. The issuer or, in the case of a finance subsidiary, the issuer’s guarantor, must be domiciled, incorporated and the country of risk must be in Andorra, Australia, Austria, Belgium, Bermuda, Canada, Cayman Islands, Cyprus, Denmark, Faeroe Islands, Finland, France, Germany, Gibraltar, Greece, Hong Kong, Iceland, Ireland, Italy, Japan, Jersey, Liechtenstein, Luxembourg, Malta, Monaco, Netherlands, New Zealand, Norway, Portugal, San Marino, Singapore, Spain, Sweden, Switzerland, United States or United Kingdom. A new country is added to the index if it is classified as a developed market on the “Markit Global Economic Development Classification.” A country is no longer eligible for the index if it is classified as an emerging market based on the “Markit Global Economic Development Classification”. The “Markit Global Economic Development Classification” is updated once per year. The results are published at the end of July. The inclusion/exclusion of a country becomes effective at the end of October. Each bond is assigned to one of the following six sectors: Consumer Goods, Consumer Services, Financials, Industrials & Materials, Telecommunication & Technology and Utilities & Energy.
All bonds are classified based on the principal activities of the issuer, the main sources of the cash flows used to pay coupons and redemptions, and a bond’s specific collateral type or legal provisions. Markit reviews bond classification regularly and makes necessary changes at the next rebalancing.
Bond Type: Only fixed rate bonds whose cash flow can be determined in advance are eligible, including fixed coupon bonds, step-up bonds with coupon schedules known at issuance (or as functions of the issuer’s rating), bonds with sinking funds, amortizing bonds, medium term notes, Rule 144A offerings with a registration right (only 144A bonds with a Regulation S version eligible for the Markit iBoxx® USD Benchmark Index), callable bonds and putable bonds. Preferred shares, convertible bonds, subordinated bank or insurance debt with mandatory contingent conversion features or with any conversion options before the first call date, bonds with other equity features attached (e.g. options or warrants), private placements, perpetual bonds, fixed-to-floater bonds, floating rate notes, pay-in kind bonds, zero coupon bonds, bonds with zero step-ups (“GAINS”), bonds with difference between accrual and coupon payment periods, and monthly-paying bonds are excluded. Any bond subject to a firm call or tender offer, with the exception of exchange offers, in the month immediately following the rebalancing date will be excluded, provided that Markit is aware of such tender offer or firm call.

For retail bonds and private placements, publicly available information is not always conclusive and the classification of a bond as a retail bond or a private placement will be made at Markit’s discretion based on the information available at the time of the determination. In instances where a new bond type is not specifically excluded or included in the index according to the published index rules, Markit will analyze the features of such securities in line with the principles set out in the index rules to make the determination as to whether the bond will be included.
Credit Rating: All bonds must have a Markit iBoxx rating of investment grade. Ratings from each of the following three agencies are considered for the calculation of the Markit iBoxx Rating: Fitch Ratings, Moody’s Investor Service and Standard & Poor’s Rating Services. Investment grade is defined as BBB- or above from Fitch or S&P and Baa3 or above from Moody’s. If a bond is rated by more than one of the above agencies, then the Markit iBoxx rating is the average of the provided ratings. In the case of an ID change or exchange of a  Rule 144A/Regulation S offering into a registered bond, the ratings from the Rule 144A/Regulation S offering are also used for the registered bond.
Time to Maturity: At the rebalancing day, all bonds must have an expected remaining life of at least three years, and all newly included bonds must have an expected remaining life of at least three years and six months.
Amount Outstanding: The outstanding face value of a bond must be at least $750 million as of the bond selection cut-off date, after taking into account buybacks or increases. The outstanding face value of all bonds denominated in USD in the broader Markit iBoxx USD Investment Grade Corporate Index (excluding fixed-to-floater and perpetual bonds) from the issuer must be at least $2 billion as of the bond selection cut-off date.
Minimum Run: Any bond that enters the index must remain in the index for a minimum of six months (provided that the bond is not downgraded to sub-investment grade, defaulted or fully redeemed in that period).
Lockout Period: A bond that drops out of the index at re-balancing is excluded from re-entering the index for a three-month period.
Calculation of the Index
Bond Prices: All iBoxx indices are multi-source priced. Prices for the bonds in the index are sourced from a number of representative sources. Pricing data is produced by experienced pricing analysts using established instrument evaluation models; non-transactional data such as observed bid and ask prices may predominate for a given bond as the data is being scrutinized to reliably represent the interest measured. The pricing service may also decide to rely upon expert judgment in an active albeit low liquidity market or any other circumstances, when observed bid and ask prices or transactions may not be consistently available each day.
Index Rebalancing: The index is rebalanced every month on the last business day of the month after the close of business. Any inclusion after the index cut-off day (t-3) will not be considered in the re-balancing process, but will become effective at the end of the following month. New bonds issued are taken into account if they are publicly known to settle through the last calendar day of the month and if their rating and amount outstanding has become known at least three trading days before the end of the month.
Three preview lists of eligible bonds are published on ten (t-10), five (t-5), and three (t-3) trading days before the end of the month. Two business days before the end of each month, the rating and amount information for the constituents is updated and the list is adjusted for all rating and amount changes which are known to have taken place three business days before the end of the month which could also result in exclusion of the bond. The rating and amount changes made two business days before the end of the month will not be considered for inclusion. Two business days before the end of the month the final index membership list for the following month is published at the close of business.
Index Weights: The weight for each bond is determined on the last business day of each month using the end-of-month market values and applying an issuer cap of 3%.
Index Data: New bonds are included in the index at their respective ask prices when they enter the index family.  In the event that no price can be established for a particular bond, the index continues to be calculated based on the last-available price.
Index Calculation: The components of the total return are price changes, accrued interest, coupon payments, and reinvestment income on cash flows received during the composition month. Calculations are performed daily, using bid prices at approximately 4 p.m. Eastern Time.

Treatment of Special Intra-Month Events: Data for the application of corporate actions in the index may not be fully or timely available at all times.  In such cases, Markit will estimate the approximate value based on the available data at the time of calculation.
•
Unscheduled Full Redemption: If a bond is fully redeemed intra-month, the redeemed bond is treated as cash based on the last consolidated price, the call price or repurchase price, as applicable. In addition, the clean price of the bond is set to the redemption price, and the interest accrued until the redemption date is treated as an irregular coupon payment.

•
Bonds Trading Flat of Accrued: If a bond is identified as trading flat of accrued, the accrued interest of the bonds is set to 0 in the total return index calculation and the bond is excluded from the calculation of all bond and index analytical values.

•
Multi-Coupon Bonds: For step-up bonds with a pre-defined coupon schedule, such schedule cannot change during the life of the bond and is used for all calculations. For event-driven bonds whose coupon may change upon occurrence (or non-occurrence) of pre-specified events, the coupon schedule as of the calculation date is used.

Additional information regarding the index may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, the iBoxx $ Liquid Investment Grade Index factsheet at markit.com/assets/en/docs/fact-sheets/MKT_iBoxx_USD_Liquid_Investment_Grade_Index_factsheet.pdf and the Markit iBoxx USD Liquid Investment Grade Index Guide at content.markitcdn.com/corporate/Company/Files/DownloadFiles?CMSID=7c8b21e4d5ee4cbda0215f72fec5c25f.  We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Historical Closing Prices of the ETF’s Shares
The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the shares of the ETF from July 21, 2007 through July 21, 2017. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® iBoxx $ High Yield Corporate Bond ETF
The shares of the iShares® iBoxx $ High Yield Corporate Bond ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.
•	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.
•	The index it tracks is the Markit iBoxx® USD Liquid High Yield Index (the “index”).
•	Investment Advisor: BlackRock Fund Advisors (“BFA”).
•	The ETF’s shares trade on the NYSE Arca under the ticker symbol “HYG”.
•	The iShares® Trust’s SEC CIK Number is 0001100663.
•	The ETF’s inception date was April 4, 2007.
•	The ETF’s shares are issued or redeemed only in creation units of 100,000 shares or multiples thereof.
We obtained the following fee information from the iShares® website without independent verification. The investment advisor is paid a management fee from the ETF corresponding to the ETF’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the ETF and another specified iShares® fund (the “funds”) as follows: 0.5000% per annum of the average daily net assets of the combined funds less than or equal to $19.0 billion, plus 0.4750% per annum of the average daily net assets of the combined funds on amounts greater than $19.0 billion up to $33.0 billion, plus 0.4513% per annum of the average daily net assets of the combined funds on amounts greater than $33.0 billion up to $47.0 billion, plus 0.4287% of the average daily net assets of the combined funds on amounts in excess of $47.0 billion. As of March 31, 2017, the expense ratio of the ETF was 0.50% per annum.
For additional information regarding iShares® Trust or BFA, please consult the reports (including the Annual Report to Shareholders on Form N−CSR for the fiscal year ended February 28, 2017) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/HYG.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Investment Objective and Strategy
The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index may be changed without the approval of BFA’s shareholders. The following table displays the top holdings and weightings by industry sector of the ETF. (Sector designations are determined by the ETF sponsor using criteria it has selected or developed. Index and ETF sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or ETFs with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or ETFs.). We obtained the information in the tables below from the ETF website without independent verification.

iShares® iBoxx $ High Yield Corporate Bond ETF Top Ten Holdings as of July 12, 2017
Corporate Bond Issuer	Percentage (%)
SFR GROUP SA 144A	0.65%
SPRINT CORP	0.55%
SFR GROUP SA 144A	0.48%
WESTERN DIGITAL CORPORATION	0.48%
FIRST DATA CORPORATION 144A	0.42%
PRIME SECURITY SERVICES BORROWER L 144A	0.40%
SPRINT NEXTEL CORPORATION 144A	0.39%
CCO HOLDINGS LLC/CCO HOLDINGS CAPI 144A	0.38%
HCA INC	0.38%
CHS/COMMUNITY HEALTH SYSTEMS INC	0.38%
Total	4.51%
iShares® iBoxx $ High Yield Corporate Bond ETF Weighting by Sector
as of July 12, 2017*
Sector	Percentage (%)
Communications	24.93%
Consumer Non-Cyclical	13.99%
Consumer Cyclical	12.84%
Energy	12.82%
Capital Goods	7.57%
Technology	7.83%
Basic Industry	5.89%
Finance Companies	3.44%
Electric	3.11%
Banking	2.33%
Transportation	1.11%
Cash and/or Derivatives	0.32%
Financial Other	0.85%
Insurance	1.16%
Industrial Other	0.69%
Reits	0.38%
Brokerage/Asset Managers/Exchanges	0.24%
Owned No Guarantee	0.51%
Total	100.01%
* Percentages may not sum to 100% due to rounding.

The following table displays additional information about the bonds held by the ETF, in each case as of July 12, 2017. We obtained the information in the table below from the iShares® website without independent verification.
Weighted average maturity	4.15 years
Weighted average coupon	6.23%
Effective duration	3.64 years
Weighted average maturity is the length of time until the average security in the ETF will mature or be redeemed by its issuer. Weighted average coupon is the average coupon rate of the underlying bonds in the ETF, weighted by the relative size in the ETF.  Effective duration is a measure of the responsiveness of a bond or portfolio price to small parallel shifts in interest rates, taking into account possible changes in expected bond cash flows due to small parallel shifts in interest rates.
Representative Sampling
Although the ETF seeks results that correspond generally to the performance of the index, the ETF uses a representative sampling indexing strategy to attempt to track the performance of the index. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index, although the ETF may or may not hold all of the securities in the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the index.
The ETF generally invests at least 90% of its assets in the component securities of the index and may invest up to 10% of its assets in certain futures, options and swaps contracts, cash and cash equivalents, including shares of money market funds affiliated with BFA, as well as in bonds not included in the index, but which BFA believes will help the ETF track the index. From time to time when conditions warrant, however, the ETF may invest at least 80% of its assets in the component securities of the index and may invest up to 20% of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of BlackRock Cash Funds as well as securities not included in the index, but which BFA believes will help the ETF track the index. For example, the ETF may invest in securities not included in the index in order to reflect prospective changes in the index. The ETF may also lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).
Tracking Error
The performance of the ETF and of the index may vary due to a variety of factors, including transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the ETF’s portfolio and the index resulting from the ETF’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the ETF but not to the index.
Tracking error may occur because of differences between the securities held in the ETF’s portfolio and those included in the index, pricing differences (including, as applicable, differences between a security’s price at the local market close and the ETF’s valuation of a security at the time of calculation of the ETF’s NAV), differences in transaction costs, the ETF holding uninvested cash, differences in timing of the accrual of or the valuation of distributions, changes to the index or the costs to the ETF of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. Tracking error risk may be heightened during times of increased market volatility or other unusual market conditions. BFA expects that the ETF may experience higher tracking error than is typical for similar exchange-traded funds. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in its index in approximately the same proportions as in the index.
As of June 30, 2017, iShares reported the following average annual returns on the market price of the ETF’s shares and the index.  The market price of the ETF’s shares represents changes to the mid-point price and accounts for distributions from the ETF. The mid-point is the average of the mid-point of the bid-ask prices at 4:00 p.m., Eastern time on the relevant date.  ETF shares: 1 year, 9.84%; 3 years, 2.95%; 5 years, 5.17%; 10 years, 5.86%; since inception, 5.69%; index: 1 year, 11.26%; 3 years, 3.60%; 5 years, 5.87%; 10 years, 6.42%; since ETF inception, 6.20%.

Industry Concentration
The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated in that industry or group of industries. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities, and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.
The Index
The index is a bond index calculated, published and disseminated by the index sponsor, Markit Indices Limited (“Markit”). The index is designed to reflect the performance of U.S. dollar (“USD”) denominated high yield corporate debt through a broad coverage of the USD high yield liquid bond universe. The index is market-value weighted, with an issuer weight cap of 3%, calculated as of the last business day of each month using the end-of-month closing prices for each bond. The index is calculated as end-of-day and distributed once daily after 4 p.m. EST. The indices are calculated every day except on common U.S. bank holidays. In addition, the indices are calculated with the previous trading day’s close on the last calendar day of each month if that day is not a trading day.
As of December 31, 2016, the index included approximately 998 bonds chosen according to the index rules described below.
Selection Criteria of the Index
The bonds in the index must meet all the criteria described below as of the close of business three business days prior to the rebalancing date provided that the relevant bond data can be verified, at Markit’s sole discretion, as of that cut-off date. The new index composition becomes effective on the first business day of the next month. Additionally, the index rules and their application will be governed by two committees:
•
Technical Committee: consists of representatives from market makers/banks and meets on a monthly basis in order to provide feedback and information into the monthly rebalancing process and to monitor any market developments.

•
Oversight Committee: consists of representatives from mostly the buy side and meets in order to discuss the decisions of the Technical Committee, the wider index rules and any market developments which may warrant rule changes.

Bond Classification: Bonds must be USD denominated corporate credit (i.e., debt instruments backed by corporate issuers that are not secured by specific assets). Debt issued by governments, sovereigns, quasi-sovereigns, and government-backed or guaranteed entities is excluded. As of August 2012, the issuer or, in the case of a finance subsidiary, the issuer’s guarantor, must be domiciled, incorporated and the country of risk must be in Andorra, Australia, Austria, Belgium, Bermuda, Canada, Cayman Islands, Cyprus, Denmark, Faeroe Islands, Finland, France, Germany, Gibraltar, Greece, Hong Kong, Iceland, Ireland, Italy, Japan, Jersey, Liechtenstein, Luxembourg, Malta, Monaco, Netherlands, New Zealand, Norway, Portugal, San Marino, Singapore, Spain, Sweden, Switzerland, United States or United Kingdom. A new country is added to the index if it is classified as a developed market according to “Markit’s Global Economic Development Classification.” A country is no longer eligible for the index if it is classified as an emerging market based on “Markit’s Global Economic Development Classification.” The “Markit Global Economic Development Classification” is updated once per year. The results are published at the end of July. The inclusion/exclusion of a country becomes effective at the end of October. Each bond is assigned to one of the following sectors: Oil & Gas, Basic Materials, Industrials, Consumer Goods, Health Care, Consumer Services, Telecommunications, Technology, Utilities, Financials and Technology.
All bonds are classified based on the principal activities of the issuer, the main sources of the cash flows used to pay coupons and redemptions, and a bond’s specific collateral type or legal provisions. Markit reviews bond classification regularly and makes necessary changes at the next rebalancing.
Bond Type: Only fixed rate bonds whose cash flow can be determined in advance are eligible, including fixed coupon bonds, step-up bonds with coupon schedules known at issuance (or as functions of the issuer’s rating), bonds with sinking funds, amortizing bonds, medium term notes, Rule 144A offerings, callable bonds and putable bonds. Preferred shares, convertible bonds, subordinated bank or insurance debt with mandatory contingent conversion features or with any conversion options before the first call date, bonds with other equity features attached (e.g. options or warrants), private placements, perpetual bonds, floating rate notes, pay-in kind bonds, zero coupon bonds, bonds with zero step-ups

(“GAINS”), bonds with difference between accrual and coupon payment periods, monthly-paying bonds and Regulation S offerings are excluded. Any bond subject to a firm call or tender offer, with the exception of exchange offers in the month immediately following the rebalancing date will be excluded, provided that Markit is aware of such tender offer or firm call.
For retail bonds and private placements, publicly available information is not always conclusive and the classification of a bond as a retail bond or a private placement will be made at Markit’s discretion based on the information available at the time of the determination. In instances where a new bond type is not specifically excluded or included in the index according to the published index rules, Markit will analyze the features of such securities in line with the principles set out in the index rules to make the determination as to whether the bond will be included.
Credit Rating: All bonds must have a rating of sub-investment grade. Ratings from each of the following three agencies are considered: Fitch Ratings, Moody’s Investor Service and Standard & Poor’s Rating Services. If more than one agency rates a given bond, those ratings are averaged. Sub-investment grade is defined as BB+ or lower from Fitch or S&P and Ba1 or lower from Moody’s, but not in default. Bonds rated D by Fitch or S&P, or that have been subject to a default press release by Moody’s are excluded. An included bond subsequently downgraded to D by Fitch or S&P or subject to a default press release by Moody’s (as of the bond selection cut-off date) will be excluded on the next rebalancing date. In case of an exchange of a 144A bond into a registered bond, the ratings from the 144A bond are also used for the registered bond. After a bond has migrated into high yield from investment grade status, it must retain that status for three months before it can be included in the index.
Time to Maturity: At issuance, all bonds must have an expected remaining life of 15 years or less. At the rebalancing day, all bonds must have an expected remaining life of at least one year and all newly included bonds must have an expected remaining life of at least one year and six months.
Amount Outstanding: The outstanding face value of a bond must be at least $400 million as of the bond selection cut-off date, after taking into account buybacks or increases. The outstanding face value of all non-convertible bonds denominated in USD from the issuer must be at least $1 billion as of the bond selection cut-off date.
Minimum Run: Any bond that enters the index must remain in the index for a minimum of six months (provided that the bond is not upgraded to investment grade, defaulted or fully redeemed in that period).
Lockout Period: A bond that drops out of the index at re-balancing is excluded from re-entering the index for a three-month period.
Calculation of the Index
Bond Prices: All iBoxx indices are multi-source priced. Prices for the bonds in the index are sourced from a number of representative sources. Pricing data is produced by experienced pricing analysts using established instrument evaluation models; non-transactional data such as observed bid and ask prices may predominate for a given bond as the data is being scrutinized to reliably represent the interest measured. The pricing service may also decide to rely upon expert judgment in an active albeit low liquidity market or any other circumstances, when observed bid and ask prices or transactions may not be consistently available each day. In the event that no price can be established for a particular bond, the index continues to be calculated based on the last-available price.
Index Rebalancing: The index is rebalanced every month on the last business day of the month after the close of business. Any inclusion after the index cut-off day (t-3) will not be considered in the re-balancing process, but will become effective at the end of the following month. New bonds issued are taken into account if they are publicly known to settle through the last calendar day of the month and if their rating and amount outstanding has become known at least three trading days before the end of the month.
Three preview lists of eligible bonds are published on ten (t-10), five (t-5), and three (t-3) trading days before the end of the month. Two business days before the end of each month, the rating and amount information for the constituents is updated and the list is adjusted for all rating and amount changes which are known to have taken place three business days before the end of the month which could also result in exclusion of the bond. The rating and amount changes made two business days before the end of the month will not be considered for inclusion.  Two business days before the end of the month the final index membership list for the following month is published at the close of business.
Index Weights: The weight for each bond is determined on the last business day of each month using the end-of-month market values and applying an issuer cap of 3%.
Index Calculation: The components of the total return are price changes, accrued interest, coupon payments, and reinvestment income on cash flows received during the composition month. The calculation is based on bond pricing provided by independent bond pricing services. The cut-off time for the bond pricing used in the index is 3 p.m. Eastern Time.
Treatment of Special Intra-Month Events: Data for the application of corporate actions in the index may not be fully or timely available at all times.  In such cases, Markit will estimate the approximate value based on the available data at the time of calculation.
•
Unscheduled Full Redemption: If a bond is fully redeemed intra-month, the redeemed bond is treated as cash based on the last consolidated price, the call price or repurchase price, as applicable. In addition, the clean price of the bond is set to the redemption price, and the interest accrued until the redemption date is treated as an irregular coupon payment.

•
Bonds Trading Flat of Accrued: If a bond is identified as trading flat of accrued, the accrued interest of the bonds is set to 0 in the total return index calculation and the bond is excluded from the calculation of all bond and index analytical values.

•
Multi-Coupon Bonds: For step-up bonds with a pre-defined coupon schedule, such schedule cannot change during the life of the bond and is used for all calculations. For event-driven bonds whose coupon may change upon occurrence (or non-occurrence) of pre-specified events, the coupon schedule as of the calculation date is used.

Additional information regarding the index may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, the Markit iBoxx $ Liquid High Yield Index factsheet at markit.com/assets/en/docs/fact-sheets/MKT_iBoxx_USD_Liquid_High_Yield_Index%20_factsheet.pdf and the Markit iBoxx USD Liquid HY Index Guide at content.markitcdn.com/corporate/Company/Files/DownloadFiles?CMSID=ce06d37a5cf049be9b3dd44d2d1a7cd5. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Historical Closing Prices of the ETF’s Shares
The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the shares of the ETF from July 21, 2007 through July 21, 2017. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® MSCI Emerging Markets ETF
The shares of the iShares® MSCI Emerging Markets ETF (the “ETF”) are issued by iShares, Inc. (the “company”). The Company was organized as a Maryland corporation on September 1, 1994 and is authorized to have multiple series or portfolios, of which the ETF is one. On July 1, 2013, the iShares® MSCI Emerging Markets Index Fund changed its name to the iShares® MSCI Emerging Markets ETF.
•	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.
•	The index it tracks is the MSCI Emerging Markets Index (the “index”).
•	Investment Advisor: BlackRock Fund Advisors (“BFA”).
•	The ETF’s shares trade on the NYSE Arca under the ticker symbol “EEM”.
•	The company’s SEC CIK Number is 0000930667.
•	The ETF’s inception date was April 7, 2003.
•	The ETF’s shares are issued or redeemed only in creation units of 450,000 shares or multiples thereof.
The index was launched on December 31, 1987 with an initial level of 100.
We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the ETF based on the ETF’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the ETF and a set of other specified iShares® funds (the “funds”) as follows: 0.75% per annum of the aggregate net assets of the funds less than or equal to U.S. $14.0 billion, plus 0.68% per annum of the aggregate net assets of the funds on amounts in excess of U.S. $14.0 billion up to and including U.S. $28.0 billion, plus 0.61% per annum of the aggregate net assets of the funds on amounts in excess of U.S. $28.0 billion up to and including U.S. $42.0 billion, plus 0.54% per annum of the aggregate net assets of the funds on amounts in excess of U.S. $42.0 billion up to and including U.S. $56.0 billion, plus 0.47% per annum of the aggregate net assets of the funds on amounts in excess of U.S. $56.0 billion up to and including U.S. $70.0 billion, plus 0.41% per annum of the aggregate net assets of the funds on amounts in excess of U.S. $70.0 billion up to and including U.S. $84.0 billion, plus 0.35% per annum of the aggregate net assets of the funds in excess of U.S. $84.0 billion. As of March 31, 2017, the aggregate expense ratio of the ETF was 0.72% per annum.
For additional information regarding the company or BFA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N-CSRS for the period ended February 28, 2017) and other information the company files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents and the iShares® website at us.ishares.com/product_info/fund/overview/EEM.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Investment Objective
The ETF seeks to track the investment results, before fees and expenses, of the index. The ETF’s investment objective may be changed without shareholder approval.
The following tables display the top holdings and weightings by industry sector of the ETF. (Sector designations are determined by the ETF sponsor using criteria it has selected or developed. ETF advisors and index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between ETFs or indices with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or ETFs.) We obtained the information in the tables below from the ETF website without independent verification.

iShares® MSCI Emerging Markets ETF Top Ten Holdings as of July 12, 2017
ETF Stock Issuer	Percentage (%)
SAMSUNG ELECTRONICS LTD	4.46%
TENCENT HOLDINGS LTD	4.26%
TAIWAN SEMICONDUCTOR MANUFACTURING	3.54%
ALIBABA GROUP HOLDING ADR REPRESEN	3.50%
NASPERS LIMITED N LTD	1.81%
CHINA CONSTRUCTION BANK CORP H	1.42%
CHINA MOBILE LTD	1.32%
HON HAI PRECISION INDUSTRY LTD	1.26%
BAIDU ADR REPTG INC CLASS A	1.06%
INDUSTRIAL AND COMMERCIAL BANK OF	1.02%
Total	23.65%

iShares® MSCI Emerging Markets ETF Weighting by Sector as of July 12, 2017*
Sector	Percentage (%)
Financials	23.31%
Information Technology	25.51%
Consumer Discretionary	10.39%
Consumer Staples	6.50%
Energy	6.78%
Industrials	5.53%
Telecommunication Services	5.18%
Materials	6.90%
Utilities	2.51%
Real Estate	2.64%
Health Care	1.99%
Computers - Software	1.21%
Industrial Minerals	0.06%
Software - Telecom	0.06%
Total	98.57%
* Percentages may not sum to 100% due to rounding.

iShares® MSCI Emerging Markets ETF Weighting by Country as of July 12, 2017*†
Country	Percentage (%)
China	27.68%
Korea (South)	15.23%
Taiwan	12.19%
India	8.82%
Brazil	6.78%
South Africa	6.06%
Mexico	3.71%
Russian Federation	3.14%
Malaysia	2.30%
Indonesia	2.38%
Thailand	2.11%
Poland	1.29%
Philippines	1.16%
Chile	1.17%
Turkey	1.16%
Other	3.96%
Total	99.14%
* Percentages may not sum to 100% due to rounding.
†As discussed in more detail below under “The MSCI Emerging Markets Index” the index sponsor of the MSCI Emerging Markets Index announced that it expects that, effective with the May 2017 semi-annual index review, Pakistan will be classified as an emerging equity market, and the MSCI Emerging Markets Index will include constituent stocks from the MSCI Pakistan Index.
Representative Sampling
BFA uses a representative sampling strategy to attempt to track the performance of the index. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the index.
The ETF generally invests at least 90% of its assets in the securities of the index and in depositary receipts representing securities of the index. The ETF may invest the remainder of its assets in securities not included in the index, but which BFA believes will help the ETF track the index. The ETF may also invest its other assets in futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA. Also, the ETF may lend securities representing up to one-third of the value of the ETF's total assets (including the value of the collateral received). The ETF invests all of its assets that are invested in India in a wholly owned subsidiary located in the Republic of Mauritius. BFA also serves of the investment advisor of the subsidiary.
Tracking Error
The performance of the ETF and the index may vary due to a variety of factors, including differences between the ETF’s assets and the index, pricing differences (including differences between a security’s price at the local market close and the intrinsic value of a security at the time of calculation of the ETF’s net asset value per share), transaction costs, the ETF’s holding of cash, differences in timing of the accrual of dividends and differences between the ETF’s portfolio and the index resulting from new or existing legal restrictions that apply to the ETF but not to the index or to investors using a representative sampling strategy in general. BFA expects that, over time, the ETF’s performance difference will not exceed 5%. The ETF’s use of a representative sampling strategy can be expected to produce a greater tracking error over a period of time than would result if the ETF used an indexing strategy in which an exchange traded fund invests in substantially all of the securities in its index in approximately the same proportions as in the index.

As of June 30, 2017, iShares reported the following average annual returns on the market price of the ETF’s shares and the index.  The market price of the ETF’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date. ETF shares: 1 year, 22.46%; 3 years, 0.61%; 5 years, 3.10%; 10 years, 1.47%; since inception, 11.45%; index: 1 year, 23.75%; 3 years, 1.07%; 5 years, 3.96%; 10 years, 1.91%; since ETF inception, 11.91%.
Industry Concentration Policy
The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated in that industry or group of industries.
The MSCI® Emerging Markets Index
The MSCI Emerging Markets Index, (the “index”) is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”) through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.
The index is a free float-adjusted market capitalization index and is one of the MSCI Global Investable Market Indices (the “MSCI Indices”), the methodology of which is described below. The index is considered a “standard” index, which means it consists of all eligible large capitalization and mid-capitalization stocks, as determined by MSCI, in the relevant emerging markets. Additional information about the MSCI Indices is available on the following website: msci.com/index-methodology. Daily closing price information for the index is available on the following website: msci.com. We are not incorporating by reference the website, the sources listed above or any material they include in this disclosure statement supplement.
The index is intended to provide performance benchmarks for the emerging equity markets in the Americas, Europe, the Middle East, Africa and Asia, which are, as of the date of this disclosure statement supplement, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, South Africa, Taiwan, Thailand, Turkey and the United Arab Emirates. The constituent stocks of the MSCI Emerging Markets Index are derived from the constituent stocks in the 24 MSCI standard single country indices for the emerging market countries listed above. The index is calculated in U.S. dollars on a total return net basis. The index was launched on December 31, 1987 at an initial value of 100.
MSCI divides the companies included in the index into eleven Global Industry Classification Sectors: Financials, Consumer Discretionary, Industrials, Information Technology, Consumer Staples, Materials, Real Estate, Health Care, Telecommunication Services, Utilities and Energy.
For additional information about the construction, calculation methodology and maintenance of the index, please see “iShares® MSCI EAFE ETF — Construction of the MSCI Indices”, “iShares® MSCI EAFE ETF — Calculation Methodology for the MSCI Indices” and “iShares® MSCI EAFE ETF — Maintenance of the MSCI Indices”, respectively, on pages S-83, S-86 and S-87 of this prospectus supplement, respectively.
Historical Closing Prices of the ETF’s Shares
The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the ETF from July 21, 2007 through July 21, 2017. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.
“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® J.P. Morgan USD Emerging Markets Bond ETF
The shares of the iShares® J.P. Morgan USD Emerging Markets Bond ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.
•	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.
•	The index it tracks is the J.P. Morgan EMBISM Global Core Index (the “index”).
•	Investment Advisor: BlackRock Fund Advisors (“BFA”).
•	The ETF’s shares trade on the NYSE Arca under the ticker symbol “EMB”.
•	The iShares® Trust’s SEC CIK Number is 0001100663.
•	The ETF’s inception date was December 17, 2007.
•	The ETF’s shares are issued or redeemed only in creation units of 100,000 shares or multiples thereof.
We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the ETF corresponding to the ETF’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the ETF and another iShares® fund (the “funds”) as follows: 0.6000% of the average daily net assets of the combined funds less than or equal to $19 billion, plus 0.5700% of the average daily net assets of the combined funds over $19 billion, up to and including $33 billion, plus 0.5415% of the average daily net assets of the combined funds over $33 billion, up to and including $47 billion, plus 0.5145% of the average daily net assets of the combined funds in excess of $47 billion. The investment advisor has contractually agreed to waive a portion of its management fees in order to limit the total annual operating expenses of the ETF to 0.40% through February 28, 2023. As of March 31, 2017, the expense ratio of the ETF was 0.59% per annum.
For additional information regarding iShares® Trust or BFA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N-CSRS for the period ended April 30, 2017) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at ishares.com/us/products/239572/ishares-jp-morgan-usd-emerging-markets-bond-etf.  We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Investment Objective and Strategy
The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index may be changed at any time, without the approval of BFA’s shareholders.
The following tables display the top bond holdings, holdings and weightings by country, and maturity breakdown of the ETF. We obtained the information in the tables below from the iShares® website without independent verification.

iShares® J.P. Morgan USD Emerging Markets Bond ETF Top Ten Holdings
as of July 12, 2017
Bond Issuer	Percentage (%)
RUSSIAN (FEDERATION OF) RegS	1.40%
URUGUAY (ORIENTAL REPUBLIC OF)	1.02%
POLAND (REPUBLIC OF)	0.84%
HUNGARY (REPUBLIC OF)	0.81%
PERU (REPUBLIC OF)	0.79%
ARGENTINA REPUBLIC OF GOVERNMENT MTN	0.77%
PERU (REPUBLIC OF)	0.75%
EGYPT (ARAB REPUBLIC OF) MTN RegS	0.71%
1MDB GLOBAL INVESTMENTS LTD RegS	0.69%
COLOMBIA REPUBLIC OF (GOVERNMENT)	0.67%
Total	8.45%
iShares® J.P. Morgan USD Emerging Markets Bond ETF Top Ten Weightings by Country
as of July 12, 2017
Country	Percentage (%)
Mexico	6.10%
Indonesia	4.98%
Turkey	4.54%
Russian Federation	4.36%
Philippines	4.02%
China	3.77%
Brazil	3.76%
Argentina	3.74%
Colombia	3.43%
Hungary	3.38%
Total	42.08%
iShares® J.P. Morgan USD Emerging Markets Bond ETF Maturity Breakdown as of July 12, 2017
Maturity	Percentage (%)
2-3 years	7.17%
3-5 years	18.39%
5-7 years	18.60%
7-10 years	25.69%
10-15 years	6.21%
15-20 years	5.52%
20+ years	17.94%
Cash and Derivatives	0.49%
Total	100.01%

The following table displays additional information about the bonds held by the ETF as of July 12, 2017. We obtained the information in the table below from the iShares® website without independent verification.
Weighted average maturity	11.00 years
Weighted average coupon	5.96%
Effective duration	7.00 years
Weighted average maturity is the length of time until the average security in the ETF will mature or be redeemed by its issuer. Weighted average coupon is the average coupon rate of the underlying bonds in the ETF, weighted by the relative size in the ETF. Effective duration is a measure of the potential responsiveness of a bond or portfolio price to small parallel shifts in interest rates, taking into account the possible changes in expected bond cash flows due to small parallel shifts in interest rates.
Representative Sampling
The ETF uses a representative sampling indexing strategy to attempt to track the performance of the index. This strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the index. The ETF generally will invest at least 90% of its assets in the component securities of the index and may invest up to 10% of its assets in certain futures, options and swap contracts, cash and cash equivalents, including money market funds advised by BFA or its affiliates, as well as in securities not included in the index, but which BFA believes will help the ETF track the index. From time to time when conditions warrant, however, the ETF may invest at least 80% of its assets in the component securities of the index and may invest up to 20% of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the index, but which BFA believes will help the ETF track the index.The ETF may lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).
Tracking Error
The performance of the ETF and of the index may vary due to a variety of factors, including transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the ETF’s portfolio and the index resulting from legal restrictions (such as diversification requirements) that apply to the ETF but not to the index or to the use of a representative sampling strategy in general.
Tracking error also may occur because of differences between the securities and other instruments held in the ETF’s portfolio and those included in the index, pricing differences (including differences between a security’s price at the local market close and the ETF’s valuation of the security at the time of calculation of the ETF’s net asset value), differences in  transaction costs, the ETF holding uninvested cash, differences in timing of the accrual of or the valuation of distributions, tax gains and losses, changes to the index or the costs of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. ETFs that track indices with significant weight in emerging markets issuers may experience higher tracking error than other ETFs that do not track such indices. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in the index in approximately the same proportions as in the index.
As of June 30, 2017, iShares reported the following average annual returns on the market price of the ETF’s shares and the index.  The market price of the ETF’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date. ETF shares: 1 year, 4.17%; 3 years, 4.50%; 5 years, 4.60%; since inception, 6.49%; index: 1 year, 5.61%; 3 years, 5.22%; 5 years, 5.57%; since ETF inception, 7.30%.
Industry Concentration Policy
The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated in that industry or group of industries. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities, and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

The Index

In preparing the description of the index, we have relied exclusively on information about the index contained in the fund’s prospectus and other reports, including the Statement of Additional Information, the fund issuer files with the SEC.  The fund issuer does not have an obligation to continually update information about the index. See “Additional Risk Factors Specific to Your Notes – Limited or No Public Disclosure About an Underlying Index That an ETF Tracks May Result in the ETF Behaving in Unexpected Ways, Which Could Adversely Affect the Index Level” on page S-28.

The index is a broad, diverse, market capitalization weighted index designed to measure the performance of U.S. dollar-denominated Brady bonds, Eurobonds, traded loans and securities issued by sovereign and quasi-sovereign entities of emerging market countries. The index is calculated in U.S. dollars on a total return (gross) basis. Information about the index was obtained from the ETF’s prospectus and other reports, including the Statement of Additional Information, the ETF issuer files with the SEC without independent verification.
Quasi-sovereign entities are entities whose securities are either 100% owned by their respective governments or subject to a 100% guarantee that does not rise to the level of constituting the full faith and credit by such governments. The methodology is designed to distribute the weight of each country within the index by limiting the weights of countries with higher debt outstanding and reallocating this excess to countries with lower debt outstanding.
Index Methodology
In order for a bond to be considered as eligible for inclusion in the index, the bond must be issued by a country that is considered an emerging market. To be considered an emerging market, a country’s gross net income (“GNI”) per capita must be below the index income ceiling (“IIC”) established by the index sponsor for three consecutive years to be eligible for inclusion. The IIC is defined as the GNI per capital level that is adjusted every year by the growth rate of the World GNI per capita (calculated using the World Bank’s “Atlas method” for converting other currencies into U.S. dollars and using the midyear population), which is published by the World Bank annually. Once the universe of emerging markets countries has been defined, the eligible securities from these countries must be selected for inclusion in the index.
Component Selection Criteria
To be eligible for inclusion in the index, a security: (i) can be fixed or floating-rate; (ii) must be issued by sovereign and quasi-sovereign entities from index-eligible countries described above; (iii) must be denominated in U.S. dollars; (iv) must have a current face amount outstanding of $1 billion or more; (v) must have at least 2.5 years until maturity to be eligible for inclusion and must have at least 2 years until maturity to remain in the index; (vi) must be able to settle internationally through Euroclear or another institution domiciled outside the issuing country; and (vii) must be a security whose bid and offer prices are available on a daily and timely basis. Convertible bonds are excluded from the index.
Index Maintenance
The index is a broad, diverse market capitalization weighted index. The index is priced every business day of the year as defined by the U.S. bond market calendar. Index securities are priced using bid pricing each day. Security level pricing for the index is sourced from a third party valuation vendor ensuring transparency and consistency. Daily indicative pricing for each security and FX rate is closely scrutinized and is reconciled using market movements and other pricing sources as guidance. As necessary, an established alternative source will be used to maintain the integrity of the daily index calculation. On any given calculation day, if the primary source is unable to provide a quote, the sponsor’s index group reserves the right to consider the use of an appropriate alternative source for the index inputs. If a permanent switch for the primary third party pricing source is necessary, clients will be notified in advance prior to any official switch.
The weight of each security in the index is determined by first starting with the face amount outstanding of all eligible securities and aggregating such securities by country. The highest weighted countries are then constrained by capping the total weight within those countries. The result establishes new country weights which are then used to calculate the new eligible face amounts per security within those countries. To calculate the final weights of each security in the index, the current day’s price is multiplied by each security’s adjusted face amount. The market capitalization for each security is then divided by the total market capitalization for all securities in the index. The result represents the weight of the security expressed as a percentage of the index.
The index is generally rebalanced on a monthly basis, on the last business day of the month. A new security that meets the index admission requirements is added to the index on the first month-end business date after its issuance, provided its issue date falls before the 15th of the month. A new security whose settlement date falls on or after the 15th of the month is added to the index on the last business day of the next month. There are two exceptions to this rule. The first exception applies to new securities that are released as part of a debt exchange program. For example, if a country exchanges a portion of its outstanding debt for a new issue after the 15th of the month, at the month-end rebalancing date immediately following this event the amount of debt retired in this exchange would be removed from the index. The new security would then be added to the index. The second exception concerns Regulation S securities. A security that is issued solely in reliance on Regulation S of the 1933 Act and not pursuant to Rule 144A will be ineligible for inclusion in the index until the expiration of the relevant Regulation S restricted period. The date at which the restriction is lifted will effectively be the new “issue” date, at which point the 15th of the month rule will apply. In extreme cases, an intra-month rebalancing can occur when more than 2% of the market capitalization of the EMBI Global Diversified™ Index is exchanged or more than 3% of the face amount of the EMBI Global™ Index is exchanged. If an announcement is made for a bond to be called, it is removed from the index on the month-end prior to its call date on the basis of having less than 24 months remaining until maturity. However, if an announcement is not made in time for the bond to be removed from the index on the prior month-end, it will be removed the first month-end following the announcement, unless the amount to be called triggers an intra-month rebalancing.
Historical Closing Prices of the ETF’s Shares
The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the shares of the ETF from December 19, 2007 through July 21, 2017. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.
“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® U.S. Real Estate ETF
The shares of the iShares® U.S. Real Estate ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.
•	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.
•	The index it tracks is the Dow Jones U.S. Real Estate IndexSM (the “index”).
•	Investment Advisor: BlackRock Fund Advisors (“BFA”).
•	The ETF’s shares trade on the NYSE Arca under the ticker symbol “IYR”.
•	The ETF’s SEC CIK Number is 0001100663.
•	The ETF’s inception date was June 12, 2000.
•	The ETF’s shares are issued or redeemed only in creation units of 50,000 shares or multiples thereof.
We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the ETF corresponding to the ETF’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the ETF and a set of other iShares® funds (the “funds”) as follows: 0.48% per annum of the aggregate net assets of the combined funds less than or equal to $10.0 billion; plus 0.43% per annum of the aggregate net assets of the combined funds over $10.0 billion, up to and including $20.0 billion; plus 0.38% per annum of the aggregate net assets of the combined funds in excess of $20.0 billion, up to and including $30.0 billion; plus 0.34% per annum of the aggregate net assets of the combined funds in excess of $30.0 billion, up to and including $40.0 billion; plus 0.33% per annum of the aggregate net assets of the combined funds in excess of $40.0 billion, up to and including $50.0 billion; plus 0.31% per annum of the aggregate net assets of the combined funds in excess of $50.0 billion. As of March 31, 2017, the expense ratio of the ETF was 0.44%.
For additional information regarding iShares® Trust or BFA, please consult the reports (including the Annual Report to Shareholders on Form N-CSR for the fiscal year ended March 31, 2017) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/IYR.htm?fundSearch=true&qt=IYR. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Investment Objective
The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index may be changed at any time, without the approval of BFA’s shareholders.
The following tables display the top holdings and weightings by industry sector of the ETF. (Sector designations are determined by the ETF sponsor using criteria it has selected or developed. Index and ETF sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or ETFs with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or ETFs.) We obtained the information in the tables below from the ETF’s website without independent verification.

iShares® U.S. Real Estate ETF Top Ten Holdings as of July 12, 2017
ETF Stock Issuer	Percentage (%)
AMERICAN TOWER REIT CORP	5.70%
SIMON PROPERTY GROUP REIT INC	4.86%
CROWN CASTLE INTERNATIONAL REIT CO	3.67%
EQUINIX REIT INC	3.41%
PUBLIC STORAGE REIT	3.09%
PROLOGIS REIT INC	3.07%
WELLTOWER INC	2.70%
AVALONBAY COMMUNITIES REIT INC	2.58%
WEYERHAEUSER REIT	2.48%
VENTAS REIT INC	2.41%
Total	33.97%
iShares® U.S. Real Estate ETF by Sector as of July 12, 2017*
Sector	Percentage (%)
SPECIALIZED REITS	29.56%
RETAIL REITS	14.48%
RESIDENTIAL REITS	12.98%
OFFICE REITS	10.48%
HEALTH CARE REITS	10.11%
HOTEL & RESORT REITS	4.39%
MORTGAGE REITS	4.73%
DIVERSIFIED REITS	5.10%
INDUSTRIAL REITS	5.18%
REAL ESTATE SERVICES	2.14%
REAL ESTATE DEVELOPMENT	0.44%
DIVERSIFIED REAL ESTATE ACTIVITIES	0.33%
CASH AND/OR DERIVATIVES	0.08%
Total	100.00%
* Percentages may not sum to 100% due to rounding.
Representative Sampling
The ETF uses a representative sampling indexing strategy to attempt to track the performance of the index before fees and expenses. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the index. The ETF may or may not hold all of the securities that are included in the index.
The ETF generally invests at least 90% of its assets in the securities of the index and in depositary receipts representing securities thereof. The ETF may invest the remainder of its assets in securities not included in the index, but which BFA believes will help the ETF track the index. The ETF may also invest its other assets in certain futures, options and swaps contracts, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.
Tracking Error
The performance of the ETF and of the index may vary due to a variety of factors, including differences between the securities and other instruments held in the ETF’s portfolio and those included in the index, pricing differences, transaction costs, the ETF holding uninvested cash, differences in the timing of the accrual of dividends or interest, tax gains or losses, changes to the index or the costs of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in its index in approximately the same proportions as in the index.
As of June 30, 2017, iShares reported the following average annual returns on the market price of the ETF’s shares and the index.  The market price of the ETF’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date. ETF shares: 1 year, 0.91%; 3 years, 7.81%; 5 years, 8.71%; 10 years, 4.71%; since inception, 9.95%; index: 1 year, 1.42%; 3 years, 8.33%; 5 years, 9.27%; 10 years, 5.15%; since ETF inception, 10.43%.
Industry Concentration Policy
The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated in that industry or group of industries.
The Index
The index is a float-adjusted market capitalization total return index that is calculated, published and disseminated by the index sponsor, S&P Dow Jones Indices (“Dow Jones”). It is a subset of the Dow Jones U.S. Index, and is designed to represent real estate investment trusts (“REITs”) and other companies that invest directly or indirectly in real estate through development, management or ownership, including property agencies. Stocks are selected for the index if they are contained in the index universe and if, based on their revenues, they have been classified into the Real Estate Supersector (8600) as defined by the proprietary classification system used by Dow Jones. Because the index is comprised primarily of REITs, the prices of the component stocks reflect changes in lease rates, vacancies, property development and transactions. The index is calculated in U.S. dollars on a total return (gross) basis. As of June 30, 2017, the index had 126 constituents.
Current Composition of the Index
As of June 30, 2017, the top ten constituents of the index and their relative weights in the index were as follows: American Tower Corp. A (5.59%), Simon Property Group A (5.02%), Crown Castle Intl Corp. (3.64%), Equinix Inc. (3.32%), Public Storage (3.10%), ProLogis Inc. (3.09%), Welltower Inc. (2.72%), AvalonBay Communities Inc. (2.63%), Weyerhaeuser Co. (2.50%) and Ventas, Inc. (2.45%).
Calculation and Dissemination
The closing values of the index are calculated on a 24-hour day that ends at 5:30 p.m. New York time and, following the determination of the previous day’s closing price, the index values for the current day are updated and disseminated on a real-time basis beginning at 5:30 p.m. whenever any of the exchanges represented in the index are open.
If trading in a stock is suspended while its market is open, the last traded price for that stock is used for all subsequent index computations until trading resumes. If trading is suspended before the opening, the stock’s adjusted closing price from the previous day is used to calculate the index. Until a particular stock opens, its adjusted closing price from the previous day is used in the index computation.
If a market is closed due to an exchange holiday, the previous adjusted closing price for each of its index underlying assets, coupled with the most-recent intraday currency bid price, is used to determine the index’s current U.S. dollar value.
To be included in the index, a stock must be part of the index universe, defined as all stocks traded on major U.S. stock exchanges minus any non-common issues and illiquid stocks. Index candidates must be common shares or other securities that have the characteristics of common equities. All classes of common shares, both fully and partially paid, are eligible. Fixed-dividend shares and securities such as convertible notes, warrants, rights, mutual funds, unit investment trusts, closed-end fund shares, shares in limited partnerships and shares in business development companies (“BDCs”) are not eligible. Temporary issues arising from corporate actions, such as “when-issued shares,” are considered on a case-by-case basis when necessary to maintain continuity in a company’s index membership. REITs, listed property trusts, and similar real-property-owning pass-through structures taxed as REITs by their domiciles also are eligible. Securities that have had more than ten non-trading days during the past quarter are excluded from the index universe.

After determination of the index universe, the index universe is then sorted by float-adjusted market capitalization and stocks in the top 95% of the index universe are categorized into 10 Industries, 19 Supersectors, 41 Sectors and 114 Subsectors as defined by a proprietary classification system used by Dow Jones. Segments are designed to capture the risk characteristics of a specific market by grouping together constituents that respond in similar ways to economic, political and environmental factors.
The index level is calculated using a fraction, the numerator of which is the price of each stock in the index multiplied by the number of shares used in the index calculation (total shares outstanding times the IWF), and summed across all the stocks in the index. The denominator is the index divisor.
The Index Divisor
To assure that the index’s value, or level, does not change when stocks are added or deleted, the divisor is adjusted to offset the change in market value of the index. Thus, the divisor plays a critical role in the index’s ability to provide a continuous measure of market valuation when faced with changes to the stocks included in the index. In a similar manner, some corporate actions that cause changes in the market value of the stocks in an index should not be reflected in the index level. Adjustments are made to the divisor to eliminate the impact of these corporate actions.  Any change to the stocks in the index that alters the total market value of the index while holding stock prices constant will require a divisor adjustment.
Divisor adjustments are made “after the close” meaning that after the close of trading the closing prices are used to calculate the new divisor based on whatever changes are being made. It is, then, possible to provide two complete descriptions of the index – one as it existed at the close of trading and one as it will exist at the next opening of trading. If the same stock prices are used to calculate the index level for these two descriptions, the index levels are the same.
With prices constant, any change that changes the total market value included in the index will require a divisor change. For cataloging changes, it is useful to separate changes caused by the management of the index from those stemming from corporate actions of the constituent companies. Among those changes driven by index management are adding or deleting companies, adjusting share counts and changes to IWFs and other factors affecting share counts or stock prices.
When a company is added to or deleted from the index, the net change in the market value of the index is calculated and this is used to calculate the new divisor. The market values of stocks being added or deleted are based on the prices, shares outstanding, IWFs and any other share count adjustments.
There are a large range of different corporate actions ranging from routine share issuances or buy backs to unusual events like spin-offs or mergers. These are listed on the table below with a description of the adjustments, if any.
Corporate Action	Effects	Divisor Adjustments?
Company added/deleted	Net change in market value determines the divisor adjustment.	Yes
Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes
Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No
Spin-off	If the spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes

Spin-off	Spun-off company added to the index, no company removed from the index.	No
Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes
Change in IWF	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes
Special Dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes
Rights offering
Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.
Yes

Annual Reconstitution, Quarterly Reviews and Index Maintenance
The index is reconstituted annually in September. The process includes the review of all stocks in their respective markets to determine eligibility according to the existing criteria. The reference date for data used in the annual reconstitution is the last business day in July. In addition, the investable weight factor (“IWF”), for each stock is reviewed and updated as needed. Changes are implemented at the opening of trading on the Monday following the third Friday of September. Changes in IWFs resulting from corporate actions which exceed 5% are implemented as soon as possible; changes of less than 5% are implemented at the next annual review.
Generally, no companies are added to an index between annual reconstitutions except for initial public offerings and spinoffs. Any exceptions to this rule are announced with ample lead time. Any stocks considered for addition at the quarterly rebalance must have a float market cap larger than the smallest stock included in the index at the time of the previous reconstitution.
Changes in shares outstanding of less than 5% are accumulated and made quarterly in March, June, September and December . These changes, as well as any weight adjustments, are implemented at the opening of trading on the Monday following the third Friday of the quarterly update month.
The indices are also reviewed on an ongoing basis to account for corporate actions such as mergers, acquisitions, takeovers, delistings or bankruptcies. Changes to index composition and related weight adjustments are made as soon as they are effective. Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are applied after the close of trading on the day prior to the ex-date. Share changes resulting from exchange offers are applied on the ex-date.
Initial public offerings and new listings on eligible exchanges are added to at the next quarterly update if the new listing occurs on or before the final trading day of February, May, August or November and meets all other eligibility requirements. Spinoffs of index constituents are added to the index at a zero price at the market close on the day before the ex-date (with no divisor adjustment). If a spun-off company is determined not to be eligible to remain in the index, it will be removed after at least one day of regular way trading (with a divisor adjustment). Spinoffs are assigned the same size and style as the parent company at the time of the action. All spinoff sizes are evaluated at the next quarterly update.
Whenever possible, Dow Jones will announce changes in the index at least two business days prior to their implementation date.
If an index constituent is suspended by its primary market, it may be removed from the index at the discretion of the Index Committee. When this occurs, S&P Dow Jones Indices will use the best-available alternate pricing source to determine the value at which the company should be removed from the index.
Float Adjustment
A company’s outstanding shares are adjusted to exclude shares held by certain shareholders concerned with the control of a company, a group that generally includes the following: officers and directors, private equity, venture capital, special equity firms, publicly traded companies that hold shares in another company, strategic partners, holders of restricted shares, employee stock ownership plans, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (except government retirement or pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by depositary banks, mutual funds, exchange-traded fund providers, asset managers, pension plans and other institutional investors, even if greater than 5% of the outstanding shares of a company, are generally included in the float-adjusted share count to be used in the index calculations, as they are deemed to be acting as investors and not involved with control of a company.
The index adjustment to reflect control holders is accomplished by calculating the IWF for each stock that is part of the numerator of the float-adjusted index fraction described above:
IWF = (available float shares)/(total shares outstanding)
where available float shares are defined as total shares outstanding less shares held by control holders. In most cases, IWFs are reported to the nearest one percentage point.
Historical Closing Prices of the ETF’s Shares
The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the shares of the ETF from July 21, 2007 through July 21, 2017. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

Alerian MLP ETF
The shares of the Alerian MLP ETF (the “ETF”) are issued by ALPS ETF Trust (the “trust”), a registered investment company.
•	The ETF is a tracking ETF in that it seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.
•	The index it tracks is the Alerian MLP Infrastructure Index (the “index”), which is a subset of the Alerian MLP Index.
•	The ETF’s investment advisor is ALPS Advisors, Inc. (“ALPS”).
•	The ETF’s shares trade on the NYSE Arca under the ticker symbol “AMLP”.
•	The trust’s SEC CIK Number is 0001414040.
•	The inception date of the ETF was August 25, 2010.
•	The ETF’s shares are issued or redeemed only in creation units of 50,000 units.
We obtained the following fee information from the ETF’s website without independent verification. ALPS is entitled to receive a management fee from the ETF payable on a monthly basis at the annual rate (as of March 31, 2017) of 0.85% of the ETF’s average daily net assets. As further described below, the ETF also accrues deferred income tax expense that is estimated (as of March 31, 2017) to be 0.57% of the ETF’s average daily net assets on an annual basis, which results in estimated (as of March 31, 2017) annual operating expenses of 1.42% of the ETF’s average daily net assets.
For additional information regarding the trust and ALPS, please consult the reports (including the Annual Report to Shareholders on Form N−CSR for the fiscal year ended November 30, 2016) and other information the trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, at alerianetfs.com and alerianmlp.com. We are not incorporating by reference the websites, the sources listed above or any material they include in this prospectus supplement.
Investment Objective and Strategy
The Alerian MLP ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective may be changed by its board of trustees without shareholder approval. The ETF will normally invest at least 90% of its total assets in component securities (or depositary receipts based on such securities) of the index. The ETF generally will invest in all of the securities that comprise the index in proportion to their weightings in the index; however, under various circumstances, it may not be possible or practicable to purchase all of the securities in the index in those weightings. The ETF may invest its remaining assets in money market instruments, including repurchase agreements or other ETFs which invest exclusively in money market instruments, convertible securities, structured notes (notes on which the amount of principal repayment and interest payments are based on the movement of one or more specified factors, such as the movement of a particular stock or stock index), forward foreign currency exchange contracts and in swaps, options and futures contracts. Swaps, options and futures contracts (and convertible securities and structured notes) may be used by the ETF in seeking performance that corresponds to the index, and in managing cash flows. The ETF will not invest in money market instruments as part of a temporary defensive strategy to protect against potential stock market declines. ALPS anticipates that it may take approximately three business days (i.e., each day the NYSE Arca is open) for additions and deletions to the index to be reflected in the portfolio composition of the ETF.
About MLPs
Master limited partnerships (“MLPs”) are partnerships that derive at least 90% of their income from activities that meet the requirements of the Internal Revenue Code of 1986 as amended (the tax code), including the transportation, storage and processing of minerals and natural resources. By deriving their income from qualifying sources, the MLP does not pay entity level (corporate) tax. MLP interests trade on public securities exchanges such as the New York Stock Exchange and the NASDAQ Stock Market.

The ETF’s Holdings
The following table displays the top ten holdings of the ETF. We obtained the information in the tables below from the ETF’s website without independent verification.
Alerian MLP ETF as of July 12, 2017
MLP Unit Issuer	Percentage (%)
Enterprise Products Partners LP	9.99%
Energy Transfer Partners LP	9.93%
Magellan Midstream Partners LP	9.79%
Plains All American Pipeline LP	8.60%
Williams Partners LP	7.93%
MPLX LP	7.31%
Buckeye Partners LP	6.97%
Western Gas Partners LP	4.40%
EQT Midstream Partners LP	3.44%
Tesoro Logistics LP	3.00%
Total	71.36%
Correlation
The performance of the ETF and the index may vary due to a variety of factors. Unlike many ETFs, the ETF expects to effect redemptions of creation units for cash, rather than in-kind. The ETF may not be fully invested at times, either as a result of cash flows into the ETF or reserves of cash held by the ETF to meet redemptions and expenses. In addition, another significant factor is the ETF’s tax expense (as described in the next paragraph), as well as the ETF’s operating expenses (including management fees) and costs the ETF incurs in buying and selling securities, especially when rebalancing the ETF’s holdings to reflect changes in the composition of the index.
Unlike most other investment companies, the ETF is not eligible to elect to be treated as a regulated investment company for tax purposes because of its investments primarily in MLPs invested in energy assets. Thus, the ETF is obligated to pay applicable federal and state corporate income taxes on its taxable income. The amount of taxes paid by the ETF will vary depending on the amount of income and gains derived from investments or sales of MLP interests and these taxes will reduce the return on an investment in the ETF. In addition, the ETF expects that a portion of the quarterly and other distributions it receives from the MLPs it holds may be treated as a tax deferred return of capital, thus reducing the ETF’s adjusted tax basis in the relevant MLP units. These reductions in the ETF’s adjusted tax basis in the MLP units will increase the amount of gain (or decrease the amount of loss) recognized by the ETF on a subsequent sale of the securities. The ETF will accrue deferred income taxes for any future tax liability associated with that portion of MLP distributions considered to be a tax-deferred return of capital as well as capital appreciation of its investments. Upon the sale of an MLP unit, the ETF may be liable for previously deferred taxes. The index, however, is calculated without any deductions for taxes. As a result, the ETF’s after tax performance could differ significantly from the index even if the pretax performance of the ETF and the performance of the index are closely correlated.
For the period ended June 30, 2017, ALPS gave the following annualized performance figures for market price of an ETF share and the index: ETF—1 year, 0.89%; 3 years, -7.43%; 5 years, 1.30%; since inception on August 25, 2010, 3.50%; index—1 year, 1.17%; 3 years, -9.91%; 5 years, 2.89%; since August 25, 2010, 6.25%. For the period ended June 30, 2017, ALPS gave the following cumulative performance figures for market price of an ETF share and the index: ETF—year to date, -1.89%; since inception on August 25, 2010, 26.55%; index—year to date, -3.08%; since inception on August 25, 2010, 51.45%.
The Index
The Alerian MLP Infrastructure Index is currently comprised of 26 energy infrastructure MLPs. The MLPs in the index earn a majority of their revenues from transportation, storage and processing of energy commodities. The index constituents earn the majority of their cash flow from midstream activities involving energy commodities. The index is calculated using a capped, float-adjusted, capitalization weighted methodology and is disseminated real-time on a price-return basis by the NYSE under the ticker “AMZI” and by other data vendors. The base date for the index is December 29, 1995, with a base value of 100. The index is sponsored and maintained by Alerian and is calculated by Standard &

Poor’s. Additional information about the index may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and on the index sponsor’s website, alerian.com. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Index Constituents
The following criteria must be met for a current constituent to be eligible to remain in the index or for a new constituent to be eligible for addition to the index:
1.	Is a publicly traded partnership or limited liability company;
2.
Earns the majority of its cash flow from qualifying midstream activities involving energy commodities (the following Energy MLP Classification Standard activities are considered qualifying: gathering & processing, liquefaction, midstream services, pipeline transportation, rail terminaling and storage.);

3.
Represents the primary limited partner interests of a partnership or LLC that is an operating company (excluding, among others, the following types of securities: general partner interests, i-units, preferred units, exchange-traded products, open-end funds, closed end funds and royalty trusts);

4.	Declared a distribution for the trailing two quarters;
5.	Has a median daily trading volume of at least $2.5 million for the six-month period preceding the data analysis date; and
6.	Has an adjusted market capitalization in the top 90% of total midstream energy MLP float-adjusted market capitalization.
The majority of pro forma cash flow for purposes of criteria 2 is calculated on a trailing four-quarter basis using a company’s reported business segments. Exceptions may be made on a case-by-case basis to accelerate the eligibility or ineligibility of companies that have been transformed by a recent acquisition. Cash flow from a partnership’s general partner (“GP”) interest or incentive distribution rights in another publicly traded partnership or LLC is zeroed for the purposes of this determination.
A non-constituent will only be added to the index during the (a) quarterly rebalancing process if it meets all criteria or (b) special rebalancing process if it (i) is acquiring the constituent that is being removed and (ii) meets all criteria. A constituent will remain in the index if it continues to meet the first five criteria and has an adjusted market capitalization greater than or equal to 80% of the adjusted market capitalization of the smallest company in the top 90% of the total midstream energy MLP float-adjusted market capitalization. Constituents will only be removed from the index for failing to meet criteria during the quarterly rebalancing process. A non-constituent that has entered into a merger agreement to be acquired is not eligible to be added to the index.
These criteria are reviewed regularly to ensure consistency with industry trends.
Calculation of and Adjustments to the Index
The index is calculated by S&P Dow Jones Indices using a float-adjusted, capitalization-weighted methodology. That means the level of an index reflects the total market value of all the constituent MLP units relative to a particular base period. The index value at any time equals the aggregate value of the MLP units included in the index (adjusted for units outstanding and investable weight factor, described below), divided by the divisor. The divisor is intended to ensure consistency over time relative to the base period. The divisor was initially equal to the index market capitalization on December 29, 1995 divided by 100, and is adjusted following each quarterly rebalancing to equal the post-rebalancing index market capitalization divided by the index value prior to the rebalancing. The index does not account for cash distributions as it is not a “total return” index.
Units included in the calculation of units outstanding include, but are not limited to, common units, subordinated units, special class units, and paid-in-kind units. Units excluded from the calculation of units outstanding are GP units, management incentive units, and tradable, non-common units.
The units outstanding number generally reflects that which is represented by the latest annual or quarterly report, unless otherwise indicated by a press release or SEC document filed pursuant to a transaction. The following is a non-exhaustive list of qualifying transactions and the point at which they are reflected for index share calculation and constituent selection purposes in a security’s units outstanding.

Qualifying Transaction	When Reflected in Units Outstanding
Follow-on public equity offerings	Time of pricing
Over-allotment option exercises	Earlier of time of press release or current report
Private investments in public equity (“PIPEs”)	Time of closing
Unit repurchases	Earlier of time of press release or current report
At-the-market equity offerings	As reported in periodic reports, prospectuses, or proxies

Unless a lock-up period has been specified, common units issued in a PIPEs transaction are considered to be freely tradable upon the earlier of (a) the effectiveness date of the accompanying SEC registration statement or (b) 180 days after the transaction close, pursuant to SEC Rule 144.
A security’s investable weight factor (“IWF”) is calculated as follows:
(Units outstanding – Non-common units – Unregistered common units – Insider-owned common units) / Units  outstanding.
Non-common units consist of tradable preferred stock, tradable institutional units (“i-units”), tradable rights, tradable warrants, tradable shares, tradable subordinated units, and similar instruments that do not represent common units of the MLP. Unregistered common units are common units issued in PIPE transactions, which are not considered to be freely tradable until the expiration of the lock-up period or, if no lock-up period is specified, the earlier of the effective date of any accompanying SEC registration statement or 180 days after the closing of the PIPES transaction. Insider-owned common units are those which are included in Item 12 (“Security Ownership of Certain Beneficial Owners and Management”) of a constituent’s latest annual report or proxy statement and includes units owned by all directors and named executive officers, plus common units owned by GPs and/or persons or entities with board representation. Other documents (e.g., press releases, 8-Ks and prospectus supplements) indicating changes to ownership by a GP are reflected immediately.
The GP adjustment is a percentage equal to 100% minus the GP percentage. For constituents with a non-economic GP or no GP at all, the GP percentage is 0%. For traditional MLPs, the index sponsor states that the GP percentage typically starts at 2%, but may fall if the GP does not participate in future offerings and is therefore its GP interest is diluted. The index sponsor will only update the GP percentage upon the filing of the constituents’ annual reports indicating such a change.
The following documents are used to calculate units outstanding and IWFs:
• Press releases
• Annual reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (10-K, 20-F)
• Quarterly reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (10-Q, 6-K)
• Certain registration statements pursuant to Rules 415 and 462 of the Securities Act of 1933 (S-1, S-3)
• Prospectuses and prospectus supplements pursuant to Rule 424(b)
• Proxy statements pursuant to Section 14(a) of the Securities Exchange Act of 1934 (DEF 14A)
• Current reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (8-K, 6-K)
Schedules pursuant to the Securities Exchange Act of 1934 (13D, 13G), forms pursuant to Section 16(a) of the Securities Exchange Act of 1934, and certain registration statements pursuant to the Securities Act of 1933 (S-8) are not used in the calculations.
Index Rebalancing
Index rebalancings fall into two groups: quarterly rebalancings and special rebalancings. Quarterly rebalancings occur on the third Friday of each March, June, September, and December, and are effective at the open of the next trading day. In the event that the major US exchanges are closed on the third Friday of March, June, September, or December, the rebalancing will take place after market close on the immediately preceding trading day. Data relating to constituent eligibility, additions, and deletions are analyzed as of 4:00 p.m., Eastern Standard Time on the last trading day of February, May, August and November. Each constituent’s index shares are then calculated according to the re-weighting process described below, and assigned after market close on the quarterly rebalancing date. Since index shares are assigned based on prices on the last trading day of February, May, August and November, the weight of each constituent on the quarterly rebalancing date may differ from its target weight due to market movements.
After market close on the last trading day of February, May, August and November, the post-rebalancing constituents are weighted and ranked by float-adjusted market capitalization. If the weight of the largest constituent exceeds 10.00%, it is assigned a weight of 10.00% and its excess weight is proportionately distributed to the remaining constituents. After this distribution, if the weight of the next largest constituent exceeds 10.00%, it is assigned a weight of 10.00% and its excess weight is proportionately distributed to the remaining constituents. This process is repeated until none of the remaining constituents has a weight that exceeds 10.00%.
Special rebalancings are triggered by corporate actions and will be implemented as practically as possible on a case-by-case basis. Generally, in a merger between two or more index constituents, the special rebalancing will take place one trading day after the constituent’s issuance of a press release indicating all needed merger votes have passed. If the stock is delisted before market open on the first trading day after all needed merger votes have passed, the delisted security will trade at the conversion price, including any cash consideration. Only the units outstanding and IWF of the surviving constituents in a merger will be updated to reflect the latest information available. Index shares are then calculated to the weighting scheme above and assigned after market close on the rebalancing date.
Index Governance: An independent advisory board of MLP and energy infrastructure executives, legal partners, and other senior financial professionals reviews all methodology modifications and constituent changes to ensure that they are made objectively and without bias. The board is comprised of a minimum of five members, all of whom must be independent.
Historical Closing Prices of the ETF’s Shares
The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the shares of the ETF from August 25, 2010 through July 21, 2017. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

The Index is not issued, sponsored, endorsed, sold or promoted by Alerian.

PowerShares® Senior Loan Portfolio
The shares of the PowerShares® Senior Loan Portfolio (the “ETF”) are issued by the PowerShares Exchange-Traded ETF Trust II (the “trust”), a registered investment company.
•	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.
•	The index it tracks is the S&P/LSTA U.S. Leveraged Loan 100 Index (the “index”).
•	Investment Advisor: Invesco PowerShares Capital Management LLC (“Invesco PowerShares”).
•	Investment Sub-Adviser: Invesco Senior Secured Management, Inc. (“Invesco Senior Secured”).
•	The ETF’s shares trade on the NYSE Arca under the ticker symbol “BKLN”.
•	The trust’s SEC CIK Number is 0001378872.
•	The ETF’s inception date was March 3, 2011.
•	The ETF’s shares are issued or redeemed only in creation units of 100,000 shares.
We obtained the following fee information from the PowerShares® website without independent verification. The investment advisor is entitled to receive a management fee from the ETF based on a percentage of the ETF’s value at an annual rate of 0.65%. The investment adviser has contractually agreed to waive fees and/or pay certain expenses of the ETF through August 31, 2018. As of March 31, 2017, the ETF’s net annual operating expenses after such fee waiver were 0.65% of the ETF’s value.
For additional information regarding the trust, Invesco PowerShares or Invesco Senior Secured, please consult the reports (including the Semi-Annual Report to Shareholders on Form N-CSRS for the period ended April 30, 2017) and other information the trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the PowerShares® website at invescopowershares.com/seniorloans. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Investment Objective and Strategy
The ETF seeks to provide investment results that generally correspond, before fees and expenses, to the price and yield of the index, which the ETF believes is designed to track the market-weighted performance of the largest institutional leveraged loans based on market weightings, spreads and interest payments. S&P Dow Jones Indices, LLC (“S&P”) compiles, maintains and calculates the index. For more information on the index, see “The Index” below.
The ETF utilizes a sampling methodology to seek to achieve its investment objective. For more information about the sampling methodology, see “Sampling” below.
The ETF generally invests at least 80% of its net assets, plus any borrowings for investment purposes, in senior loans that comprise the index. As defined by Invesco PowerShares and Invesco Senior Secured, senior loans include loans rated below investment grade quality or unrated but deemed to be of comparable quality (“leveraged loans”), bank loans and/or floating rate loans. Lending institutions such as banks typically issue senior loans to corporations, partnerships and other entities (“borrowers”), often in connection with such borrowers’ recapitalizations, acquisitions, leveraged buyouts and refinancings. These borrowers operate in a variety of industries and geographic regions, including foreign countries. Senior loans generally are structured and administered by a financial institution that serves as agent for the lenders. The ETF generally purchases loans from banks and other financial institutions through assignments or participations. More specifically, the ETF may acquire a direct interest in a loan from the agent or another lender by assignment or an indirect interest in a loan as a participation in another lender’s portion of a loan. The ETF generally sells loans it holds by means of an assignment, but it also may sell participation interests in such loans to facilitate its ability to ETF redemption requests.
The ETF invests in loans that are expected to be below investment grade quality and bear interest at a floating rate that periodically resets. The index may include, and the ETF may acquire and retain, loans of borrowers that have filed for bankruptcy protection. Non-investment grade loans and bonds, and unrated loans and bonds of comparable credit quality are subject to the increased risk (as compared to investment grade debt) of a borrower’s or issuer’s inability to meet principal and interest payment obligations.
The ETF may also invest up to 20% of its assets in other securities not included in the index, in money market instruments, including repurchase agreements or other ETFs that invest exclusively in money market instruments (subject to applicable limitations under the Investment Company Act of 1940, as amended, or exemptions therefrom), convertible securities and structured notes (notes on which the amount of principal repayment and interest payments is based on the movement of one or more specified factors, such as the movement of a particular security or securities index). Convertible securities and structured notes may be used by the ETF in seeking performance that corresponds to the index and in managing cash flows. Invesco PowerShares  anticipates that it may take approximately three business days for Invesco PowerShares to fully reflect the additions and deletions to the index in the portfolio composition of the ETF.
The ETF has entered into a committed, unsecured line of credit with State Street Bank and Trust Company that allows the ETF to borrow an amount up to 33 1/3% of its assets for temporary or emergency purposes or to allow for an orderly liquidation of securities to meet redemption requests. The ETF bears any interest expenses associated with the line of credit. Invesco PowerShares pays the set-up fees and the commitment fee for the line of credit based on the amount of the commitment that has not been utilized.
The ETF’s policy to invest 80% of its net assets in senior loans that comprise the index constitutes a non-fundamental policy that the Board of Trustees of the trust may change at any time without shareholder approval, upon 60 days’ prior written notice to shareholders. The ETF’s investment objective is a fundamental policy.
As of July 12, 2017, the ETF had 115 holdings. The following table displays the top ten holdings of the ETF. The weights below represent single loan holding weights and not the aggregate holdings of each issuer held by the ETF (if more than one loan is held by the ETF). We obtained the information in the table below from the PowerShares® website without independent verification.
PowerShares® Senior Loan Portfolio Top Holdings as of July 12, 2017
Company	Coupon Rate	Maturity Date	S&P/Moody’s Rating	Percentage of Total Holdings
ENERGY FUTURE INTERMEDIAT FRN	4.26%	06/28/2018	B+/B1	2.05%
BURGER KING	3.50%	02/16/2024	B+/Ba3	1.91%
Dell Int'l	3.73%	09/07/2023	BBB-/Baa3	1.89%
level 3 Financing Inc	3.47%	02/22/2024	BBB-/Ba1	1.73%
VALEANT PHARMA FRN	5.98%	04/01/2022	BB-/Ba3	1.70%
CHANGE HEALTHCA	3.98%	03/01/2024	B+/Ba3	1.66%
Petsmart Inc.	4.22%	03/11/2022	B+/Ba3	1.65%
RPI Finance Trust	3.30%	03/27/2023	BBB-/Baa2	1.60%
DELL International	3.48%	09/07/2021	BBB-/Baa3	1.59%
CenturyLink, Inc.	1.38%	01/31/2025	BBB-/Ba3	1.58%

As of July 12, 2017, 89.86% of the ETF’s holdings were loans, 7.79% of the ETF’s holdings were cash and equivalents and 2.35% of the ETF’s holdings were high-yield securities. As of July 7, 2017, the ETF’s loans had an average yield to maturity of 4.65%, a weighted average maturity of 5.37 years, and a weighted average coupon of 4.24%. As of July 7, 2017, the average number of days until the floating rate coupons on the loans reset was 35.13 days. As of July 12, 2017, 3.16% of the ETF’s loans had a maturity of up to one year, 33.97% had a maturity of between one and five years, and 62.87% had a maturity of between five and ten years. No loan held by the ETF as of that date had a maturity of more than ten years.

PowerShares® Senior Loan Portfolio Credit Rating Distribution as of July 12, 2017
Credit Rating	S&P	Moody’s
BBB/Baa	21%	8%
BB/Ba	35%	52%
B/B	38%	34%
CCC/Caa	2%	3%
CC/Ca	2%	1%
Not Rated	2%	4%
* Percentages may not sum to 100% due to rounding.
No industry breakdown in respect of the ETF’s holdings is available from the PowerShares® website. The industry breakdown in respect of the index is available under “— The Index” below. Although the ETF tracks the index, the ETF may also invest up to 20% of its assets in other securities not included in the index. Therefore, the industry breakdown in respect of the index’s holdings may not accurately represent the industry sector breakdown in respect of the ETF’s holdings.
Sampling
The ETF uses a sampling approach to achieve its investment objective. Sampling means that Invesco PowerShares and Invesco Senior Secured use a quantitative analysis to select securities from the index to obtain a representative sample of securities that have, in the aggregate, investment characteristics similar to the index in terms of key risk factors, performance attributes and other characteristics. These attributes and other characteristics include duration, maturity, credit quality, yield and coupon. When employing a sampling methodology, Invesco PowerShares and Invesco Senior Secured base the quantity of holdings in the ETF on a number of factors, including asset size of the ETF, and generally expect the ETF, as it does currently, to hold less than the total number of loans in the index. However, Invesco Powershares and Invesco Senior Secured reserve the right to invest the ETF in as many loans and other securities as they believe necessary to achieve the ETF’s investment objective. This may cause the ETF to not be as well correlated with the return of the index as would be the case if the ETF purchased all the loans in the index in the proportions represented in the index.
Correlation
Invesco PowerShares and Invesco Senior Secured seek correlation over time of 0.95 or better between the ETF’s performance and the performance of the index (a figure of 1.00 would represent perfect correlation).  Another means of evaluating the relationship between the returns of the ETF and index is to assess the “tracking error” between the two. Tracking error refers to the variation between the ETF’s annual return and the return of the index, expressed in terms of standard deviation. The ETF seeks to have a tracking error of less than 5%, measured on a monthly basis over a one-year period by taking the standard deviation of the difference in the ETF’s return versus the index’s returns. Since the ETF uses an indexing approach to try to achieve its investment objective, the ETF does not take temporary defensive positions during periods of adverse market, economic or other conditions. The performance of the ETF and the performance of the index may vary due to asset valuation differences and differences between the ETF’s portfolio and the index resulting from legal restrictions, cost or liquidity constraints.  Additionally, the ETF currently intends to effect creations and redemptions principally for cash, and consequently incurs higher costs in buying or selling securities than if it issued and redeemed creation units principally in-kind. For the period ended June 30, 2017, the PowerShares website gave the following performance figures for market price of a ETF share (based on the midpoint of the bid/ask spread at 4:00 p.m. ET) and the index: ETF—year to date, 0.70%; 1 year on an annualized basis, 4.76%; 3 years on an annualized basis, 1.69%; 5 years on an annualized basis, 3.20%; since inception on March 3, 2011 on an annualized basis, 3.02%; index—year to date, 1.43%; 1 year on an annualized basis, 6.73%; 3 years on an annualized basis, 2.53%; 5 years on an annualized basis, 4.09%; since the ETF’s inception on March 3, 2011 on an annualized basis, 3.70%.

The Index
The S&P/LSTA U.S. Leveraged Loan 100 Index is a market value-weighted index designed to measure the performance of the largest facilities in the U.S. leveraged loan market based on market weightings, spreads and interest payments. The constituents of the index are drawn from a universe of syndicated leveraged loans representing over 90% of the leveraged loan market. The index consists of 100 loan facilities drawn from a larger benchmark—the S&P/LSTA (Loan Syndications and Trading Association) Leveraged Loan Index (the “leveraged loan index”). The index is rules-based in order to allow for transparency; the S&P/LSTA U.S. Leveraged Loan 100 Index Committee (the “index committee”), however, reserves the right to exercise discretion when necessary.
The index is reported by Bloomberg L.P. under the ticker symbol “SPBDLL”.
Eligibility Criteria: All syndicated leveraged loans covered by the leveraged loan index are eligible for inclusion in the index. Term loans from syndicated credits must meet the following criteria at issuance in order to be eligible for inclusion in the leveraged loan index: (1) senior secured; (2) minimum initial term of one year; (3) minimum initial spread of 125 basis points over LIBOR; (4) denominated in U.S. dollars and (5) par amount outstanding of $50 million or greater. Only the 100 largest first-lien facilities from the leveraged loan index that meet all eligibility requirements are considered for inclusion in the index. While the index covers all issuers regardless of origin, all facilities must be denominated in U.S. dollars. All constituents of the index must have a publicly assigned CUSIP.
Index Calculation:  The index is a market value-weighted index. LSTA/Thomson Reuters Mark-to-Market Pricing is used to price each loan in the index. LSTA/Thomson Reuters Mark-to-Market Pricing is based on bid/ask quotes gathered from dealers and is not based upon derived pricing models. The index uses the average bid for its market value calculation.
Each loan facility’s total return is calculated by aggregating the interest return, reflecting the return due to interest paid and accrued interest, and price return, reflecting the gains or losses due to changes in end-of-day prices and principal prepayments.
The return of each loan facility is weighted in the index based upon its market value outstanding, which reflects both the prior period’s price as well as accrued interest. The overall index return is the composite of each component loan facility’s return multiplied by the market value outstanding from the prior time period.
Calculation of Daily Index Returns and Daily Index Values: The individual index loan returns are aggregated to calculate returns for the index. Specifically, the total return for the index, on a given day, is equal to a weighted average of the returns of the index loans that constitute the index—with the weight of each index loan return being equal to the relative weight of that index loan in the index as of the previous calendar day (adjusted for principal pre-payments, etc.). The index return is therefore the sum of the result, for each index loan, of the market value of the index loan at the beginning of that day times the total return for such index loan on such day divided by market value of such loan at the beginning of that day. Index values are calculated each day by applying the current day’s index return to the previous day’s index value.
Calculation of Index Loan Market Values: The market value for each index loan is calculated as of the close on each calendar day. The market value of an index loan on a day is calculated as the product of the investable weight factor (used to adjust the par amount when a loan is capped (0 ≤ IWF ≤1.0) as described below) times the par amount of index loan as of the last weekly rebalancing (as adjusted for principal pre-payments and similar events through that day) times a fraction, the numerator of which is the sum of the price of the index loan plus its accrued interest (calculated on a 360-day basis) through that day and the denominator of which is 100.
If the calculation date is not a business day, the market value is based on the price as of the immediate prior business day, plus interest accrued to the valuation date.
The investable weight factor (“IWF”) is used to reduce the weight of a loan to less than 2% if the loan exceeds the maximum 2% weight in the index. At each weekly rebalancing, the loan weights are checked; if any loan exceeds 2%, its IWF is reduced until its weight is 1.90% and all the loans are reviewed for adjusted weights. If necessary, further IWF adjustments are made until no loan exceeds 2% weight.
Calculation of Relative Weights: The relative weight of an index loan is defined as the market value of that loan times its investable weight factor and expressed as a percentage of the aggregate market value of all index loans.
Calculation of Total Return: Returns are calculated for all index loans on every calendar day. The total return of an index loan is the sum of the interest return plus the market price return. Price return measures the return due to the change in the market price of the loan. Interest return (or coupon return) includes the return due to the interest earned on that loan. The interest return for each index loan is calculated as the product of IWF for that index loan times its par amount times the loan’s interest rate divided by 360 and divided by that index loan’s market value at the beginning of that day. The index interest rate is determined by the weighted average spread to LIBOR over the rate as provided by Wall Street OfficeTM. The price return of an index loan is calculated to give effect both to changes in the market price of the loan and any realized return due to receiving a principal repayment at the redemption price (which could differ from par).
Index Maintenance: The index is reviewed each week. Weekly index rebalancing maintenance (additions, deletions, pay-downs, and other changes to the index) is based on data as of Friday (or the last business day of the week in the case of holidays) and is announced the following Thursday (or Wednesday in the case of a holiday) for implementation on the following Friday. Announcements are made only if there are changes to the index. Highly probable weekly pay-downs are estimated each Friday and enter the return universe at that time, until they are adjusted with actual data the following week. Publicly available information, up to and including each Thursday’s close, is considered in each weekly rebalancing.
Index changes published in the announcement generally will not be subject to revision and will become effective on the date listed in the announcement.
Facilities are retired from the index when they are repaid or are no longer priced by the LSTA/Thomson Reuters Mark-to-Market Pricing.A complete review and rebalancing of all index constituents is completed on a semi-annual basis coinciding with the last weekly rebalance in June and December. Eligible loan facilities approved by the index committee are added to the index during the semi-annual rebalancing, but eligible loan facilities are added to the index at the weekly review only if other facilities are repaid or otherwise drop out of the index, in order to maintain 100 index loans. Index additions are also reviewed weekly and are made according to par outstanding and overall liquidity. Liquidity is determined by the par outstanding and number of market bids available. Any loan facility that fails to meet any of the eligibility criteria described above or that has a term to maturity less than or equal to 12 months plus one calendar day, as of the weekly rebalancing date, is not included in the index. Par amounts of index loans are adjusted on the weekly rebalancing date to reflect any changes that have occurred since the previous rebalancing date, due to partial pre-payments, pay-downs, and similar events. Constituent facilities are capped at 2% of the index and drawn-down at the weekly rebalancing through adjustment of the IWF as described above.
Cash Flows: Interest payments are considered paid on a rolling 90-day basis from the date each loan enters the index and are reinvested in the index, on a relative-weight basis, after 90 days. Pre-payments, pay-downs, and most other forms of cash flow (other than scheduled interest payments) are reconciled at the end of each week to be considered part of that week’s total return.
Index Governance: The index committee maintains the index. The index committee is comprised of employees of S&P Dow Jones Indices and Leverage Commentary & Data. The index committee is chaired by the Managing Director and Index Committee Chairman at S&P Dow Jones Indices. Meetings are held annually and as needed. It is the responsibility solely of the index committee to decide on all matters relating to methodology, maintenance, constituent selection and index procedures.
The index is calculated on all business days of the year following the SIFMA holiday schedule.
S&P/LSTA U.S. Leveraged Loan 100 Index: Top 10 Issuers By Weight as of July 12, 2017
The following table displays the top constituents of the index. We obtained the information in the table below from the index sponsor’s website without independent verification.
Issuers	Index Weight
Dell International LLC	3.30%
First Data Corp	2.90%
Asurion Corporation	2.67%
Western Digital Corp	2.58%
Grifols SA	1.94%
Valeant Pharmaceuticals	1.90%
Burger King Corp	1.90%

CenturyLink Inc	1.90%
Change Healthcare Holdings	1.86%
Avolon Aerospace Ltd	1.83%
The following table displays the industry breakdown of the index. We obtained the information in the table below from the index sponsor’s website without independent verification.
S&P/LSTA U.S. Leveraged Loan 100 Index:  LCD Broad Industry Breakdown as of July 12, 2017
Industry	Index Weight
Building Materials	1.62%
Computers & Electronics	12.24%
Entertainment & Leisure	2.73%
Food & Beverage	7.17%
Forest Product	1.20%
Gaming & Hotel	6.67%
Healthcare	13.35%
Industrial	3.91%
Media	9.78%
Oil & Gas	1.88%
Other	5.36%
Real Estate	0.87%
Services/Retail	23.16%
Telecom	10.06%
Additional information regarding the index may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the index sponsor’s website at us.spindices.com/indices/fixed-income/sp-lsta-us-leveraged-loan-100-index. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Historical Closing Prices of the ETF’s Shares
The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the shares of the ETF from March 3, 2011 through July 21, 2017. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC (“Invesco PowerShares”). Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd. PowerShares® makes no representations or warranties to the owners of the index or any product linked to the Index or any member of the public regarding the advisability of investing in the Index or such product. PowerShares® has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

General Questions and Answers Regarding Commodity Eligible ETFs
What Is a Commodity Contract?
A commodity contract is an agreement either to buy or sell a set amount of a physical commodity at a predetermined price and delivery period (which is generally referred to as a “delivery month”), or to make and receive a cash payment based on changes in the price of the commodity. Generally speaking, the return on an investment in commodity contracts is correlated with, but different from, the return on buying and holding physical commodities. Each index currently tracked by a commodity eligible ETF is comprised solely of commodity contracts on physical commodities traded on regulated futures trading facilities. However, it is possible that an index tracked by a commodity eligible ETF will in the future include swaps or other derivatives that are cleared through a centralized clearing house.
Why Do the Commodity Eligible ETFs Track Commodity Contracts And Not Physical Commodities?
While holding an inventory of physical commodities may have certain economic benefits (for example, a refinery could use a reserve of crude oil for the continuation of its operations), it also poses administrative burdens and costs, including those arising from the need to store or transport physical commodities. These requirements and costs may prove unattractive to investors who are interested solely in the price movement of commodities. Commodity contracts permit an investor to obtain exposure to the prices of commodities without directly incurring these requirements and costs. However, an investor in commodity contracts, or in an index of commodity contracts, can be indirectly exposed to these costs, which may be reflected in the prices of the commodity contracts and therefore in the index level. In addition, the fact that commodity contracts have publicly available prices allows calculation of an index based on these prices. The use of commodity contracts, therefore, allows the index sponsor to separate the exposure to price changes from the ownership of the underlying physical commodity, and thus allow participation in the upside and downside movement of commodity prices independently of the physical commodity itself.
If the Price of the Underlying Physical Commodities Goes Up, Will the Level of the Related Eligible ETF, Therefore, Also Go Up?
Not necessarily, for two reasons:
First, the commodity eligible ETFs track the commodity contract or contracts included in their respective index, rather than individual physical commodities themselves. Changes in the prices of commodity contracts should generally track changes in the prices of the underlying physical commodities, but, as described above under “Why Do the Commodity Eligible ETFs Track Commodity Contracts And Not Physical Commodities?”, the prices of commodity contracts might from time to time move in ways or to an extent that differ from movements in physical commodity prices. Therefore, you may observe prices of a particular commodity going up and the index level not changing in the same way.
Second, because commodity contracts have expiration dates – i.e., dates upon which trading of the commodity contract ceases, there are certain adjustments that need to be made to a commodity index in order to retain an investment position in the commodity contracts. These adjustments, which are described below and primarily include the mechanic of “rolling,” may have a positive or negative effect on the level of the index. As a result, these adjustments may, in certain instances, cause a discrepancy between the performance of the index and the performance of the underlying commodity contracts.
What Does “Rolling” a Commodity Contract Mean?
Since any commodity contract has a predetermined expiration date on which trading of the commodity contract ceases, holding a commodity contract until expiration will result in delivery of the underlying physical commodity or the requirement to make or receive a cash settlement. “Rolling” the commodity contracts, i.e., (i) selling near-dated (i.e., commodity contracts that are nearing expiration) commodity contracts before they expire and (ii) buying longer-dated contracts (i.e., commodity contracts that have an expiration date further in the future), allows an investor to maintain an investment position in commodities without receiving delivery of physical commodities or making or receiving a cash settlement.
Each index replicates an actual investment in commodity contracts, and therefore takes into account the need to roll the commodity contracts included in such index, and reflects the effects of this rolling. Specifically, as a commodity contract included in an index approaches expiration, such index is calculated as if the commodity contract in the first delivery month is sold and the proceeds of that sale are used to purchase a commodity contract of equivalent value in the next available delivery month. If the price of the second commodity contract is lower than the price of the first commodity contract, the “rolling” process results in a greater quantity of the second commodity contract being acquired for the same value.

Conversely, if the price of the second commodity contract is higher than the price of the first contract, the “rolling” process results in a smaller quantity of the second commodity contract being acquired for the same value.
What Do “Contango” and “Backwardation” Mean?
When the price of a near-dated commodity contract is greater than that of a longer-dated commodity contract, the market for such contracts is referred to as in “backwardation”. On the other hand, the market is referred to as in “contango” when the price of a near-dated commodity contract is less than that of a longer-dated commodity contract. “Rolling” commodity contracts in a backwardated or contango market can affect the level of an index.
How Does Rolling Affect the Level of an Index Underlying a Commodity Eligible ETF?
“Rolling” can affect an index in the following two ways:
First, if, as described above under “What Does “Rolling” a Commodity Contract Mean?”, an index theoretically owns more commodity contracts as a result of the rolling process (albeit at a lower price), the gain or loss on the new position for a given movement in the prices of the commodity contracts will be greater than if the index had owned the same number of commodity contracts as before the rolling process. Conversely, if an index theoretically owns fewer commodity contracts as a result of the rolling process (albeit at a higher price), the gain or loss on the new position for a given movement in the prices of the commodity contracts will be less than if such index had owned the same number of commodity contracts as before the rolling process. Therefore, these differentials in the quantities of contracts sold and purchased may have a positive or negative effect on the level of such index (measured on the basis of its dollar value).
Second, an index theoretically sells a near-dated commodity contract when it gets close to expiry and buys the longer-dated commodity contract. In a contango market, longer-dated commodity contracts are at higher prices than the near-dated commodity contracts. In the absence of significant market changes, the prices of the longer-dated commodity contracts which such index theoretically buys and holds are expected to (but may not) decrease over time as they near expiry. This expected decrease in price of these longer-dated commodity contracts as they near expiry can potentially cause the level of the index to decrease. However, there are a number of different factors affecting the index level. In a backwardated market, where the prices of near-dated commodity contracts are greater than the prices of longer-dated commodity contracts, the price of longer-dated commodity contracts which an index theoretically buys and holds are expected to (but may not) increase as they near expiry.
Can We Assume Any of Such Factors Will Have a Direct Effect on the Level of a Commodity Eligible ETF?
These factors are interrelated in complex ways and affect the performance of the commodity contracts comprising the index and, therefore, may offset each other in calculation of the level of a commodity eligible ETF. Therefore, you should not assume any one of these factors, the effect of rolling or any other factors (e.g., the positive price movement of any underlying physical commodity) will have a direct and linear effect on the performance of the commodity contracts and the level of the commodity eligible ETFs at any given time. The level of an eligible ETF, and therefore the level of the index, may decline even when one or more of such factors are favorable, due to the reasons explained in this subsection entitled “Questions and Answers”.

PowerShares® DB Commodity Index Tracking Fund
The PowerShares® DB Commodity Index Tracking Fund (the “ETF”) is organized as a Delaware statutory trust. The ETF issues common units of beneficial interest (“shares”), which represent units of fractional undivided beneficial interest in and ownership of the ETF. The ETF trades exchange-traded futures on the commodities comprising the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ (the “index”) with a view to tracking the index over time. The index is intended to reflect the change in market value of the 14 specified commodities included in the index. The commodities included in the index (each, an “index commodity”, and together, the “index commodities”) are light sweet crude oil (“WTI”), heating oil, RBOB (reformulated gasoline blendstock for oxygen blending) gasoline, natural gas, Brent crude oil, gold, silver, aluminum, zinc, copper grade A, corn, wheat, soybeans, and sugar. The notional amounts of each index commodity included in the index are broadly in proportion to the historical levels of the world’s production and stocks of the index commodities. The ETF also earns interest income from United States Treasury securities (“treasury income”), dividends from its holdings in money market mutual funds (“money market income”) and other high credit quality short-term fixed income securities. Additionally, the ETF also gains an exposure to United States Treasury securities through an investment in ETFs (affiliated or otherwise) that track indexes that measure the performance of U.S. Treasury obligations with a maximum remaining maturity of up to 12 months (“T-Bill ETFs”), and the ETF may receive dividends or distributions of capital gains from such investment in T-Bill ETFs (“T-Bill ETF income”).The shares trade on the NYSE Arca under the symbol “DBC.”
We obtained the following fee information from the PowerShares® website without independent verification. The manage is entitled to receive a management fee based on the net asset value of the ETF, at an annualized rate of 0.85% of the net asset value of ETF. This fee is payable by ETF monthly in arrears. The ETF also pays brokerage commissions and fees related to its trading activities, which are not expected to exceed 0.04% of the ETF’s net asset value per annum. As of March 31, 2017, the estimated expense ratio of the trust was 0.89% per annum.
We have derived all information regarding the ETF and the shares contained in this prospectus supplement from publicly available information without independent verification. For additional information regarding the ETF, please consult the reports (including the annual report on Form 10-K for the fiscal year ended December 31, 2016 and other information the ETF files with the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at sec.gov and can be located by reference to SEC CIK number 0001328237. Additional information regarding the ETF may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the PowerShares® website at invescopowershares.com/products/overview.aspx?ticker=dbc. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
ETF Structure
Wilmington Trust Company (the “trustee”), a Delaware trust company, is the sole trustee of the ETF. The trustee has delegated to the manager certain of the power and authority to manage the business and affairs of the ETF and has only nominal duties and liabilities to the ETF. Invesco PowerShares Capital Management LLC serves as the manager (the “manager”) of the ETF. The manager serves as both commodity pool operator and commodity trading advisor of the ETF.
The manager has been registered with the Commodity Futures Trading Commission (“CFTC”) as a commodity pool operator since January 1, 2013 and as a commodity trading advisor since October 1, 2014 and has been a member of the National Futures Association (“NFA”) since January 1, 2013. The manager is an affiliate of Invesco Ltd. The registration of the manager with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the manager or the ETF.
The shareholders take no part in the management or control, and have no voice in the operations or the business of the ETF. Shareholders, may, however, remove and replace the manager as the manager of the ETF, and may amend the trust declaration, except in certain limited respects, by the affirmative vote of a majority of the outstanding shares then owned by shareholders (as opposed to by the manager and its affiliates). The owners of a majority of the outstanding shares then owned by shareholders may also compel dissolution of the ETF.
Investment Objective
The ETF seeks to track changes, whether positive or negative, in the level of the index, over time, plus the excess, if any, of the sum of the ETF’s treasury income, money market income and T-Bill ETF income over the expenses of the ETF. The ETF is managed to maintain correspondence between the composition and weightings of the index commodities comprising the index and the investments of the ETF. The manager adjusts the portfolio from time-to-time to conform to periodic changes in the identity and/or relative weighting of the index commodities. The manager aggregates certain of the adjustments and makes changes to the portfolio at least monthly or more frequently in the case of significant changes to the index.
The value of the shares fluctuates in relation to changes in the value of the ETF’s portfolio. The market price of the shares may not be identical to the net asset value per share.
The CFTC and/or commodity exchanges, as applicable, impose speculative position limits on market participants trading in certain commodities. If the manager determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the ETF to gain full or partial exposure to any index commodity by investing in a specific futures contract that is a part of the index, the ETF may invest in a futures contract referencing the particular index commodity other than the specific contract that is a part of the index or, in the alternative, invest in other futures contracts not based on the particular index commodity if, in the commercially reasonable judgment of the manager, such futures contracts tend to exhibit trading prices that correlate with a futures contract that is a part of the index.
Creation and Redemption of ETF Shares
The ETF creates and redeems shares from time-to-time, but only in one or more baskets. A basket is a block of 200,000 shares. Except when aggregated in baskets, the shares are not redeemable securities. Baskets may be created or redeemed only by authorized participants (typically large financial institutions). The shares are not redeemable except in baskets.  On February 25, 2015, the managing owner of the ETF announced that it had temporarily suspended the ability of authorized participants to purchase new creation baskets in the ETF in connection with the transition to the new managing owner of the ETF. Effective February 26, 2015, the managing owner has resumed accepting orders for authorized participants to purchase new creation baskets in the ETF.  The market value of the ETF’s shares may be affected by the resumption of issuances of shares of the ETF, and the market value may be higher or lower than the intraday indicative value of the shares.
Fees and Expenses
The ETF pays the manager a management fee, monthly in arrears, in an amount equal to 0.85% per annum of the daily net asset value of the ETF. The management fee is paid in consideration of the manager’s commodity futures trading advisory services. Expenses incurred in connection with the continuous offering of shares of the ETF are paid by the manager. The manager will not allocate to the ETF the indirect expenses of the manager.
The ETF pays to the commodity broker all brokerage commissions, including applicable exchange fees and other transaction related fees and expenses charged in connection with its trading activities. The manager estimates the brokerage commissions and fees will be approximately 0.04% of the net asset value of the ETF in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.
The manager pays all routine operational, administrative and other ordinary expenses of the ETF, generally, as determined by the manager. The manager aggregates the routine operational, administrative and other ordinary expenses related to the ETF and other commodity and currency pools within the PowerShares DB fund suite, and allocates the costs associated to each ETF.  The manager expects that all of the routine operational, administrative and other ordinary expenses of the PowerShares DB fund suite will be approximately 0.36% per annum of the average of the ETF’s net asset value. The ETF pays all the non-recurring and unusual fees and expenses, if any, of the ETF. Non-recurring and unusual fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses.
The management fee and the brokerage commissions and fees of the ETF are paid first out of treasury income, money market income and T-Bill ETF income. The sum of the treasury income, money market income and T-Bill ETF income has historically been sufficient to cover the fees and expenses of the ETF. If, however, the sum of the treasury income, money market income and T-Bill ETF income is not sufficient to cover the fees and expenses of the ETF during any period, the excess of the fees and expenses over the interest income will be paid out of income from futures trading, if any, or from sales of the ETF’s U.S. Treasury securities and/or holdings in money market mutual funds and/or holdings in T-Bill ETFs. For the avoidance of doubt, the ETF invests in futures contracts in an attempt to track the index. The ETF holds U.S. Treasury securities, money market mutual funds and T-Bill ETFs for margin and/or cash management purposes only.
Correlation
The performance of the ETF and the index may vary due to, among other things, market disruptions affecting the commodity contracts, position limits on the index commodity, the ETF’s operating expenses (including management fees) and costs the ETF incurs in buying and selling the commodity contracts and other securities. The ETF seeks to track the excess return version of the index (ticker “DBLCDBCE”). Because the ETF collateralizes its futures positions with positions in 3-month U.S. Treasuries, when providing performance data, PowerShares® displays the results of the total return version of the index (ticker “DBLCDBCT”) for comparison.
For the period ended June 30, 2017, the PowerShares website gave the following performance figures for market price of an ETF share (based on the midpoint of the bid/ask spread at 4 pm ET) and the total return version index: ETF—year to date, -8.65%; 1 year on an annualized basis, -5.73%; 3 years on an annualized basis, -18.33%; 5 years on an annualized basis, -10.91%; since ETF inception on February 3, 2006 on an annualized basis, -3.97%; index—year to date, -8.24%; 1 year on an annualized basis, -4.73%; 3 years on an annualized basis, -17.11%; 5 years on an annualized basis, -9.81%; since ETF inception on an annualized basis, -2.81%.
Termination Events
The ETF will dissolve at any time upon the happening of any of the following events:
•
The filing of a certificate of dissolution or revocation of the manager’s charter (and the expiration of 90 days after the date of notice to the manager of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the manager, or an event of withdrawal unless (i) at the time there is at least one remaining manager and that remaining manager carries on the business of the ETF or (ii) within 90 days of such event of withdrawal all the remaining shareholders agree in writing to continue the business of the ETF and to select, effective as of the date of such event, one or more successor managers. If the ETF is terminated as the result of an event of withdrawal and a failure of all remaining shareholders to continue the business of the ETF and to appoint a successor managing owner as provided above within 120 days of such event of withdrawal, Shareholders holding shares representing at least a majority (over 50%) of the net asset value (not including shares held by the manager and its affiliates) may elect to continue the business of the ETF by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the trust declaration. Any such election must also provide for the election of a manager to the reconstituted trust. If such an election is made, all shareholders of the ETF shall be bound thereby and continue as shareholders of the reconstituted trust.

•	The occurrence of any event which would make unlawful the continued existence of the ETF.
•
In the event of the suspension, revocation or termination of the manager’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining managing owner whose registration or membership has not been suspended, revoked or terminated).

•	The ETF becomes insolvent or bankrupt.
•
The shareholders holding shares representing at least a majority (over 50%) of the net asset value (which excludes the shares of the manager) vote to dissolve the ETF, notice of which is sent to the manager not less than ninety (90) business days prior to the effective date of termination.

•
The determination of the manager that the aggregate net assets of the ETF in relation to the operating expenses of the ETF make it unreasonable or imprudent to continue the business of the ETF, or, in the exercise of its reasonable discretion, the determination by the manager to dissolve the ETF because the aggregate net asset value of the ETF as of the close of business on any business day declines below $10 million.

•	The ETF is required to be registered as an investment company under the Investment Company Act of 1940.
•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.
The Index
Overview
The ETF pursues its investment objective by investing in a portfolio of exchange-traded futures on the index commodities. The index commodities are light sweet crude oil (“WTI”), heating oil, RBOB (reformulated gasoline blendstock for oxygen blending) gasoline, natural gas, Brent crude oil, gold, silver, aluminum, zinc, copper grade A, corn, wheat, soybeans, and sugar. The index is composed of notional amounts of each of the index commodities. The notional amounts of each index commodity included in the index are broadly in proportion to the levels of the world’s production and supplies of the index commodities at the index’s base date of September 3, 1997. The sponsor of the index is Deutsche Bank Securities Inc.
The index is calculated on an excess return, or unfunded basis. The futures contract price for each index commodity will be the exchange closing prices for such index commodity on which the New York Mercantile Exchange (NYMEX) is open for business, or index business days. If a weekday is not a trading day on the relevant exchange for a particular commodity but is an index business day, the exchange closing price from the previous index business day will be used for each index commodity. The closing level of the index is calculated by the index sponsor based on the closing price of the futures contracts for each of the index commodities and the notional amount of such index commodity. The composition of the index may be adjusted in the event that the index sponsor is not able to calculate the closing prices of the index commodities.
The index calculation is expressed as the weighted average return of the index commodities. The index is re-weighted on an annual basis on the sixth index business day of each November, to ensure that each of the index commodities is weighted in the same proportion that such index commodities were weighted on September 3, 1997, which serves as the base date for the index, on which date the closing level was 100. The following table reflects the index base weights of each index commodity on the base date:

Index Commodity	Index Base Weight
Light Crude	12.38%
Heating Oil	12.38%
RBOB Gasoline	12.38%
Natural Gas	5.50%
Brent Crude	12.38%
Gold	8.00%
Silver	2.00%
Aluminum	4.17%
Zinc	4.17%
Copper Grade A	4.17%
Corn	5.63%
Wheat	5.63%
Soybeans	5.63%
Sugar	5.63%
Closing Level on Base Date:	100.00%
The index commodities are traded on the following futures exchanges:
Exchange	Commodities
New York Mercantile Exchange	Light Sweet Crude Oil (“WTI”), Heating Oil, RBOB Gasoline and Natural Gas
ICE Futures Europe	Brent Crude
Commodity Exchange Inc., New York	Gold and Silver
The London Metal Exchange Limited	Aluminum, Zinc and Copper Grade A
Board of Trade of the City of Chicago Inc.	Corn, Wheat and Soybeans
ICE Futures U.S., Inc.	Sugar

The index includes provisions for the replacement of futures contracts as they approach maturity. This replacement takes place over a period of time in order to lessen the impact on the market for the futures contracts being replaced. With respect to each index commodity, the ETF employs a rule-based approach when it ‘rolls’ from one futures contract to another. Rather than select a new futures contract based on a predetermined schedule (e.g., monthly), each index commodity rolls to the futures contract which generates the best possible “implied roll yield” (as determined by the index sponsor). The futures contract with a delivery month within the next thirteen months which generates the best possible implied roll yield will be included in the index. As a result, each index commodity is able to potentially maximize the roll benefits in backwardated markets and minimize the losses from rolling in contangoed markets.
Contract Selection
On the first index business day of each month, each index commodity futures contract will be tested in order to determine whether to continue including it in the index. If the index commodity futures contract requires delivery of the underlying commodity in the next month, known as the delivery month, a new index commodity futures contract will be selected for inclusion in the index. For each index commodity in the index, the new index commodity futures contract selected will be the index commodity futures contract with the best possible implied roll yield (as determined by the index sponsor) based on the closing price for each eligible index commodity futures contract. Eligible index commodity futures contracts are any index commodity futures contracts having a delivery month no sooner than the month after the delivery month of the index commodity futures contract currently in the index, and no later than the thirteenth month after the testing date. For example, if the first index business day is May 1 of the current year and the delivery month of an index commodity futures contract currently in the index is therefore June of the current year, the delivery month of an eligible new index commodity futures contract must be between July of the current year and June of the following year. The implied roll yield is then calculated and the futures contract on the index commodity with the best possible implied roll yield is then selected. If two futures contracts have the same implied roll yield, the futures contract with the minimum number of months prior to the delivery month is selected.
Monthly Index Roll Period
After the futures contract selection, the monthly roll for each index commodity subject to a roll in that particular month unwinds the old futures contract and enters a position in the new futures contract. This takes place between the second and sixth index business day of the month. On each day during the roll period, new notional holdings are calculated. The calculations for the old index commodities that are leaving the index and the new index commodities are then calculated. On all days that are not monthly index roll days, the notional holding of each index commodity future remains constant.
Interruption of Index Calculation
Calculation of the index may not be possible or feasible under certain events or circumstances, including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of the index sponsor and that the index sponsor determines affects the index or any index commodity. Upon the occurrence of such force majeure events, the index sponsor may, in its discretion, elect one (or more) of the following options:
•	make such determinations and/or adjustments to the terms of the index as it considers appropriate to determine any closing level on any such appropriate index business day; and/or
•	defer publication of the information relating to the index until the next index business day on which it determines that no force majeure event exists; and/or
•	permanently cancel publication of the information relating to the index.
Additionally, calculation of the index may also be disrupted by an event that would require the index sponsor to calculate the closing price in respect of the relevant index commodity on an alternative basis were such event to occur or exist on a day that is a trading day for such index commodity on the relevant exchange. If such an index disruption event in relation to an index commodity as described in the prior sentence occurs and continues for a period of five successive trading days for such index commodity on the relevant exchange, the index sponsor will, in its discretion, either
•	continue to calculate the relevant closing price for a further period of five successive trading days for such index commodity on the relevant exchange; or
•
if such period extends beyond the five successive trading days, the index sponsor may elect to replace the exchange traded instrument with respect to a specific index commodity and shall make all necessary adjustments to the methodology and calculation of the index as it deems appropriate.

Historical Closing Prices of the ETF’s Shares
The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the shares of the ETF from July 21, 2007 through July 21, 2017. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.
PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC (“Invesco PowerShares”). Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd. PowerShares® makes no representations or warranties to the owners of the Index or any product linked to the Index or any member of the public regarding the advisability of investing in the Index or such product. PowerShares® has no obligation or liability in connection with the operation, marketing, trading or sale of the Index.

SPDR® Gold Trust
The SPDR® Gold Trust (the “trust”) issues SPDR® Gold Shares, which represent units of fractional undivided beneficial interest in and ownership of the trust (the “shares”). The trust holds gold bars and intends for its shares to reflect the performance of the price of gold bullion minus the trust’s expenses and fees. The shares trade under the ticker symbol “GLD” on the NYSE Arca.
We have derived all information regarding the trust and the shares contained in this prospectus supplement from publicly available information without independent verification. For additional information regarding the trust, please consult the reports (including the annual report on Form 10-K for the fiscal year ended September 30, 2016) and other information the trust files with the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at sec.gov and can be located by reference to SEC CIK number 0001222333. Additional information regarding the trust may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the SPDR® Gold Shares website at spdrgoldshares.com. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
The Trust
The SPDR® Gold Trust is an investment trust, formed on November 12, 2004, that holds gold bars and is expected from time to time to issue blocks of 100,000 trust shares (called baskets) in exchange for deposits of gold and to distribute gold in connection with redemptions of baskets.
The trust’s sponsor is World Gold Trust Services, LLC, a Delaware limited liability company, which is wholly-owned by the World Gold Council, a not-for-profit association registered under Swiss law. The sponsor established the trust and generally oversees the performance of the trustee and the trust’s principal service providers, but does not exercise day-to-day oversight. The sponsor may remove the trustee and appoint a successor in certain circumstances.
The trustee is BNY Mellon Asset Servicing, a division of The Bank of New York Mellon. The trustee is generally responsible for the day-to-day administration of the trust. This includes selling the trust’s gold as needed to pay the trust’s expenses (gold sales are expected to occur approximately monthly in the ordinary course), calculating the net asset value (“NAV”) of the trust and the NAV per trust share, receiving and processing orders from authorized participants to create and redeem baskets and coordinating the processing of such orders with the custodian and The Depository Trust Company and monitoring the custodian. The trustee determines the NAV of the trust on each day that the NYSE Arca is open for regular trading, at the earlier of (i) the afternoon session of the twice daily determination of the price of an ounce of gold through an auction by the London Bullion Market Association (the “LBMA”), administered by the ICE Benchmark Administration, which starts at 3:00 PM London, England time (known as the “LBMA Gold Price PM”), or (ii) 12:00 PM New York time. The LBMA Gold Price is determined by participants in a physically settled, electronic and tradable auction. The LBMA Gold Price replaced the previously established London PM Gold Fix on March 20, 2015. The NAV of the trust is the aggregate value of the trust’s assets less its estimated accrued but unpaid liabilities (which include accrued expenses). In determining the trust’s NAV, the trustee values the gold held by the trust based on the LBMA Gold Price PM for an ounce of gold. The trustee also determines the NAV per trust share.
The custodian is HSBC Bank plc. The custodian is responsible for the safekeeping of the trust’s gold bars transferred to it in connection with the creation of baskets. The custodian also facilitates the transfer of gold in and out of the trust through gold accounts it maintains for authorized participants and the trust. The custodian is a market maker, clearer and approved weigher under the rules of the LBMA.
Shareholders of the trust have no voting rights, except in limited circumstances. Shareholders holding at least 66 2/3% of the shares outstanding may vote to remove the trustee. The trustee may terminate the trust upon the agreement of shareholders owning at least 66 2/3% of the outstanding shares. In addition, certain amendments to the trust indenture require 51% or unanimous consent of the shareholders.
The trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under that act. The trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act of 1936 (the “CEA”), as administered by the Commodity Futures Trading Commission (the “CFTC”). The trust is not a commodity pool for purposes of the CEA, and none of the sponsor, the trustee or the marketing agent, State Street Global Advisors Funds Distributors, LLC, is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the shares.
Investment Objective
The investment objective of the trust is for the shares to reflect the performance of the price of gold bullion, less the trust’s expenses. The sponsor believes that, for many investors, the shares represent a cost-effective investment in gold. The sponsor intends the shares to offer investors an opportunity to participate in the gold market through an investment in securities without the logistics of buying, storing and insuring gold. The trust has no fixed termination date and will terminate upon the occurrence of a termination event listed in the trust indenture.
The trust indenture provides for distributions to shareholders in only two circumstances. First, if the trustee and the sponsor determine that the trust’s cash account balance exceeds the anticipated expenses of the trust for the next 12 months and the excess amount is more than $0.01 per share outstanding, they shall direct the excess amount to be distributed to the shareholders. Second, if the trust is terminated and liquidated, the trustee will distribute to the shareholders any amounts remaining after the satisfaction of all outstanding liabilities of the trust and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the trustee shall determine. Shareholders of record on the record date fixed by the trustee for a distribution will be entitled to receive their pro rata portion of any distribution.
Creation and Redemption of the Shares of the Trust
The trust creates and redeems its shares from time to time, but only in one or more baskets (a basket equals a block of 100,000 trust shares). The creation and redemption of baskets requires the delivery to the trust or the distribution by the trust of the amount of gold and any cash represented by the baskets being created or redeemed, the amount of which is based on the combined NAV of the number of trust shares included in the baskets being created or redeemed. The initial amount of gold required for deposit with the trust to create shares for the period from the formation of the trust to the first day of trading of the trust shares on the NYSE was 10,000 ounces per basket. The number of ounces of gold required to create a basket or to be delivered upon the redemption of a basket gradually decreases over time, due to the accrual of the trust’s expenses and the sale of the trust’s gold to pay the trust’s expenses. Baskets may be created or redeemed only by an authorized participant, which is a person who is a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, is a participant in the Depository Trust Company system, has entered into an agreement with the sponsor and the trustee which provides the procedures for the creation and redemption of baskets and for the delivery of the gold and any cash required for such creations and redemptions and has established an unallocated gold account with the custodian. Authorized participants pay a transaction fee for each order to create or redeem baskets and may sell the shares included in the baskets they create to other investors.
Termination Events
The sponsor may, and it is anticipated that the sponsor will, direct the trustee to terminate and liquidate the trust at any time if the NAV of the trust is less than $350 million (as adjusted over time for inflation). The sponsor may also direct the trustee to terminate the trust if the CFTC determines that the trust is a commodity pool under the CEA. The trustee may also terminate the trust upon the agreement of trust shareholders owning at least 66⅔% of the outstanding trust shares.
In addition, the trustee will terminate and liquidate the trust if one of the following events occurs:
•	The Depository Trust Company, the securities depository for the shares of the trust, is unwilling or unable to perform its functions under the trust indenture and no suitable replacement is available;
•
The shares of the trust are de-listed from the NYSE Arca and are not listed for trading on another U.S. national securities exchange or through the NASDAQ Stock Market within five business days from the date the shares of the trust are de-listed;

•	The NAV of the trust remains less than $50 million for a period of 50 consecutive business days;
•	The sponsor resigns or is unable to perform its duties or becomes bankrupt or insolvent and the trustee has not appointed a successor and has not itself agreed to act as sponsor;

•	The trustee resigns or is removed and no successor trustee is appointed within 60 days;
•	The custodian resigns and no successor custodian is appointed within 60 days;
•	The sale of all of the trust’s assets;
•	The trust fails to qualify for treatment, or ceases to be treated, for U.S. federal income tax purposes, as a grantor trust; or
•	The maximum period for which the trust is allowed to exist under New York law ends.
Upon the termination of the trust, the trustee will, within a reasonable time after the termination of the trust, sell the trust’s gold bars and, after paying or making provision for the trust’s liabilities, distribute the proceeds to the shareholders of the trust.
Valuation of Gold and NAV
As of 3:00 PM UK time on each day that the NYSE Arca is open for regular trading or, if no LBMA Gold Price PM is determined at 3:00 PM UK time on such day or the LBMA Gold Price PM has not been announced by 12:00 PM New York time on such day, as of 12:00 PM New York time on such day, the trustee values the gold held by the trust and determines both the adjusted NAV and the NAV of the trust. The trustee values the trust’s gold on the basis of that day’s LBMA Gold Price PM or, if no LBMA Gold Price PM is determined on such day or has not been announced by the valuation time, the next most recent LBMA Gold Price (AM or PM) determined prior to that time is used, unless the trustee, in consultation with the sponsor, determines that such price is inappropriate as a basis for valuation. In the event the trustee and the sponsor determine that the LBMA Gold Price PM or last prior LBMA Gold Price (AM or PM) is not an appropriate basis for valuation of the trust’s gold, they shall identify an alternative basis for such valuation to be employed by the trustee. Once the value of the gold has been determined, the trustee subtracts all estimated accrued fees (other than the fees accruing for the evaluation day which are computed by reference to the adjusted NAV of the trust or the custody fees accruing for the evaluation day which are based on the value of the gold held by the trust), expenses and other liabilities of the trust from the total value of the gold and all other assets of the trust (other than any amounts credited to the trust’s reserve account, if established). The resulting figure is the adjusted NAV of the trust. The adjusted NAV of the trust is used to compute the fees of the sponsor, the trustee and the marketing agent. To determine the trust’s NAV, the trustee subtracts the amount of estimated accrued fees accruing for the evaluation day which are computed by reference to the adjusted NAV of the trust and to the value of the gold held by the trust from the adjusted NAV of the trust. The resulting figure is the NAV of the trust. The trustee also determines the NAV per trust share by dividing the NAV of the trust by the number of the trust shares outstanding as of the close of trading on NYSE Arca (which includes the net number of any trust shares created or redeemed on such evaluation day).
The shares may trade at, above or below the NAV per share. The NAV per share fluctuates with changes in the market value of the trust’s assets. The trading price of the shares fluctuates in accordance with changes in the NAV per share as well as market supply and demand.
Expenses and Fees
Effective July 17, 2015, the trust’s only recurring fixed expense is the sponsor’s fees which accrue daily at an annual rate equal to 0.40% of the daily NAV, in exchange for the sponsor assuming the responsibility to pay all ordinary fees and expenses of the trust (which include the fees and expenses of the trustee and the fees and expenses of the custodian for the custody of the trust’s gold bars), the fees and expenses of the sponsor, certain taxes, the fees of the marketing agent, printing and mailing costs, legal and audit fees, registration fees, NYSE Arca listing fees and other marketing costs and expenses. In order to pay the trust’s expenses, the trustee sells gold held by the trust on an as needed basis. Each sale of gold by the trust is a taxable event to shareholders of the trust.
Additionally, if the trust incurs unforeseen expenses that cause the total ordinary expenses of the trust to exceed 0.70% per year of the daily adjusted NAV of the trust, the ordinary expenses will accrue at a rate greater than 0.40% per year of the daily adjusted NAV of the trust, even after the sponsor and the marketing agent have completely waived their combined fees of 0.30% per year of the daily adjusted NAV of the trust.
The trustee’s fee is payable monthly in arrears and is accrued daily at an annual rate equal to 0.02% of the adjusted NAV of the trust, subject to a minimum fee of $500,000 and a maximum fee of $2,000,000 per year. The custodian’s fee is computed at an annual rate equal to 0.10% of the average daily aggregate value of the first 4.5 million ounces of gold held in the trust and 0.06% of the average daily aggregate value of all gold held in the trust in excess of 4.5 million ounces.
Understanding the LBMA Gold Price
Although the market for physical gold is global, most over the counter market trades are cleared through London. In addition to coordinating market activities, the LBMA acts as the principal point of contact between the market and its regulators. A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the “London Good Delivery Lists,” which are the lists of LBMA accredited melters and assayers of gold. The LBMA also coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation.
ICE Benchmark Administration (“IBA”), on behalf of the LBMA, has assumed responsibility for establishing the LBMA Gold Price as of March 20, 2015.  In April 2017, the IBA introduced central clearing to the gold auction. Central clearing removes the need for firms to have large bilateral credit lines in place with each other in order to become a direct participant. This opens up the auction to a broader cross section of the market and also facilitates greater volume in the auction.
IBA operates physically settled, electronic spot gold auctions at 10:30 am and 3:00 pm UK time providing a market-based platform for buyers and sellers to trade physical spot gold. The final auction price is published to the market as LBMA Gold Price benchmark.
The price formation for the gold auction is in USD only. The final price is converted into the benchmark in other currencies including: Australian Dollars; British Pounds, Canadian Dollars, Euros, Onshore and Offshore Yuan, Indian Rupees, Japanese Yen, Malaysian Ringgit, Russian Rubles, Singapore Dollars, South African Rand, Swiss Francs, New Taiwan Dollars, Thai Baht and Turkish Lira. The benchmarks in other currencies are not tradeable directly through the auction.
The methodology is reviewed by the LBMA Gold Price Oversight Committee as documented in its Terms of Reference. The frequency of reviews is set by the Oversight Committee through its Calendar of Agenda Items.
The auction process is as follows:
1.       The IBA will set the starting price and the price for each round using an algorithm that takes into account current market conditions and the activity in the auction.
2.       Participants enter buy / sell orders by volume (i.e., number of ounces). The price discovery process and final settlement is in USD.
3.       If the net volume of all participants fall within the pre-determined tolerance at the end of a round (the  imbalance limit is currently set at 10,000 oz.), the auction will be complete, with all volume tradable at that  price.
4.       Netting of orders is processed automatically for direct participants with all house and client orders, plus any share of the imbalance, contributing to their final net volume. The final auction price applies to all resulting trades from this net volume.
An auction can conclude with up to a 10,000 ounce difference between the entered buying and selling interest. This is referred to as the imbalance and is shared equally among all of the direct participants, even if they did not participate in that particular auction.
If the IBA makes an error in an auction which is discovered after an auction is finished, the auction will not be rerun, but the IBA could replace the published auction price with a No Publication. If the IBA publishes an incorrect non-USD price, the incorrect non-USD price could be amended if the error were discovered within 30 minutes after publication.
As of June 30, 2017, the SPDR® website reported the following annual returns on the market price of the trust’s shares and the price of gold (determined by the London PM Fix through March 19, 2015).  The market price returns shown account for changes in the mid-point of the bid and ask prices at the time the NAV of the trust is calculated on the relevant date.  Trust shares: 1 year, -6.72%; 3 years, -2.68%; 5 years, -5.33%; 10 years, 6.26%; since ETF inception, 7.98%; gold: 1 year, -5.94%; 3 years, -1.88%; 5 years, -4.92%; 10 years, 6.68%; since ETF inception, 8.53%.

Historical Closing Prices of the Trust’s Shares
The closing price of shares of the trust has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant trust closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the trust over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the shares of the trust from July 21, 2007 through July 21, 2017. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.
“SPDR®” is a registered trademark of Standard & Poor's Financial Services LLC (“S&P”) and Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and have been licensed for use by S&P Dow Jones Indices LLC. The index is not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates, and neither S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates make any representation regarding the advisability of investing in the index.

iShares® TIPS Bond ETF
The shares of the iShares® TIPS Bond ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.
•	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.
•	The index it tracks is the Bloomberg Barclays U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) (the “index”).
•	Investment Advisor: BlackRock ETF Advisors (“BFA”).
•	The ETF’s shares trade on the NYSE Arca under the ticker symbol “TIP”.
•	The iShares® Trust’s SEC CIK Number is 0001100663.
•	The ETF’s launch date was December 4, 2003.
•	The ETF’s shares are issued or redeemed only in creation units of 100,000 shares or multiples thereof.
We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the ETF corresponding to the ETF’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the ETF and a set of other iShares® funds (the “funds”) as follows: 0.2000% per annum of the average daily net assets of the combined funds less than or equal to $121.0 billion; plus 0.1900% per annum of the average daily net assets of the combined funds on amounts greater than $121.0 billion up to and including $181.0 billion; plus 0.1805% per annum of the average daily net assets of the combined funds on amounts greater than $181.0 billion up to and including $231.0 billion; plus 0.1715% per annum of the average daily net assets of the combined funds on amounts greater than $231.0 billion up to and including $281.0 billion; plus 0.1630% per annum of the average daily net assets of the combined funds on amounts greater than $281.0 billion. As of March 31, 2017, the expense ratio of the ETF was 0.20% per annum.
For additional information regarding iShares® Trust or BFA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N−CSRS for the period ended April 30, 2017) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/TIP.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Investment Objective and Strategy
The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index that the ETF tracks may be changed without shareholder approval.
BFA uses a representative sampling indexing strategy to attempt to track the performance of the index. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the index. The ETF may or may not hold all of the securities in the index.
The ETF generally invests at least 90% of its assets in the bonds in the index and at least 95% of its assets in U.S. government bonds. The ETF may invest up to 10% of its assets in U.S. government bonds not included in the index, but which BFA believes will help the ETF track the index. The ETF may also invest up to 5% of its assets in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. The ETF may lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).

The ETF’s Holdings
The following table displays the top holdings of the ETF. We obtained the information in the tables below from the iShares® website without independent verification.
iShares® TIPS Bond ETF Top Ten Holdings as of July 12, 2017
Treasury Inflation-Protected Note	Percentage (%)
0.13% due 4/15/2021	8.20%
0.13% due 7/15/2024	6.99%
0.13% due 4/15/2019	6.39%
0.13% due 4/15/2020	6.03%
0.38% due 7/15/2025	5.25%
0.13% due 4/15/2018	4.43%
0.13% due 7/15/2026	4.35%
0.63% due 1/15/2026	4.28%
2.00% due 1/15/2026	4.27%
0.13% due 1/15/2023	4.15%
Total	54.34%
The following table displays additional information about the bonds held by the ETF as of July 12, 2017. We obtained the information in the table below from the iShares® website without independent verification.
Weighted average maturity	8.42 years
Weighted average coupon	0.71%
Effective duration	7.69 years
Weighted average maturity is the length of time until the average security in the ETF will mature or be redeemed by its issuer. Weighted average coupon is the average coupon rate of the underlying bonds in the ETF, weighted by the relative size in the ETF. Effective duration is a measure of the potential responsiveness of a bond or portfolio price to small parallel shifts in interest rates, taking into account the possible changes in expected bond cash flows due to small parallel shifts in interest rates. Real modified duration is a measure of the potential responsiveness of an inflation-linked bond or portfolio price to small parallel shifts in real interest rates (as opposed to nominal interest rates).
As of July 12, 2017, the ETF’s holdings were comprised of 36 U.S. Treasury bonds (99.92% of holdings) and cash and/or derivatives (0.08% of holdings). Of the ETF’s U.S. Treasury bond holdings, all were AAA rated under the S&P major rating category. The S&P major rating categories are derived from the S&P, Moody’s and Fitch ratings for a security.
Tracking Error
The performance of the ETF and the index may vary due to a variety of factors, including differences between the securities and other instruments held in the ETF’s portfolio and those included in the index, pricing differences, transaction costs, the ETF holding uninvested cash, differences in timing of the accrual of distributions, tax gains or losses, changes to the index or the costs of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in its index in approximately the same proportions as in the index.
As of June 30, 2017, iShares reported the following average annual returns on the market price of the ETF’s shares and the index.  The market price of the ETF’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date.  ETF shares: 1 year, -0.76%; 3 years, 0.52%; 5 years, 0.14%; 10 years, 4.14%; since inception, 4.04%; index: 1 year, -0.63%; 3 years, 0.63%; 5 years, 0.27%; 10 years, 4.27%; since ETF inception, 4.19%.
The Index
The index is administered by Bloomberg Index Services Limited (the “index administrator”), which determines the composition and relative weightings of the securities in the index and publishes information regarding its market value. The index measures the performance of the inflation-protected public obligations of the U.S. Treasury, commonly known as “TIPS.” TIPS are securities issued by the U.S. Treasury that are designed to provide inflation protection to investors. TIPS are income-generating instruments whose interest and principal payments are adjusted for inflation — a sustained increase in prices that erodes the purchasing power of money. The inflation adjustment, which is typically applied monthly to the principal of the bond, follows a designated inflation index, the Consumer Price Index (the “CPI”), and TIPS’ principal payments are adjusted according to changes in the CPI. A fixed coupon rate is applied to the inflation-adjusted principal so that as inflation rises, both the principal value and the interest payments increase. This can provide investors with a hedge against inflation, as it helps preserve the purchasing power of an investment. Because of this inflation adjustment feature, inflation-protected bonds typically have lower yields than conventional fixed-rate bonds. The index is calculated in U.S. dollars on a total return (gross) basis.
The index includes all publicly-issued U.S. Treasury inflation-protected securities that have at least one year remaining to maturity, are rated investment grade using the middle rating of Moody’s, S&P and Fitch, and have $500 million or more par amount outstanding. In determining index eligibility, Federal Reserve purchases and sales in open market operations of U.S. Treasuries are deducted from the total amount outstanding using data made publicly available on the Federal Reserve Bank of New York website. New issuances bought at auction by the Federal Reserve do not enter the index, and net secondary market purchases/sales are adjusted at each month-end with a one-month lag.
In addition, the securities must be denominated in U.S. dollars and bear interest at a fixed rate. The index does not include certain issues, such as Treasury bills, bellwether securities, or coupon issues that have been stripped from bonds. The securities in the index are updated on the last calendar day of each month.
Rebalancing the Index. The index is rebalanced at each month-end, and this represents the fixed set of bonds on which index returns are calculated for the ensuing month, which is referred to as the “returns universe”.  While intra-month changes are not made to the returns universe, there is a second universe of stocks kept for the index, the “projected universe”, where indicative intra-month changes to securities (credit rating change, sector reclassification, amount outstanding changes, corporate actions, ticker changes) are reflected on a daily basis. These changes will affect the composition of the returns universe at month-end when the index is rebalanced, and the projected universe becomes the returns universe. Eligible securities issued, but not necessarily settled, on or before the month-end rebalancing date qualify for immediate inclusion in the projected universe and inclusion in the returns universe the following month, so long as required security reference information and pricing are readily available.
Intra-month cash flows. Intra-month cash flows from interest and principal payments contribute to monthly index returns, but the cash itself does not generate its own partial month return. However, at each rebalancing, accumulated cash is stripped out of the index and is effectively reinvested into the index for the following month, so that index results over two or more months reflect monthly compounding.
Calculation. The amount outstanding reported for the TIPS is equal to the notional par value of each TIP.  The notional amount is adjusted on a monthly basis in the projected universe for government purchases and sales for Federal Reserve SOMA account conducted in the previous month, and the adjustments are reflected in the returns universe in the following month. When a new TIPS is issued or an existing issue is reopened, the initial par amount outstanding is reduced for any issuance bought by the Federal Reserve at auction.
The “index ratio” is used as a multiplier to adjust the nominal principal and coupon payments of the security, so that their real values remain unchanged. The index ratio is generally the ratio of the CPI to the base CPI.  Each security has its own unique base CPI, depending on when it was issued. Therefore, the index ratio differs for each bond.

The index ratio is used to calculate the inflated price and the inflated accrued interest of the securities held in the index. The market value of the index is equal to (inflated price + inflated accrued interest) / 100) * amount outstanding.
Additional information regarding the index may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the US TIPS (Series-L) Index factsheet available at ecommerce.barcap.com/indices/show?url=Home/Guides_and_Factsheets. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Historical Closing Prices of the ETF’s Shares
The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the shares of the ETF from July 21, 2007 through July 21, 2017. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.
“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

Money Market Position
The money market position is included in the cash equivalent asset class and reflects the notional return accruing to a hypothetical investor from an investment in a notional overnight money account denominated in U.S. dollars that accrues interest at a rate determined by reference to the overnight interest rate, which is the federal funds effective rate.
The table set forth below illustrates the historical levels of the federal funds effective rate for the period shown below. The level of the federal funds effective rate has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the level of the federal funds effective rate during the period shown below is not an indication that the level of the federal funds effective rate is more or less likely to increase or decrease at any time during the life of the notes.
You should not take the historical level of the federal funds effective rate as an indication of future levels of the federal funds effective rate.
In light of current market conditions, the trends reflected in the historical levels of the federal funds effective rate may be less likely to be indicative of the levels of the federal funds effective rate during the term of the notes.
Neither we nor any of our affiliates make any representation to you as to the performance of the federal funds effective rate. The actual levels of the federal funds effective rate may bear little relation to the historical levels of the federal funds effective rate shown below.
The graph below shows the daily historical levels of the federal funds effective rate from July 21, 2007 through July 21, 2017. We obtained the federal funds effective rates shown in the graph below from Reuters, without independent verification.

THE NOTIONAL INTEREST RATE
The graph below illustrates the historical levels of the 3-month USD LIBOR rate for the period shown below. The level of the 3-month USD LIBOR rate has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the level of the 3-month USD LIBOR rate during the period shown below is not an indication that the level of the 3-month USD LIBOR rate is more or less likely to increase or decrease at any time during the life of the notes. See “Additional Risk Factors Specific to Your Notes — Regulation and Reform of “Benchmarks”, Including LIBOR and Other Types of Benchmarks, May Cause such “Benchmarks” to Perform Differently Than in the Past, or to Disappear Entirely, or Have Other Consequences Which Cannot be Predicted” for more information about 3-month USD LIBOR.
You should not take the historical level of the 3-month USD LIBOR rate as an indication of future levels of the 3-month USD LIBOR rate.
Neither we nor any of our affiliates make any representation to you as to the performance of the 3-month USD LIBOR rate. The actual levels of the 3-month USD LIBOR rate during the term of the notes may bear little relation to the historical levels of the 3-month USD LIBOR rate shown below.
The graph below shows the daily historical levels of the 3-month USD LIBOR rate from July 21, 2007 through July 21, 2017. We obtained the 3-month USD LIBOR rates shown in the graph below from Reuters, without independent verification.
The notes are not sponsored, endorsed, sold or promoted by ICE Benchmark Administration and ICE Benchmark Administration makes no representation regarding the advisability of investing in the notes.

SUPPLEMENTAL DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES
The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.
The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. It applies to you only if you hold your notes as a capital asset for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:
•	a dealer in securities or currencies;
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•	a bank;
•	a regulated investment company;
•	a life insurance company;
•	a tax-exempt organization;
•	a partnership;
•	a person that owns the notes as a hedge or that is hedged against interest rate risks;
•	a person that owns the notes as part of a straddle or conversion transaction for tax purposes; or
•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.
This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders
This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of notes and you are:
•	a citizen or resident of the United States;
•	a domestic corporation;
•	an estate whose income is subject to U.S. federal income tax regardless of its source; or
•
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this section does not apply to you and you should refer to “— United States Alien Holders” below.
Your notes will be treated as debt instruments subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for your notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes (the “comparable yield”) and then determining as of the issue date a payment schedule that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in income in respect of your notes, even though you will not receive any payments from us until maturity.
We have determined that the comparable yield for the notes is equal to 3.10% per annum, compounded semi-annually with a projected payment at maturity of $1,279.04 based on an investment of $1,000.
Based on this comparable yield, if you are an initial holder that holds a note until maturity and you pay your taxes on a calendar year basis, we have determined that you would be required to report the following amounts as ordinary income, not taking into account any positive or negative adjustments you may be required to take into account based on the actual payments on the notes, from the note each year:

Accrual Period	Interest Deemed to Accrue During Accrual Period (per $1,000 note)	Total Interest Deemed to Have Accrued from Original Issue Date (per $1,000 note) as of End of Accrual Period
July 28, 2017 through December 31, 2017	$13.18	$13.18
January 1, 2018 through December 31, 2018	$31.66	$44.84
January 1, 2019 through December 31, 2019	$32.64	$77.48
January 1, 2020 through December 31, 2020	$33.66	$111.14
January 1, 2021 through December 31, 2021	$34.71	$145.85
January 1, 2022 through December 31, 2022	$35.80	$181.65
January 1, 2023 through December 31, 2023	$36.92	$218.57
January 1, 2024 through December 31, 2024	$38.07	$256.64
January 1, 2025 through July 28, 2025	$22.40	$279.04
You are required to use the comparable yield and projected payment schedule that we compute in determining your interest accruals in respect of your notes, unless you timely disclose and justify on your U.S. federal income tax return the use of a different comparable yield and projected payment schedule.

The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of your notes, and we make no representation regarding the amount of contingent payments with respect to your notes.

If you purchase your notes at a price other than their adjusted issue price determined for tax purposes, you must determine the extent to which the difference between the price you paid for your notes and their adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and reasonably allocate the difference accordingly. The adjusted issue price of your notes will equal your notes’ original issue price plus any interest deemed to be accrued on your notes (under the rules governing contingent payment debt instruments) as of the time you purchase your notes. The original issue price of your notes will be the first price at which a substantial amount of the notes is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. Therefore, you may be required to make the adjustments described above even if you purchase your notes in the initial offering if you purchase your notes at a price other than the issue price.
If the adjusted issue price of your notes is greater than the price you paid for your notes, you must make positive adjustments increasing (i) the amount of interest that you would otherwise accrue and include in income each year, and (ii) the amount of ordinary income (or decreasing the amount of ordinary loss) recognized upon maturity by the amounts allocated under the previous paragraph to each of interest and the projected payment schedule; if the adjusted issue price of your notes is less than the price you paid for your notes, you must make negative adjustments, decreasing (i) the amount of interest that you must include in income each year, and (ii) the amount of ordinary income (or increasing the amount of ordinary loss) recognized upon maturity by the amounts allocated under the previous paragraph to each of interest and the projected payment schedule. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.
Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.
You will recognize income or loss upon the sale, exchange or maturity of your notes in an amount equal to the difference, if any, between the cash amount you receive at such time and your adjusted basis in your notes. In general, your adjusted basis in your notes will equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes (in accordance with the comparable yield and the projected payment schedule for your notes), and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchase your notes at a price other than the adjusted issue price determined for tax purposes.
Any income you recognize upon the sale, exchange or maturity of your notes will be ordinary interest income. Any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and, thereafter, capital loss. If you are a noncorporate holder, you would generally be able to use such ordinary loss to offset your income only in the taxable year in which you recognize the ordinary loss and would generally not be able to carry such ordinary loss forward or back to offset income in other taxable years.
United States Alien Holders
If you are a United States alien holder, please see the discussion under “United States Taxation — Taxation of Debt Securities — United States Alien Holders” in the accompanying prospectus for a description of the tax consequences relevant to you. You are a United States alien holder if you are the beneficial owner of the notes and are, for U.S. federal income tax purposes:
•	a nonresident alien individual;
•	a foreign corporation; or
•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.
The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of amounts you receive upon the sale, exchange or maturity of your notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on any ETFs included in the index during the term of the notes. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2018, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017.  In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations).  We have determined that, as of the issue date of your notes, your notes will not be subject to withholding under these rules.  In certain limited circumstances, however, you should be aware that it is possible for United States alien holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required.  You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.
Foreign Account Tax Compliance Act (FATCA) Withholding
Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to FATCA withholding. However, according to published guidance, the withholding tax described above will not apply to payments of gross proceeds from the sale, exchange or other disposition of the notes made before January 1, 2019.

EMPLOYEE RETIREMENT INCOME SECURITY ACT
This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.
The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions are: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a nonexempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA or, with respect to a governmental plan under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and no advice provided by The Goldman Sachs Group, Inc. or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a government plan, an IRA or a Keogh plan) and propose to invest in the notes, you should consult your legal counsel.

SUPPLEMENTAL PLAN OF DISTRIBUTION
GS Finance Corp. has agreed to sell to GS&Co., and GS&Co. has agreed to purchase from GS Finance Corp., the aggregate face amount of the offered notes specified on the front cover of this prospectus supplement. GS&Co. proposes initially to offer the notes to the public at the original issue price set forth on the cover page of this prospectus supplement, and to certain securities dealers at such price less a concession not in excess of 3.50% of the face amount. In addition to the concession, any such securities dealer will receive from us a structuring fee of 0.48% of the face amount of each such note.
In the future, GS&Co. or other affiliates of GS Finance Corp. may repurchase and resell the offered notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $20,000. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.
We will deliver the notes against payment therefor in New York, New York on July 28, 2017, which is the fifth scheduled business day following the date of this prospectus supplement and of the pricing of the notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to three business days before delivery will be required, by virtue of the fact that the notes will settle in five business days (T + 5), to specify alternative settlement arrangements to prevent a failed settlement.
We have been advised by GS&Co. that it intends to make a market in the notes. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of the offered notes which are the subject of the offering contemplated by this prospectus supplement in relation thereto may not be made to the public in that Relevant Member State except that, with effect from and including the Relevant Implementation Date, an offer of such offered notes may be made to the public in that Relevant Member State:
(a)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;
(b)
at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by the Issuer for any such offer; or

(c)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of offered notes shall require us or any dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this provision, the expression “an offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State.
GS&Co. has represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the offered notes in circumstances in which Section 21(1) of the FSMA does not apply to GS Finance Corp.; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.
No advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), if such advertisement, invitation or document is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the offered notes which are or are intended to be disposed of only to persons outside of Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
The offered notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The offered notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
This prospectus supplement, along with the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, along with the accompanying prospectus supplement and prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the offered notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the offered notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferred except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the offered notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the offered notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA, (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Conflicts of Interest
GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

VALIDITY OF THE NOTES AND GUARANTEE
In the opinion of Sidley Austin llp, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the notes offered by this prospectus supplement have been executed and issued by GS Finance Corp., the related guarantee offered by this prospectus supplement has been executed and issued by The Goldman Sachs Group, Inc., and such notes have been authenticated by the trustee pursuant to the indenture, and such notes and the guarantee have been delivered against payment as contemplated herein, (a) such notes will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) such related guarantee will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated July 10, 2017, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on July 10, 2017.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

Prospectus Supplement
Page

Summary Information	S-10
Hypothetical Examples	S-12
Additional Risk Factors Specific to Your Notes	S-15
Specific Terms of Your Notes	S-39
Use of Proceeds	S-44
Hedging	S-44
The Index	S-45
The Eligible Underlying Assets	S-71
The Notional Interest Rate	S-162
Supplemental Discussion of Federal Income Tax Consequences	S-163
Employee Retirement Income Security Act	S-166
Supplemental Plan of Distribution	S-167
Conflicts of Interest	S-168
Validity of the Notes and Guarantee	S-169

Prospectus Supplement dated July 10, 2017

Use of Proceeds	S-2
Description of Notes We May Offer	S-3
Considerations Relating to Indexed Notes	S-15
United States Taxation	S-18
Employee Retirement Income Security Act	S-19
Supplemental Plan of Distribution	S-20
Validity of the Notes and Guarantees	S-21

Prospectus dated July 10, 2017

Available Information	2
Prospectus Summary	4
Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements	8
Use of Proceeds	11
Description of Debt Securities We May Offer	12
Description of Warrants We May Offer	45
Description of Units We May Offer	60
GS Finance Corp.	65
Legal Ownership and Book-Entry Issuance	67
Considerations Relating to Floating Rate Debt Securities	72
Considerations Relating to Indexed Securities	73
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	74
United States Taxation	77
Plan of Distribution	92
Conflicts of Interest	94
Employee Retirement Income Security Act	95
Validity of the Securities and Guarantees	95
Experts	96
Review of Unaudited Condensed Consolidated Financial Statements by Independent Registered Public Accounting Firm	96
Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995	96

$694,000

GS Finance Corp.

GS Momentum Builder® Multi-Asset 5 ER
Index-Linked Notes due 2025

guaranteed by
The Goldman Sachs Group, Inc.

Goldman Sachs & Co. LLC